    As filed with the Securities and Exchange Commission on October 14, 1999
                                                      Registration No. 333-77091

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------


                                 AMENDMENT NO. 2

                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                      BOMBARDIER RECEIVABLES MASTER TRUST I
                      (ISSUER WITH RESPECT TO CERTIFICATES)
            (EXACT NAME OF CO-REGISTRANT AS SPECIFIED IN ITS CHARTER)


            NEW YORK                                      6189                                03-0340600
  (State or other jurisdiction                (Primary Standard Industrial                 (I.R.S. Employer
of incorporation or organization)              Classification Code Number)              Identification Number)


                              --------------------
                    BOMBARDIER CREDIT RECEIVABLES CORPORATION
                   (ORIGINATOR OF THE TRUST DESCRIBED HEREIN)
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                      9999                                03-0340600
  (State or other jurisdiction                (Primary Standard Industrial                 (I.R.S. Employer
of incorporation or organization)              Classification Code Number)              Identification Number)

                                  P.O. BOX 5544
                            BURLINGTON, VERMONT 05402
                                 (802) 655-2824
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                              --------------------
                                GEORGE W. CALVER
                                  P.O. BOX 5544
                            BURLINGTON, VERMONT 05402
                                 (802) 655-2824
              (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                              --------------------
                                   COPIES TO:

   Steven J. Molitor, Esq.                          Paul Weiffenbach, Esq.
Morgan, Lewis & Bockius LLP                  Orrick, Herrington & Sutcliffe LLP
      101 Park Avenue                               1150 18th Street, N.W.
 New York, New York  10178                         Washington, D.C.  20036
      (212) 309-6183

                              --------------------
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.[ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

         If this Form is post-effective amendment filed pursuant to Rule 462(d) under that Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]
                              --------------------
                         CALCULATION OF REGISTRATION FEE

=============================================================================================================================
                                                                     Proposed                   Proposed
         Title of Each                                               Maximum                    Maximum           Amount of
      Class of Securities               Amount to be              Offering Price           Aggregate Offering    Registration
        to be Registered                 Registered                 Per Share*                   Price*             Fee**
-----------------------------------------------------------------------------------------------------------------------------
Asset Backed Certificates.....           $1,000,000                    100%                    $1,000,000          $278.00
=============================================================================================================================


(*) Estimated solely for purposes of determining the registration fee pursuant to Rule 457 under the Securities Act of 1933.


(**) The registration fee has been previously paid.

         We hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

BOMBARDIER RECEIVABLES MASTER TRUST I
ISSUER


$_______ FLOATING RATE CLASS A ASSET BACKED CERTIFICATES, SERIES 1999-1

$_______ FLOATING RATE CLASS B ASSET BACKED CERTIFICATES, SERIES 1999-1


BOMBARDIER CREDIT RECEIVABLES CORPORATION
DEPOSITOR
BOMBARDIER CAPITAL INC.
SERVICER

                           ---------------------------




The certificates represent
obligations of the trust
only and do not represent
interests in or obligations
of Bombardier Credit
Receivables Corporation,
Bombardier Capital Inc. or
any of their affiliates. The
certificates will not be
insured or guaranteed by
any governmental agency.
INVESTING IN THE
CERTIFICATES INVOLVES RISKS.
YOU SHOULD CONSIDER
CAREFULLY THE INFORMATION
UNDER THE CAPTION "RISK
FACTORS" BEGINNING ON
PAGE __.


      The certificates will represent interests in a pool of receivables due from dealers of consumer, recreational and commercial products under financing arrangements.


                             Class A              Class B             Total


      Initial certificate
        balance              $__________          $__________         $_________
      Certificate rate       Libor + ___%         Libor + ___%        __________%
      Price to public        $__________          $__________         $_________
      Underwriting
        discounts and
        commissions          __________%         __________%         $_________
      Proceeds to
        depositor            __________%         __________%         $_________
      First interest
        payment date        [Oct. 15], 1999     [Oct. 15], 1999



     The interest rates for the certificates for any interest period will be the variable rates shown above, subject to a maximum interest rate, as described in this prospectus under "Description of the Certificates -- Distributions from the Collection Account; Reserve Fund; Principal Account." The price to public will include any accrued interest at the applicable certificate rate from ____________, 1999. The proceeds are calculated before deducting expenses payable by the depositor which are estimated to be $700,000.




NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

J.P. Morgan & Co.
                                                                   [Underwriter]

                The date of this Prospectus is __________, 1999.

            Important Notice about the Information in this Prospectus


You should rely only on the information contained in this document or to which we have referred you. Bombardier Credit Receivables Corporation has not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. Bombardier Credit Receivables Corporation is not offering these certificates in any state where the offer is not permitted.

This prospectus includes cross-references to captions in these materials where you can find further discussions about related topics. The following table of contents provides the pages on which these captions are located.

                                TABLE OF CONTENTS


Prospectus Summary..........................................................................................  5
Risk Factors................................................................................................ 11
The Depositor and the Trust................................................................................. 21
         The Depositor...................................................................................... 21
         The Trust.......................................................................................... 22
Use of Proceeds............................................................................................. 23
The Floorplan and Asset-Based Financing Business ........................................................... 23
         General  .......................................................................................... 23
         Creation of the Receivables........................................................................ 26
         Credit Underwriting Process and Security........................................................... 27
         Payment Terms...................................................................................... 29
         Billing and Collection Procedures.................................................................. 30
         Revenue Experience................................................................................. 30
         Relationship with Manufacturers, Importers and Distributors........................................ 31
         Monitoring......................................................................................... 33
         Collection Activity................................................................................ 34
         Participation Arrangements......................................................................... 35
The Accounts................................................................................................ 35
         General  .......................................................................................... 35
         Historical Size.................................................................................... 39
         Delinquency........................................................................................ 40
         Loss Experience.................................................................................... 40
         Product Mix........................................................................................ 41
         Aging Experience................................................................................... 44
         Geographic Distribution............................................................................ 45
Bombardier Capital Inc...................................................................................... 46
Maturity and Principal Payment Considerations............................................................... 47
Description of the Certificates............................................................................. 49
         General  .......................................................................................... 49
         Interest .......................................................................................... 50
         Principal.......................................................................................... 51
         Extension of Initial Principal Payment Date........................................................ 53
         Book-entry Registration............................................................................ 53
         Definitive Certificates............................................................................ 57
         Retained Interest and Variable Funding Certificate................................................. 58
         New Issuances...................................................................................... 60
         Supplemental Certificate........................................................................... 62
         Conveyance of Receivables and Collateral Security.................................................. 63
         Representations and Warranties..................................................................... 64
         Eligible Accounts and Eligible Receivables......................................................... 67
         Ineligible Receivables............................................................................. 70
         Addition of Accounts............................................................................... 70
         Removal of Accounts and Assignment of Receivables.................................................. 72
         Credit Support for the Certificates................................................................ 75
         Collection Account................................................................................. 75
         Excess Funding Account............................................................................. 75
         Allocation Percentages............................................................................. 76
         Deposits in Collection Account..................................................................... 79
         Daily Allocations.................................................................................. 80
         Limited Subordination of Retained Interest......................................................... 81
         Distributions from the Collection Account; Reserve Fund; Principal Account......................... 84
         Discount Option...................................................................................  88
         Defaulted Receivables and Recoveries..............................................................  89
         Investor Charge-Offs..............................................................................  90
         Optional Repurchase...............................................................................  90
         Early Amortization Events.........................................................................  90
         Termination.......................................................................................  94
         Indemnification...................................................................................  95
         Collection and Other Servicing Procedures.........................................................  96
         Servicer Covenants................................................................................  97
         Servicing Compensation and Payment of Expenses....................................................  98
         Matters Regarding the Servicer....................................................................  98
         Servicer Default..................................................................................  99
         Reports  ........................................................................................  100
         Evidence as to Compliance........................................................................  102
         Amendments.......................................................................................  102
         List of Certificateholders.......................................................................  103
         The Trustee......................................................................................  104
Description of the Receivables Purchase Agreement.........................................................  104
         Sale and Transfer of Receivables.................................................................  105
         Representations and Warranties...................................................................  106
         Covenants........................................................................................  107
         Termination......................................................................................  107
Material Legal Aspects of the Receivables.................................................................  107
         Transfer of Receivables and Certificates.........................................................  107
         Material Matters Relating to Bankruptcy..........................................................  110
Material Federal Income Tax Consequences..................................................................  112
         Characterization of the Certificates and the Trust...............................................  112
         Possible Characterization of the Trust as a Partnership..........................................  113
         Possible Characterization of the Trust as a Corporation..........................................  113
         Taxation of Interest Income to Certificateholders................................................  114
         Sale or Exchange of Certificates.................................................................  115
         Foreign Investors................................................................................  115
         Information Reporting and Backup Withholding.....................................................  116
         State and Local Taxation.........................................................................  116
Underwriting..............................................................................................  117
Legal Matters.............................................................................................  118
Where You Can Find More Information.......................................................................  118
Reports to Certificateholders.............................................................................  119

                               Prospectus Summary


         THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE SERIES 1999-1 CERTIFICATES, YOU SHOULD CAREFULLY READ THIS ENTIRE PROSPECTUS.


The Trust


The trust was formed by a Pooling and Servicing Agreement, dated as of January 1, 1994, among Bombardier Credit Receivables Corporation, as depositor, Bombardier Capital Inc., as servicer and Bankers Trust Company, as trustee.


The Offered Certificates


The trust will issue a new series of certificates designated as the "Series 1999-1 Certificates." The new series will include the Class A certificates and the Class B certificates.




                             Class A          Class B
                           Certificates     Certificates
                           ------------     -------------

Initial principal
  balance:                 $[300,000,000]   $[20,339,000]
Certificate rate:          LIBOR + __%      LIBOR +__%
Ratings
(S&P/Moody's):             AAA/Aaa          _________
First interest
  payment date:            [Oct. 15, 1999] [Oct. 15, 1999]
Scheduled principal
  payment date:            __________       _________
Legal final
  payment date:            __________       _________




The certificate rate of the Series 1999-1 Certificates will be subject to a cap based upon the interest rates of the receivables in the trust less the servicing fee rate.



Principal Parties

Issuer: Bombardier Receivables Master Trust I will issue the Series 1999-1 Certificates.


Depositor: Bombardier Credit Receivables Corporation which is a wholly-owned subsidiary of Bombardier Capital Inc. ] Bombardier Credit Receivables Corporation's address is P.O. Box 5544, Burlington, Vermont 05402 and its telephone number is (802) 655-2824. See "The Depositor and the Trust -- The Depositor" in this prospectus.

Servicer: Bombardier Capital Inc. services the receivables on behalf of the trust. Bombardier Capital Inc.'s address is 1600 Mountain View Drive, Colchester, Vermont 05446 and its telephone number is (802) 654-8100. See "Description of the Certificates--Collection and Other Servicing Procedures" and "Bombardier Capital Inc."



Trustee: Bankers Trust Company, a New York banking corporation acts as trustee for the trust. Bankers Trust Company's address is Four Albany Street, New York, New York 10006 and its telephone number is (212)-250-6652. See "Description of the Certificates -- The Trustee."

Trust Assets

The assets of the trust include:


   receivables arising in accounts established by inventory security agreements entered into with dealers to purchase or finance consumer, recreational and commercial product inventory which have been added to the trust and those which will be added in the future less receivables paid or charged-off and excluding receivables generated in removed accounts or ineligible accounts, receivables removed from the trust from time to time and any undivided interest in the receivables that has been transferred to a third party;

   all funds collected or to be collected with respect of the receivables;


   all funds on deposit in all accounts of the trust, including the reserve funds, the excess funding accounts, the principal account and the collection account;

   any enhancement issued with respect to any other series -- the Series 1999-1 Certificates do not benefit from any enhancement for another series; and

   an assignment of any security interests in] products, contracts or other assets securing the receivables.


Interests in the trust will be evidenced by the Series 1999-1 Certificates, investor certificates of other series, the BCRC Certificate and the Variable Funding Certificate.


Bombardier Credit Receivables Corporation may, at its option, add accounts to the trust including accounts established in connection with the extension of credit to dealers to finance working capital needs and to manufacturers and distributors to finance the production, manufacturing and inventory of consumer, recreational and commercial products. If receivables in the trust fall below required levels, Bombardier Credit Receivables Corporation may be required to designate additional accounts. See "The Floorplan and Asset-Based Financing Business," "Description of the Certificates--Addition of Accounts" and "--Removal of Accounts and Assignment of Receivables."

All new receivables arising under the designated accounts during the term of the trust will be transferred by Bombardier Credit Receivables Corporation to the trust. Accordingly, the aggregate amount of receivables in the trust will fluctuate daily as new receivables are generated and as existing receivables are collected, charged off as uncollectible or otherwise adjusted.


Prior Series and Issuance of New Series


The trust has issued four prior series of investor certificates, three of which are outstanding as of [___________]. Bombardier Credit Receivables Corporation has summarized information concerning the outstanding prior series in Annex I to this prospectus. Annex I is hereby incorporated by reference into this prospectus. Bombardier Credit Receivables Corporation may cause the trust to issue one or more new series of investor certificates. See "Description of the Certificates--New Issuances."

Distribution Date

All distributions on your certificates will be made on the 15th day of each month with the first interest distribution to be made on [October 15], 1999. If the 15th day is not a business day, distributions will occur on the next business day.


The Revolving Period, the Controlled Accumulation Period, the Initial Amortization Period and the Early Amortization Period


The period your certificates are in will determine the method used for allocating collections on receivables and the timing of principal payments to you.

   The certificates will be in the revolving period from the issuance date to [DATE] unless an initial amortization period or early amortization period occurs. During the revolving period, principal collections allocable to your certificates will generally be allocated to the BCRC Certificate, the excess funding account or other outstanding series.

   The certificates will be in the controlled accumulation period from [DATE] to the date which you have received all payments due to you, unless an initial amortization period or early amortization period occurs. During the controlled accumulation period, in each month a specified amount of principal collections allocable to your certificates will be deposited into the principal account until the amount on deposit is sufficient to pay the principal amount on your certificates.


   The initial amortization period will occur if the servicer elects not to extend the initial payment date. The first date on which the servicer can elect not to extend will be the _________ distribution date. See "Description of the Certificates--Extension of Initial Principal Payment Date."


   The early amortization period will begin if specified triggering events occur with respect to the trust assets, the servicer or to Bombardier Credit Receivables Corporation. See "Description of the Certificates--Early Amortization Events" for a discussion of these triggers.

During either the initial amortization period or an early amortization period, principal collections allocable to your certificates will be deposited into the collection account for distribution as principal payments on your certificates, until the outstanding principal balance of your certificates has been reduced to zero or until the __________ distribution date. Under limited circumstances an early amortization period may end and the revolving period, the initial amortization period or controlled accumulation period will begin. See "Description of the Certificates--Early Amortization Events."


Allocations of Collections of Receivables and Defaulted Receivables


Varying percentages of non-principal collections, principal collections and defaulted receivables for each calendar month will be allocated to Series 1999-1. See "Description of the Certificates--Allocation Percentages."


Non-principal collections, principal collections and defaulted receivables not allocated to the Series 1999-1 Certificates will be allocated to the other certificates issued by the trust.


Non-principal collections and defaulted receivables at all times and principal collections during the revolving period will be allocated to the Series 1999-1 Certificates daily based on the floating allocation percentage. Generally, the floating allocation percentage for any calender month is the percentage, which will never exceed 100%, obtained by dividing the principal amount of the Series 1999-1 Certificates as of each day by the total principal amount of receivables in the trust as of that day.

During the revolving period principal collections allocable to the Series 1999-1 Certificates and not necessary for any deposit or payment with respect to the Series 1999-1 Certificates will be allocated to other certificates issued by the trust in exchange for the allocation to the Series 1999-1 Certificates of an equal interest in the receivables that are new or that would otherwise be allocable to other certificates. See "Description of the Certificates--Allocation Percentages,"; "Deposits in Collection Account," "--Limited Subordination of the Retained Interest" and "--Distributions from the Collection Account; Reserve Fund; Principal Account."


During the controlled accumulation period or any type of amortization period, principal collections generally will be allocated to the Series 1999-1 Certificates based on the percentage obtained by dividing the principal amount of the Series 1999-1 Certificates on the last day of the revolving period by the total principal amount of receivables in the trust. See "Description of the Certificates--Allocation Percentages--Principal Collections for all Series" and "--Distributions from the Collection Account; Reserve Fund; Principal Account-- Principal Collections."


Interest Payments


You will receive interest monthly on each distribution date, commencing
[October 15], 1999. The certificates will accrue interest beginning on the preceding distribution date to but excluding the distribution date on which this interest is due. In the case of the first distribution date, interest will accrue beginning on ____________, 1999 to but excluding the first distribution date. Interest will be calculated based on the actual number of days elapsed during the related interest period and a 360-day year.

Subject to a variable cap,
the  Class A certificate
rate will equal:                    LIBOR + ___%

Subject to a variable cap,
the  Class B certificate
rate will equal:                    LIBOR + ___%

The trustee will calculate LIBOR as described in "Description of the Certificates--Interest". The certificate rate for each class of certificates will be subject to a cap based upon the interest rates on the receivables less the servicing fee rate. You may be reimbursed for any reduction due to this cap on subsequent distribution dates if funds are available. See "Description of the Certificates -- Distributions from the Collection Account; Reserve Fund; Principal Account."

Interest payments on the Series 1999-1 Certificates will be derived solely from non-principal collections for the related calendar month, any amount on deposit in the reserve fund, investment proceeds, if any, and available retained collections which are a portion of the collections allocated to the BCRC Certificate. See "Description of the Certificates--Interest."


Principal Payments


Bombardier Credit Receivables Corporation expects the Class A certificates to receive one principal distribution equal to the full principal amount of the Class A certificates on the _________ distribution date.

Bombardier Credit Receivables Corporation expects the Class B certificates to receive, after the Class A certificates are reduced to zero, a principal distribution on the _____________ distribution date.


The Series 1999-1 Certificates will receive principal earlier than expected if the servicer elects not to extend the initial principal payment date. The first date on which the servicer can elect not to extend is the __________ distribution date. See "Description of the Certificates--Extension of Initial Principal Payment Date."



The Series 1999-1 Certificates may also receive principal earlier than expected as described in "Description of the Certificates--Early Amortization Events."

The final principal distribution on the Series 1999-1 Certificates will be made not later than the ________ distribution date.


In addition, on the first distribution date following the monthly period in which an early amortization event occurs or, if applicable, beginning on the initial principal payment date, any amounts on deposit in the excess funding account will be distributed to certificateholders. See "Description of the Certificates--Distributions from the Collection Account; Reserve Fund; Principal Account."

Excess Funding Account


If the receivables in the trust are less than the required amount on the dates described in this prospectus, a deposit to the excess funding account will be required. Amounts in that account will be made available for payment on the Series 1999-1 Certificates as described under "Description of Certificates--Credit Support for the Certificates--Excess Funding Account."




Reallocation of Excess Principal Collections


Principal collections and other amounts that are allocated to the Series 1999-1 Certificates and are not needed to make payment to you, may be applied to cover principal distributions to certificateholders or enhancement providers of other series. Principal collections and other amounts allocable to other series during any amortization or accumulation period to the extent they are not needed to make payment with respect to these other series, may be applied as principal distributions or principal accumulation on your certificates. See "Description of the Certificates--Allocation Percentages--Principal Collections for all Series."


Credit Enhancement


Retained Interest: A portion of the collections allocated to the interest in the trust represented by the BCRC Certificate retained by Bombardier Credit Receivables Corporation will be available to cover amounts payable with respect to the Series 1999-1 Certificates and the monthly servicing fee described below. See "Description of the Certificates--Retained Interest and Variable Funding Certificate."

If the non-principal collections, investment proceeds, amounts in the reserve fund and other amounts allocable to the Series 1999-1 Certificates for any monthly period are not sufficient to cover:


   the interest payable on the Series 1999-1 Certificates on the next distribution date;


   the amount of overdue interest and the interest due on  this amount, if any;

   the net servicing fee;

   any allocations to the Series 1999-1 Certificates of defaults on the receivables; and

   any amounts required to be paid by Bombardier Credit Receivables Corporation with respect to adjustments to the balances of the receivables,

a portion of the collections allocated to the retained interest represented by the BCRC Certificate will be applied to make up the deficiency.

Collections of receivables are allocated to our interest as well as to the interests in the trust owned by you and other holders of investors' certificates. A portion of the amounts allocated to our retained interests is, however, subordinated and, if needed will be diverted to make payments on the investors' certificates. The portion of our interest, which is subordinated, is the available subordinated amount.

It is expected that the available subordinated amount for the first distribution date will be no less than $[18,643,730]. The available subordinated amount for subsequent distribution dates will fluctuate as described under "Description of the Certificates--Limited Subordination of the Retained Interest."

Subject to limitations, the retained interest available to make payments on the Series 1999-1 Certificates may be increased at our option. See "Description of the Certificates--Allocation of Collections; Deposits in Collection Account; Limited Subordination of the Retained Interest;" "--Available Subordination Amount."

Reserve Fund: A reserve fund will be established and maintained in the name of the trustee for the benefit of the Series 1999-1 Certificates. On the date the certificates are issued, Bombardier Credit Receivables Corporation will deposit in the reserve fund an amount no less than $[1,601,695]. Any amounts on deposit in the reserve fund will be withdrawn to make payments [of interest] on the Series 1999-1 Certificates , and funds withdrawn from the reserve fund may be replenished, in the circumstances described under "Description of the Certificates--Distributions from the Collection Account; Reserve Fund; Principal Account."

Subordination: The Class A certificates have the benefit of the subordination of the Class B certificates to the extent described in this prospectus. The Class A certificates will receive payments of interest prior to any payment of interest to the Class B certificates on any distribution date. In addition, no principal payments will be made with respect to the Class B certificates until the principal balance of the Class A certificates is reduced to zero. See "Description of the Certificates."


Federal Income Tax Consequences

The material tax consequences to you are described under "Material Federal Income Tax Consequences." As more fully set forth in that section, Morgan, Lewis & Bockius LLP, special U.S. tax counsel to the depositor and trust, is of the opinion that, although no transaction closely comparable to the issuance of the certificates has been the subject of any Treasury regulation, public ruling or judicial decision, for federal income tax purposes, the certificates will be characterized as indebtedness of the depositor secured by the Receivables, and the trust will be treated as a mere security device and will not be subject to tax. You will agree by accepting the certificates to treat the certificates as debt for federal income tax purposes.


ERISA Considerations


Generally, you may not acquire Class A certificates or Class B certificates if you are purchasing with the assets of a retirement plan, individual retirement plan or other employee benefit plan. See "ERISA Considerations."


Ratings

The Series 1999-1 Certificates will not be offered unless they receive the ratings indicated on page 4 of this prospectus.

A RATING IS NOT A RECOMMENDATION TO BUY, SELL OR HOLD SECURITIES AND EITHER RATING AGENCY CAN REVISE OR WITHDRAW ITS RATING AT ANY TIME. IN GENERAL RATINGS ADDRESS CREDIT RISK AND DO NOT ADDRESS THE LIKELIHOOD OF PREPAYMENT. See "Risk Factors -- Reduction in the Certificate Rating of Your Certificates Could Have an Adverse Effect on the Value of the Your Certificates."

                                  Risk Factors



The Certificates May Lack Liquidity Which May Limit Your Ability to Sell Your Certificates

         The underwriters intend to make a market for the purchase and sale of the certificates but have no obligation to do so. There is no assurance that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at desirable prices.

         The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity could have a severely adverse effect on the prices at which your certificates can be sold.


You May Not Receive Payments Of Your Certificates When You Expect Or Your Payments May Be Reduced If The Transfer of Receivables To The Trust Is Not Considered A Sale In The Event Of Bankruptcy

         Bombardier Capital Inc. will treat the sale of the receivables to Bombardier Credit Receivables Corporation as a sale and Bombardier Credit Receivables Corporation will treat the transfer of the receivables to the trust as a sale. Furthermore, the trust has been created to be bankruptcy remote from Bombardier Capital Inc. However, in the event that Bombardier Capital Inc.
or Bombardier Credit Receivables Corporation or one of their affiliates becomes bankrupt, a trustee in bankruptcy may argue that the trust assets were not sold but were only pledged to secure a loan to Bombardier Capital Inc. If that argument is made, you could experience delays or losses on your certificates. If that argument is successful, the trustee in bankruptcy could elect to sell the receivables and pay down the certificates early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment. In addition if the servicer becomes bankrupt, a bankruptcy trustee or receiver may have the power to prevent the trustee from appointing a successor servicer. Any related delays in servicing could result in increased delinquencies or losses on the receivables.

Delayed Funding Receivables May Not Be Collectible If Bombardier Capital Inc. Does Not Pay Manufacturers Thus Increasing The Risk Of Loss On Your Certificates

         Bombardier Credit Receivables Corporation sells to the trust receivables in which Bombardier Capital Inc. has not yet funded its obligation to the related manufacturer, importer or distributor. If Bombardier Capital Inc. were to become bankrupt, Bombardier Capital Inc. might be unable to pay the manufacturer, importer or distributor. If for this or any other reason Bombardier Capital Inc. does not pay, the unfunded receivables may not be collected from the dealer and a manufacturer, importer or distributor might be able to delay or prevent receipt by the trust of payments otherwise owing to the trust with respect to these receivables. This could cause a loss on your certificates. See "The Floorplan and Asset-Based Financing Business -- Creation of the Receivables."

The Possibility Of Bankruptcy Events Related To Bombardier Capital Inc. Or Bombardier Capital Receivables Corporation And The Uncertain Timing Of Obligor Repayments Render The Life Of Your Certificates Uncertain And Therefore You May Receive Principal On Dates Other Than When You Anticipate

         Early amortization events will cause the revolving period of the trust to end and collections of principal to be used to amortize certificates issued by the trust. An early amortization event may cause you to receive principal payments sooner than you anticipate. Thus you could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment. If bankruptcy events related to Bombardier Capital Inc. or Bombardier Credit Receivables Corporation were to occur, then an early amortization event would occur and additional receivables may no longer be transferred to the trust. Therefore in the event of a bankruptcy of Bombardier Credit Receivables Corporation or Bombardier Capital Inc. the timing of principal payments to you may be subject to the actions of a bankruptcy trustee, receiver or conservator. See " Material Legal Aspects of the Receivables--Transfer of Receivables and Certificates" and "--Material Matters Relating to Bankruptcy."

         Domestic inventory receivables are generally payable by dealers either upon the sale by the dealer of the product or, in some cases, in accordance with a payment schedule. The timing of the sale of the eligible products by dealers is uncertain. Asset-based receivables are expected to be payable as described under "The Floorplan and Asset-Based Financing Business--Payment Terms." There is no assurance that there will be additional receivables created under the accounts or that any particular pattern of repayments will occur. Because payment of principal on the certificates is dependent on obligor repayments, the certificates may not be fully amortized on ___________. This could delay the return of principal on your certificates thus extending their maturity and increasing their exposure to losses in the trust. See "Description of the Certificates--Termination."

         See "Maturity and Principal Payment Considerations" and see also "Description of the Certificates--Early Amortization Events" for a discussion of other events which might lead to the occurrence of an early amortization period and your receiving principal sooner than you expect.

State And Federal Law May Limit The Abilities Of The Servicer To
Realize On Receivables Thus Causing Losses On Your Certificates


         Application of federal and state bankruptcy and debtor relief laws could affect your interest in the receivables if these or similar laws result in any receivables being reduced or written off as uncollectible or result in delays in payments due on these receivables. See "Description of the Certificates--Defaulted Receivables and Recoveries."

If a Dealer Fails To Remit Amounts Owed For Sold Products The Servicer May Fail To Realize On The Receivables Thus Causing Losses On Your Certificate

         Bombardier Capital Inc. and Bombardier Credit Receivables Corporation represent and warrant that each eligible domestic inventory receivable originated by an inventory security agreement is at the time of creation secured by a first priority perfected security interest in the related product.

         Generally, under applicable state laws, a security interest in consumer, recreational and commercial goods which secure domestic inventory receivables may be perfected by the filing of Uniform Commercial Code financing statements. Bombardier Capital Inc. takes all actions necessary under applicable state laws to perfect these security interest in the related eligible products. However, at the time any of these products is sold by the dealer, the security interest in the product will terminate. Therefore, if a dealer fails to remit amounts owed for products that have been sold, the related receivables will no longer be secured by those products.


         If asset-based receivables are added to the trust, they will be secured by a first priority perfected security interest in goods, accounts, work in process, raw materials, component parts or other assets of the related obligor. In the event that asset-based receivables are secured by assets that are subsequently sold by an obligor, the same issues discussed above with respect to domestic inventory receivables may exist with respect to the asset-based receivables.


Additional Accounts May Have Characteristics Different From The Current Accounts Thus Limiting Your Ability To Assess Your Risk Of Loss On Your Certificates

         Bombardier Credit Receivables Corporation expects and in some cases will be obligated, to designate additional accounts, the receivables in which will be conveyed to the trust. Although these additional accounts must be eligible, they may include accounts with criteria different from those which were applied to the accounts previously added to the trust. In addition, there is no limitation on the number of additional accounts which may be delinquent. These additional accounts may also provide financing for types of products different from those currently included in the trust and if the required conditions are met, asset-based receivables may be added to trust. Consequently, there can be no assurance that accounts designated in the future will relate to the same types of products or will be of the same credit quality as previously designated accounts or that new product types, or other forms of security, if any, that may secure the receivables in new accounts will provide security that is as favorable as that provided by the eligible products securing the receivables currently included in the trust. On the date of the issuance of the certificates no more than 5% of the accounts in the trust will be different from those described in this prospectus.

Bombardier Capital Inc. Has Limited Experience With Asset-Based Receivables Thus Limiting Your Ability To Assess Your Risk Of Loss On Your
Certificates

         The historical experience of the domestic inventory receivables portfolio is presented under "The Floorplan and Asset-Based Financing Business" and "The Accounts." Because Bombardier Capital Inc. only has limited underwriting and servicing experience, and very limited delinquency, default and loss experience, with respect to its asset-based receivables portfolio, no historical information with respect to the asset-based receivables portfolio or the related accounts is provided in this prospectus. Bombardier Capital Inc. expects to create a number of accounts that will be transferred to the trust in the future. The actual performance characteristics with respect to these additional accounts may be different from the accounts currently held by the trust. There can be no assurance that the performance characteristics of the portfolio of domestic inventory receivables and asset-based receivables included in the trust in the future will be similar to the receivables currently included in the trust.

Social, Economic And Other Factors May Cause Dealers To Be Unable To Sell Products Securing Receivables Causing Losses On Receivables And Thus Your Certificates Or Accelerating Payments Of Principal To You


         Payment of the domestic inventory receivables is largely dependent upon the retail sale of the related products. Generation of new domestic inventory receivables and of asset-based receivables is dependent upon the general level of sales of eligible products or expected need for eligible products. The level of sales of eligible products and the manufacturing and acquisition of eligible products may change as the result of a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and customer perception of economic conditions generally.


         The use of incentive programs like manufacturers' rebate programs may affect sales. If any of the manufacturers, importers, or distributors of the eligible products were temporarily or permanently no longer in their respective businesses, the rate of sales of eligible products generating domestic inventory receivables and asset-based receivables could decrease, adversely affecting payment rates with respect to the domestic inventory receivables and asset-based receivables and the generation of new domestic inventory receivables and of asset-based receivables. Moreover, if any of the manufacturers, importers or distributors were temporarily or permanently no longer manufacturing, importing or distributing the related eligible products, the loss experience with respect to the related domestic inventory receivables could be adversely affected, thus increasing the risk of loss on your certificates. Similar issues relate to the asset-based receivables.

If Bombardier Credit Receivables Corporation And Bombardier Capital Inc. Are Unable To Generate And Transfer Sufficient Receivables To The Trust You Will Receive Principal Sooner Than You May Expect

         Neither Bombardier Credit Receivables Corporation nor Bombardier Capital Inc. or any affiliate thereof is obligated to make any payments in respect of the certificates or the receivables, other than the obligation of Bombardier Credit Receivables Corporation or Bombardier Capital Inc. to purchase receivables from the trust due to the failure to comply with specific covenants or the breach by Bombardier Credit Receivables Corporation or Bombardier Capital Inc. of representations and warranties, as described below and under "Description of the Certificates--Representations and Warranties" and "--Servicer Covenants," and other than affiliate support agreements relating to receivables described under "The Floorplan and Asset-Based Financing Business--Relationship with Manufacturers, Importers and Distributors."

         However, the trust is completely dependent upon Bombardier Capital Inc. for the generation of new receivables. The ability of Bombardier Capital Inc. to generate receivables is in turn dependent to a large extent on the sales of eligible products as well as competition from other financing sources. There can therefore be no assurance that Bombardier Capital Inc. will continue to generate receivables at the same rate as in prior years. If sufficient sales do not occur an amortization event may occur and you could receive principal sooner than you expect. Thus you could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment. See "Maturity and Principal Payment Considerations."

Your Certificates Have Limited Credit Enhancement Increasing The Risk Of Loss On The Certificates

         Credit enhancement of the certificates will be provided by a fraction of the retained interest and by amounts in the reserve fund. The Class A certificates will also have the benefit of the subordination of the Class B certificates. The amount of credit enhancement is limited and will be reduced from time to time as described in this prospectus. See "Description of the Certificates--Allocation of Collections; Deposits in Collection Account; Limited Subordination of the Retained Interest."

Subordination Increases Risk Of Loss On Class B Certificates


         The distribution of principal on the Class B certificates will be made subsequent to the distribution in full of principal on the Class A certificates. Investor charge-offs will result in reductions of amounts available to distribute principal on the Class B certificates before any reductions of this type will be incurred in respect of the Class A certificates.


Any Amounts On Deposit In The Excess Funding Account Will Earn Interest At A Rate Lower Than That Of The Receivables Increasing The Risk That You Will Not Receive All Payments Due To You

         Funds, if any, deposited in the excess funding account will be subject to specified investment restrictions and, as a result, will likely earn a rate of return lower than the interest rates borne by a comparable amount of receivables. Accordingly, during any period during which funds are on deposit in the excess funding account, these funds will reduce the amount of non-principal collections available to make payments to you.


Existence Of Other Series Of Certificates May Limit Your Ability To Take Actions With Respect To The Trust Beneficial To You

         The consent or approval of the holders of a specified percentage of all outstanding certificates of all outstanding series will be required to permit or to take specified actions that affect all series, including amending the agreement which created the trust in some circumstances and directing a reassignment of the entire portfolio of the receivables. In addition, following the occurrence of an insolvency event of Bombardier Credit Receivables Corporation or an early amortization event as a result of Bombardier Credit Receivables Corporation's violating its covenant not to create any lien on any receivable, the holders of investor certificates evidencing more than 50% of the aggregate unpaid principal amount of each series or, for series with two or more classes, of each class will be required, together with the holder of the Variable Funding Certificate, to direct the trustee not to sell or otherwise liquidate the receivables .

Existence Of Other Series Of Certificates May Affect When You Receive Principal


         The trust, as a master trust, has previously issued four series of investor certificates three of which remain outstanding. The trust may issue additional series of investor certificates. Each series may be represented by different classes within the series.


         There can be no assurance that previously issued series or the issuance of any other series from time to time hereafter might not have an impact on the timing or amount of payments received by you. See "Description of the Certificates--New Issuances."


         Furthermore, excess principal collections may be available for reallocation to the certificates during any early amortization period, initial amortization period or controlled accumulation period from other series which may shorten the maturity of your certificates. The issuance of an additional series does not require your consent.


The Interest Rate Of Your Certificates Will Be Subject To A Limitation Which May Limit The Interest You Receive

         For each interest period, your certificates will bear interest at a rate equal to the lesser of the net receivables rate and LIBOR plus __%, for Class A certificates, or the net receivables rate and LIBOR plus __%, for Class B certificates. The net receivables rate is determined based upon the weighted average interest rates borne by the receivables in the trust less 2% if Bombardier Capital Inc. is the servicer and less 3% if Bombardier Capital Inc. is not the servicer. Fluctuations in interest rates, particularly reductions in the yield on the receivables in the trust or increases in LIBOR without corresponding increases in the yield on the receivables in the trust may result in limitations on the rate of interest paid on your certificates.

         The domestic inventory receivables generally bear interest at the prime rate as published from time to time in the Wall Street Journal plus a margin ranging, as of April 30, 1999, from -1.0% to 8.5%. Movements in LIBOR and in the prime rate are not always equivalent. Also, Bombardier Capital Inc. may, at any time, reduce the interest rates applicable to any of the receivables. Furthermore, as of April 30, 1999, approximately 0.46% by principal balance of all domestic inventory receivables did not bear interest.


         A reduction in interest rates on any receivables, or the inclusion of non-interest bearing receivables in the trust, could have the effect of reducing or possibly eliminating the positive spread, if any, between the limitation described above and the Class A certificate rate or the Class B certificate rate based upon LIBOR, with a corresponding risk of a reduction in interest due to you.


Reduction In The Certificate Rating Of Your Certificates Could Have An Adverse Effect On The Value Of Your Certificates

         It is a condition to the issuance of the certificates that the Class A certificates be rated "AAA" or the equivalent and that the Class B certificates be rated at least "A" or the equivalent by at least one nationally recognized rating agency. A rating is based primarily on the credit underlying the receivables and the level of subordination of the retained interest and amounts on deposit in the reserve fund and, in the case of the Class A certificates, the subordination of the distribution of principal and interest on the Class B certificates to the prior distribution of principal and interest of the Class A certificates.


         The rating addresses the likelihood of the ultimate payment of principal and timely payment of interest on the certificates. A rating agency does not evaluate, and a rating of the certificates does not address the likelihood that any amounts not paid to you because of the interest rate cap on the certificates will be paid or the likelihood of payment in full of the outstanding principal balance of the certificates on their expected final payment dates. A rating is not a recommendation to buy, sell or hold securities, inasmuch as it does not comment as to the market price or suitability for a particular investor.

         There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances so warrant. Any suspension, reduction or withdrawal in the ratings assigned to the certificates would probably reduce the market value of the certificates and may affect your ability to sell them.


Book-Entry Registration Will Limit Your Ability To Exercise Your Rights And May Cause Delays In Payment And Difficulties In Pledging

         Your certificates will be initially represented by one or more certificates registered in the name of Cede, the nominee for The Depository Trust Company and will not be registered in your name or your nominee. Because of this you will not be recognized by the trustee as a certificateholder. Unless definitive certificates are issued, you will only be able to exercise your rights indirectly through The Depository Trust Company, Cedel Bank, societe anonyme, Euroclear System and their participating organizations. See "Description of the Certificates--Book-Entry Registration" and "--Definitive Certificates."


         You may hold certificates only in book-entry form through The Depository Trust Company, the Euroclear System or Cedel Bank, societe anonyme. Your ability to pledge a certificate to a person that does not participate in those systems may be limited because of the lack of a physical certificate. In addition certificate payments will not be made directly to you. Instead, the trustee or its paying agent will send all distributions to The Depository Trust Company, which will then credit those distributions to the participating organizations. Those organizations must in turn credit accounts you have either directly or indirectly through indirect participants for you to receive your payments. This may cause you to experience some delay in receiving payments on the your certificates.


Geographic Concentration May Create Additional Risks Of Loss On Your
Certificates

         As of April 30, 1999, approximately 9.29%, 8.64%, 8.61%, 7.17%, 6.12%
5.26% and 4.42% of the obligors under the receivables by aggregate principal balance as of the cut-off date were located in the States of Texas, Florida, North Carolina, Georgia, California, Arizona and South Carolina, respectively. Consequently, losses on the receivables and resultant payments on the offered certificates may, both generally and particularly, be affected significantly by deterioration of economic conditions in these states. Because a material percentage of the obligors are located in the southern states of the United States, an economic downturn in that region may have a disproportionately material adverse effect on the receivables and your certificates.

Year 2000 Readiness Disclosure: You Could be Adversely Affected In Absence Of Year 2000 Compliance

         Bombardier Capital Inc. has made efforts to identify, modify or replace computer systems which are not year 2000 compliant and to address other related issues associated with the change of the millennium, although there is no assurance these efforts will be fully successful. In the event that computer problems arise out of a failure to identify, modify or replace appropriate systems on time, or in the event that the computer systems of Bombardier Capital Inc., the trustee or external suppliers are not fully year 2000 compliant, the resulting disruptions in the collection or distribution of receipts on the receivables could materially and adversely affect the holders of the certificates.


         With respect to the year 2000 problem, The Depository Trust Company has informed members of the financial community that it has developed and is implementing a program so that its systems, as they relate to the timely payment of distributions, including principal and interest payments, to certificate holders, book-entry deliveries, and settlement of trades within The Depository Trust Company, continue to function appropriately on and after January 1, 2000. This program includes a technical assessment and a remediation plan, each of which is complete.

Additionally, The Depository Trust Company's plan includes a testing phase, which is expected to be completed within appropriate time frames. Bombardier Credit Receivables Corporation has not independently verified the information provided to it by The Depository Trust Company.


         However, The Depository Trust Company's ability to perform properly its services is also dependent upon other parties, including but not limited to, its participating organizations, through which you will hold your certificates, as well as the computer systems of third party service providers. The Depository Trust Company has informed the financial community that it is contacting and will continue to contact third party vendors from whom The Depository Trust Company acquires services to:

                  impress upon them the importance of their services being year 2000 compliant; and

                  determine the extent of their efforts for year 2000 remediation, and, as appropriate, testing, of their services.

In addition, The Depository Trust Company has stated that it is in the process of developing these contingency plans as it deems appropriate.

         If problems associated with the year 2000 problem were to occur with respect to The Depository Trust Company and the services described above, payments to you could be delayed or otherwise adversely affected.

                                Capitalized Terms

         For purposes of clarity, a number of terms used in this prospectus have been assigned specialized definitions. These terms appear throughout this prospectus as capitalized words and phrases. Definitions for these terms may be found in the glossary at the back of this prospectus.

                           Forward-Looking Statements

         In this prospectus, Bombardier Credit Receivables Corporation uses forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under "Risk Factors" and "Maturity and Principal Payment Considerations." Forward-looking statements are also found elsewhere in this prospectus and include words like "expects," "intends," "anticipates," "estimates" and other similar words. These statements are inherently subject to a variety of risks and uncertainties. Actual results differ materially from those we anticipate due to changes in, among other things:

                  economic conditions and industry competition;

                  political, social and economic conditions;

                  the law and government regulatory initiatives; and

                  interest rate fluctuations.

         Bombardier Credit Receivables Corporation will not update or revise any forward-looking statements to reflect changes in its expectations or changes in the conditions or circumstances on which the statements were originally based.


                           Origination of Receivables


         Bombardier Capital Inc. provides floorplan financing to dealers for eligible products. The dealers are obligated to repay BCI for advances made by BCI to or for the benefit of the dealer. The dealers are also obligated to pay interest on the advances to the extent required by the agreement with BCI. In addition to dealer floorplan financing originated directly by BCI, BCI also acquires dealer floorplan accounts and the receivables therein originated by affiliates of BCI or by nonaffiliated entities. BCI has selected accounts from its portfolio and sold or contributed the receivables in the selected accounts to Bombardier Credit Receivables Corporation as the depositor under the terms of a Receivables Purchase Agreement between BCI and the depositor. The Receivables Purchase Agreement is dated as of January 1, 1994 and was amended as of January 1, 1997 by Amendment Number 1. BCI expects that it will, from time to time, select additional accounts and sell or contribute the receivables in the additional accounts to the depositor.

         BCI also provides asset based financing. Asset based financing refers to loans made to dealers to finance working capital needs and loans made to manufacturers and distributors to finance manufacturing, production or inventory of consumer, recreational or commercial products. The Receivables Purchase Agreement permits BCI to sell or contribute to the depositor receivables arising from asset-based loans. The Pooling and Servicing Agreement also permits asset-based receivables to be included in the trust. The Pooling and Servicing Agreement includes conditions which must be met before asset-based receivables can first be included in the trust. As of the date of this prospectus, no asset-based receivables have been added to the trust.


                           The Depositor and the Trust

The Depositor


         Bombardier Credit Receivables Corporation is the depositor to the trust. The depositor is a wholly-owned subsidiary of BCI and an indirect wholly-owned subsidiary of Bombardier Inc. The depositor was incorporated on November 9, 1993. The depositor was organized for limited purposes. The purposes include purchasing receivables, beneficial ownership interests and participation interests in receivables, debt obligations secured by receivables and other forms of indebtedness and transferring these receivables, interests, debt obligations and indebtedness to third parties. The purposes also include activities incidental to and necessary or convenient for the accomplishment of the primary purposes.


         The depositor's mailing address is P.O. Box 5544, Burlington, Vermont 05402. The depositor's telephone number is (802) 655-2824.


         The depositor has taken steps intended to assure that the voluntary or involuntary application with respect to Bombardier Corporation or BCI for relief under the United States bankruptcy code or other bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally will not result in the substantive consolidation of the assets and liabilities of the depositor with those of Bombardier Corporation or BCI. These steps include the creation of the depositor as a separate, limited-purpose subsidiary. The depositor's certificate of incorporation contains limitations on the nature of the depositor's business and a restriction on the depositor's ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all of its directors. The depositor's certificate of incorporation requires that at least two of its directors qualify under the certificate of incorporation as independent directors. However, there can be no assurance that the activities of the depositor would not result in a court concluding that the assets and liabilities of the depositor should be substantively consolidated with those of Bombardier Corporation or BCI in a proceeding under any insolvency law.

         In addition, tax and other statutory liabilities, like liabilities to the Pension Benefit Guaranty Corporation relating to the underfunding of pension plans of Bombardier Inc. or any of its subsidiaries including Bombardier Corporation and BCI, can be asserted against the depositor. To the extent that these or similar liabilities arise after the transfer of Receivables to the trust, the trust's interest in the Receivables would be prior to the interest of the claimant with respect to any of these liabilities. However, the existence of a claim against the depositor could permit the claimant to subject the depositor to an involuntary proceeding under the bankruptcy code or other insolvency law.


The Trust


         The trust is the Bombardier Receivables Master Trust I. It was formed under, and is administered in accordance with, the laws of the State of New York by the Pooling and Servicing Agreement. The depositor conveys the Receivables to the trust, without recourse.

         The depositor has previously sold investor certificates representing interests in the assets of the trust, and from time to time, the depositor may offer other series of investor certificates representing interests in the assets of the trust . To date, the trust has issued the Series 1994-1 Certificates, the Series 1996-1 Certificates, the Series 1997-1 Certificates and the Series 1997-2 Certificates. The Series 1994-1 Certificates are no longer outstanding. The property of the trust consists of the Receivables existing in the Accounts on January 1, 1994, the Receivables existing in the Additional Accounts added since the issuance of the Series 1994-1 Certificates as set forth in Annex II hereto --which is hereby incorporated by reference into this prospectus--and all Receivables generated in the Accounts after the applicable cut-off date during the term of the trust. The property of the trust will also include Receivables generated in Accounts added to the trust from time to time hereafter. In each case the Receivables are reduced by Receivables paid or charged-off and exclude:

         (1) Receivables generated in Removed Accounts after the date on which the transfer of these Receivables has ceased or Receivables generated in Ineligible Accounts after the removal of these Receivables has begun;

         (2) Receivables removed from the trust, and


         (3) Participation Interests in the Receivables that have been transferred to third parties as described under "The Floorplan and Asset-Based Financing Business--Participation Arrangements" and "Description of the Certificates--Removal of Accounts and Assignment of Receivables."

         In addition to the Receivables, the property of the trust includes:


                  the security granted to secure the Receivables;

                  the depositor's rights, remedies, powers and privileges in the Receivables under the Receivables Purchase Agreement; except any repurchase or other agreements with manufacturers, importers or distributors relating to the obligors;


                  all funds collected or to be collected in respect of Receivables;


                  all funds on deposit in the Collection Account and the accounts established with respect to any series issued by the trust; and

                  any letter of credit, surety bond, cash collateral account, guaranteed rate agreement, maturity liquidity facility, tax protection agreement, subordination, interest rate swap agreement or other enhancement issued for the benefit of any other series. See "Description of the Certificates--Addition of Accounts."

         The holders of the Series 1999-1 Certificates will not have any interest in any series accounts created for other series and will not have any interest in any enhancement provided for the benefit of the investor certificateholders of other series.

         The trust was formed for the transactions relating to the issuance of certificates like the Series 1994-1 Certificates, the Series 1996-1 Certificates, the Series 1997-1 Certificates, the Series 1997-2 Certificates, the Series 1999-1 Certificates and similar transactions, as contemplated by the Pooling and Servicing Agreement, and prior to formation had no assets or obligations. The trust has not engaged and will not engage in any business activity, other than as described in this prospectus, but rather will only acquire and hold the Receivables and the other assets of the trust and proceeds therefrom, issue the Series 1999-1 Certificates, other series of investor certificates, the BCRC Certificate and the Variable Funding Certificate, and make payments thereon and related activities. As a consequence, the trust is not expected to have any need for, or source of, capital resources other than the assets of the trust.


                                 Use of Proceeds


         The net proceeds from the sale of the Certificates will be paid to the depositor, which will use these proceeds, except the portion used to fund the Reserve Fund, to repay amounts owing to BCI under the Note or to purchase Receivables from BCI and to provide for amortization of a portion of the principal amount of the Series 1996-1 Certificates or the Series 1997-2 Certificates. BCI will use the related proceeds to reduce commercial paper borrowings and for general corporate purposes.

                The Floorplan and Asset-Based Financing Business

General


         The following discussion includes descriptions of the Domestic Inventory Receivables and the Asset-Based Receivables. Currently, however, the pool of receivables which are assets of the trust consists solely of Domestic Inventory Receivables. The pool may, in the future, include Asset-Based Receivables as provided in this section. The descriptions below of practices and procedures apply to current practices and procedures; these practices and procedures may change over time. The descriptions below set forth practices with respect to Domestic Inventory Receivables and Asset Based Receivables under separate headings when these practices are materially different.

         Without limiting the foregoing, BCI expects to provide financing to additional dealers, and directly to manufacturers and distributors. In addition, BCI expects that the financing needs of obligors will change over time, whether as a result of seasonality or other changes in the obligors' businesses. In some cases, designated Accounts and the Receivables arising thereunder transferred to the trust have been acquired by BCI or an affiliate of BCI from another lender and Accounts and the Receivables arising thereunder may in the future be acquired from other lenders. Accordingly, the types of credit arrangements designated as Accounts and the Receivables arising thereunder that are transferred to the trust, the products or other assets financed by those Receivables and the security, if any, provided in connection with these types of arrangements, are expected to change over time, and the relative proportions of the various types of credit arrangements and collateral may change over time. Consequently, there can be no assurance that Additional Accounts designated in the future will relate to the same types of products or will be of the same credit quality as previously designated Accounts or that the Receivables in the new Accounts will be supported by the same security that is currently provided for the Domestic Inventory Receivables. The designation of Additional Accounts and the addition of Asset-Based Receivables are subject to satisfaction of conditions described under "Description of the Certificates--Addition of Accounts."

         The entities to which credit is extended are the obligors. The obligors include entities engaged in the business of purchasing Eligible Products from a manufacturer, importer or distributor for sale in the ordinary course of business and entities that are manufacturers, importers or distributors of Eligible Products.

         Currently, the Receivables sold to the depositor consist solely of Domestic Inventory Receivables. The Receivables may, however, at the option of BCI and the depositor subject to conditions specified in the Pooling and Servicing Agreement, also consist of Asset-Based Receivables. The depositor is under no obligation to cause Asset-Based Receivables to be included in the trust. The types of products covered by Domestic Inventory Receivables and Asset-Based Receivables may change over time, however, any Receivable in the trust will be denominated in U.S. dollars and will be due from a dealer located in the United States.

         BCI services the Domestic Inventory Receivables, and expects to service the Asset-Based Receivables, through its executive offices in Colchester, Vermont.

         No selection procedures believed by BCI to be adverse to the holders of the Certificates were or will be used in selecting the Receivables to be sold or contributed to the trust.

Domestic Inventory Receivables


         The Domestic Inventory Receivables are secured by the products financed by BCI for these dealers and occasionally by, among other things, mortgages, assignments of certificates of deposit or letters of credit. The Receivables and Products are required to be located in the United States. The Asset-Based Receivables would be generally expected to be secured by finished goods inventory, accounts receivable arising from the sale of inventory, work-in-process, raw materials and component parts, as well as other assets of the borrower. The property securing Asset-Based Receivables is required to be located in the United States.


         With respect to Domestic Inventory Receivables, BCI generally provides dealers with inventory financing by paying to manufacturers, importers or distributors the wholesale cost of inventory items purchased by these dealers. These dealers are located in the United States and the Domestic Inventory Receivables are denominated in U.S. dollars.

         In most instances a manufacturer, importer or distributor may make a number of financing sources other than BCI available to its dealers. BCI has, however, in the past entered into, and may in the future enter into, captive financing arrangements with manufacturers, importers or distributors whereby BCI is made the primary source of financing for the relevant manufacturer's, importer's or distributor's dealers. In some cases, BCI has in the past offered, and BCI may in the future offer, attractive financing rates in order to obtain captive financing arrangements with some manufacturers, importers or distributors.


         As of April 30, 1999, the loans in the BCI Domestic Inventory Portfolio were outstanding to 4,036 obligors. As of April 30, 1999, no single obligor represented more than 3% of the BCI Domestic Inventory Portfolio or 2.72% of the Receivables in the Trust.


         BCI primarily provides secured financing to dealers located principally in the United States for the purchase of recreational, consumer and commercial products from specified manufacturers and distributors. The principal products for which BCI currently provides inventory financing, also referred to as wholesale or floorplan financing, include:


         (1) recreational products manufactured by Bombardier Inc. like Ski-Doo'r' snowmobiles, Sea-Doo'r' personal watercraft, sport boats, neighborhood vehicles and all-terrain vehicles and related parts and accessories;

         (2) marine products, like boats, motors and trailers, which are not Bombardier Inc. products;

         (3)      manufactured housing;

         (4) recreational vehicles, trailers and campers and specialty vehicles; and

         (5) other recreational and consumer products not manufactured by Bombardier Inc.

         BCI is in the process of developing financing opportunities which may include those involving consumer electronics and appliances, machine tools and keyboard musical instruments. As of April 30, 1999, BCI was providing inventory financing to approximately 4,036 dealers located throughout the United States for products sold by approximately 645 manufacturers and distributors. BCI expects to expand the type of products for which it provides domestic inventory financing in the future. As of April 30, 1999, approximately 25.84% based on outstanding receivables or 19.29% based on financing volume for the three month period ended April 30, 1999 of the Domestic Inventory Receivables in the BCI Domestic Inventory Portfolio were attributable to products manufactured by Bombardier Inc. or its subsidiaries.

Asset-Based Receivables

         Asset-Based Receivables that may be sold to the trust would be generally expected to arise from asset-based revolving credit facilities provided to dealers, manufacturers and distributors and would be denominated in U.S. dollars.

         The products for which BCI expects to provide dealer, manufacturer or distributor financing giving rise to Asset-Based Receivables are expected to be varied. Generally Asset-Based Receivables would be expected to involve BCI providing extensions of credit and advances to dealers to finance their working capital needs and to manufacturers and distributors to finance their production and inventory of consumer, recreational and commercial products.


Creation of the Receivables

Domestic Inventory Receivables.

         BCI typically finances 100% of the wholesale invoice price of new inventory financed by U.S. dealers through BCI. Receivables in respect of the inventory are generally originated concurrently with the shipment of this inventory to the financed dealers. BCI generally will advance funds directly to the manufacturer, importer or distributor on behalf of the dealer.


         In most cases, although BCI will have incurred the obligation to make an advance, BCI will negotiate a delay in funding the advance for a period ranging, in most cases, from a few days up to 70 days for Eligible Products not manufactured by affiliates of BCI, and ranging up to 30 days for Eligible Products manufactured by affiliates of BCI, after the date of the invoices. Any receivable that is funded on a delayed basis will be sold to, paid for by the trust and included as a Receivable on the date it is added to the trust even though it is not funded by BCI until a later date, namely, when BCI pays the advance to the manufacturer in payment of the invoice price. A Receivable funded on a delayed basis is included as an Eligible Receivable on or after the date the product is shipped to the dealer for all purposes of the Agreement.

         BCI and the manufacturer may also agree that BCI may discount the invoice price of the inventory ordered by the dealer. Under this type of arrangement, the manufacturer will deem itself paid in full upon receipt of the discounted amount.

         In most cases, the products with respect to which BCI provides domestic inventory financing are new products. However, in limited circumstances, BCI provides financing of used or trade-in inventory acquired by dealers for whom BCI provides inventory financing.

         Once a dealer has commenced the floorplanning of a manufacturer's, importer's or distributor's inventory through BCI, BCI, if requested, will generally finance all purchases of inventory by this dealer from the relevant manufacturer, importer or distributor, up to the credit limits established from time to time for this dealer. BCI may limit or cancel this arrangement if the dealer fails to perform its obligations under its agreement with BCI, if the relevant manufacturer, importer or distributor fails to perform its obligations under its repurchase agreement, if the aggregate outstanding amount of receivables with respect to any one manufacturer, importer or distributor reaches BCI's predetermined limit or if the dealer or manufacturer, importer or distributor is experiencing financial difficulties.

Asset-Based Receivables.


         BCI expects to offer extensions of credit and advances to dealers to finance working capital needs and to manufacturers and distributors to finance production, manufacturing and inventory of consumer, recreational and commercial products. Asset-Based Receivables would typically be expected to involve a revolving line of credit, for a contractually committed period of time, under which the borrower may receive extensions of credit, subject to availability of adequate collateral. The amount of Asset-Based Receivables arising under an Account at any time would be determined primarily by the financing needs of the borrower.


Credit Underwriting Process and Security

Domestic Inventory Receivables.


         BCI's credit underwriting process begins with a credit underwriting of the manufacturer, importer or distributor. BCI attempts to obtain a repurchase agreement from the manufacturer, importer or distributor. Under the repurchase agreement, the manufacturer, importer or distributor agrees for a specified period of time--in most cases one to two years after the dealer purchases the goods financed--to repurchase any of its goods that were financed by BCI and which have been repossessed by BCI after a dealer defaults, subject to conditions which are contained in the agreements. For further discussion of repurchase agreements, see "--Relationship with Manufacturers, Importers and Distributors" below.

         After this period, BCI may assist the relevant manufacturer, importer or distributor, in preparing and distributing promotional material for the purpose of encouraging all eligible and credit worthy dealers of the relevant manufacturer, importer or distributor to participate in the program. In some cases, the manufacturer, importer or distributor is the primary promoter of the program offered by BCI.

         When available, a list of dealers together with the recommended credit line limits for these dealers is obtained from the manufacturer, importer or distributor. The dealers are then normally contacted by either BCI's telemarketing department or personnel from BCI's field force. If a dealer is interested in the program, an application for financing is completed. After receipt of this application, BCI currently investigates the dealer by reviewing, among other things, the dealer's financial statements, trade references, past actual performance and anticipated future performance and personal credit history. Upon approval, credit limits are established for approved dealers and the dealer executes an inventory security agreement in favor of BCI. Credit limits are subject to different levels of management approval generally based on the amount of the proposed credit limit.

         Domestic inventory financing originated by BCI is documented by an inventory security agreement providing for a security interest in favor of BCI in all inventory of the dealer which was financed or floorplanned by BCI. The agreements also set forth the dealer's obligations with respect to repayment, the maintenance and security, including insurance, of the inventory, remedies of BCI upon a default by the dealer and other matters relating to the dealer's inventory and business and BCI's rights. The inventory security agreements require the dealer to maintain insurance for the benefit of BCI with respect to the inventory being financed by BCI. Although BCI's right to the proceeds of this insurance will not be transferred by BCI to the depositor, or by the depositor to the trust, BCI has agreed under the Pooling and Servicing Agreement to treat the insurance proceeds received by BCI as collections on the related Domestic Inventory Receivables.

         BCI holds a security interest in each item financed until it is sold by the dealer. The inventory security agreements also require the dealer to take, or assist BCI in taking, all actions necessary for BCI to perfect its security interest in the financed products. Usually the dealer is required to repay the financed amount upon sale of the inventory, or within a specified period of time. In some cases a dealer may be permitted to extend its obligations for unsold inventory for limited periods of time. In cases where the dealer is required to repay the financed amount according to a payment schedule, the inventory being financed may be sold before the scheduled payment date of the related receivable. As a result, BCI would no longer hold a security interest in the sold inventory.

         BCI may also acquire receivables underwritten by third-party lenders. Although these receivables may not arise in an account under an inventory security agreement established by BCI, BCI will reunderwrite the account.

         BCI maintains an active and ongoing relationship with the dealers to whom it provides floorplan financing and reevaluates individual dealers' status:

         (1)      prior to increasing a credit limit;

         (2)      at least bi-annually; and

         (3) if a dealer is experiencing financial difficulties or is not complying with its obligations under its inventory security agreement with BCI.


         BCI reserves the right to deny any new or increased credit requests. At times, based upon BCI's relationship with the manufacturer, importer or distributor, BCI may establish a dealer line of credit that would otherwise not be granted on the strength of dealer credit alone if the manufacturer provides additional security or recourse that BCI's management deems appropriate. See "--Relationship with Manufacturers, Importers and Distributors."


Asset-Based Receivables.


         BCI's credit underwriting process with respect to Asset-Based Receivables is expected to give consideration to a variety of factors, including, among others, the financial condition of the borrowing entity, its credit history and relationship with current and previous lenders and its historical performance and trends. Upon satisfaction of credit criteria, terms and conditions, an account would be approved for a revolving line of credit, the size of which would be based on a variety of factors including the need of the borrower.

         Upon approval of the credit, an evaluation of the borrowing base of the borrower would be performed and advance rates would be established based on the type of collateral. For purposes of evaluating items like finished goods inventory, work-in-process, raw materials, component parts and real estate, an independent appraisal may be obtained and used in connection with establishing advance rates. With respect to accounts receivable, eligibility criteria, typically excluding items past due in excess of, or aged over, a specific number of days from invoice date, would be established, and concentration limits would be set with respect to the individual items within the receivables base. Next, an advance rate on eligible receivables would be determined based on a review of historical and projected data, giving consideration to factors like credit loss experience, dilution, contingent sales and aged items. The intended result of the above analyses would be to set eligibility criteria and advance rates so that, upon any necessary collateral liquidation, BCI would fully recover any principal dollars advanced on the revolving line of credit.


         The adequacy of the borrowing base would be monitored periodically. In addition, the financial condition of the borrower would be monitored in connection with financial covenants set forth in the loan agreements, and the borrower would be subject to audit by BCI.


         BCI expects that any Asset-Based Receivables will be secured by collateral of the borrower. Security requirements will be established by BCI at the time of origination of the related Asset-Based Receivables.


Payment Terms

Domestic Inventory Receivables.

     BCI is entitled to receive repayment in full of the related loan upon sale of the inventory for which floorplan financing has been provided unless the dealer is permitted to participate in a scheduled payment program. This payment system is commonly known as the pay-as-sold program. Interest is generally payable monthly. See "--Billing and Collection Procedures" below.

     A scheduled payment program is made available to some manufacturer's, importer's and distributor's eligible dealers in limited instances where it is impractical or not customary in the industry to require repayment upon sale . These dealers may schedule the repayment of financed inventory over several months, generally 90 to 180 days, whether sold or not. The first payment is generally due 30 days from the invoice date and subsequent payments are generally due each 30 days following the due date of the first payment. The sum of all payments under the scheduled payment program will equal the advance to the dealer, which advance in most cases will be the full price of the financed product, rather than the discounted price which is paid to the manufacturer, importer or distributor in scheduled payment situations, plus in some instances interest on the amount advanced to the dealer. In some cases where there is a scheduled payment program, there is no interest collected on the receivables, since the advances were made at a discount from the face amount of the receivables. See "Description of the Certificates--Discount Option."


Asset-Based Receivables.


     Obligors on Asset-Based Receivables would be expected to be obligated to pay interest on outstanding borrowings according to a schedule, which normally would be expected to be monthly or quarterly. Principal payments and draws would also be expected to be settled on a periodic basis, which may be weekly, monthly or quarterly or, if earlier, when and to the extent principal outstanding balances exceed eligible collateral at negotiated advance rates, that is, the maximum percentage of the borrowing base, or portion thereof, that the borrowed amount can represent.


Billing and Collection Procedures

Domestic Inventory Receivables.


     A statement setting forth billing and related account information is prepared by BCI and mailed or otherwise transmitted to each dealer on a monthly basis. Each dealer's statement is generated and distributed on the second or third day following BCI's month-end cut-off date. Interest and other non-principal charges are usually required to be paid by the fifteenth day of each month and in all cases prior to the month-end cut-off date for the month in which those amounts are billed. Both interest and other non-principal charges are billed in arrears. Where practical, dealers remit payments to bank lock boxes. In cases where a manufacturer, importer or distributor is responsible for a payment, like interest payments in specified situations, billing goes to the manufacturer, importer or distributor. Exceptions to the procedures described are made on a case by case basis with management approval.


Revenue Experience

Domestic Inventory Receivables.


     BCI generally charges dealers interest at a floating rate determined by BCI on each business day. BCI's policy is to charge a rate equal to the "prime rate" designated in the "Wall Street Journal," plus a spread generally ranging from -1% to 8.5% per annum based on risk and/or other factors including the manufacturer's, importer's or distributor's support of the dealer. The interest rate for any given period is the average daily prime rate plus the applicable spread and is applied to the average balances outstanding during the applicable period. The average spread over the average prime rate charged to dealers for accounts included in the BCI Domestic Inventory Portfolio and the average prime rate as of the end of each month have been averaged for the fiscal quarter ended April 30, 1999 and 1998 and for the fiscal years ended January 31, 1999, 1998, 1997, 1996 and 1995 and are set forth in the chart below.



                                    Average Spread and Prime Rate


                            Three Months
                           Ended April 30                        Year Ended January 31
                           --------------                        ---------------------
                        1999         1998        1999        1998         1997        1996        1995
Average Spread
over Prime Rate         2.14%        3.44%       3.27%      %3.67%        3.87%       3.98%       4.45%

Average Prime
Rate                    7.75%        8.50%       8.29%      %8.46%        8.25%       8.85%       7.34%

Spread plus Prime
Rate                    9.89%       11.94%      11.56%      12.13%       12.12%      12.83%      11.79%



     There is seasonality in the level of outstanding accounts included in the BCI Domestic Inventory Portfolio and in repayments of principal. Dealer inventory financed by BCI typically increases during the fall and winter months reaching a peak during the late winter or early spring, at which point the outstanding Domestic Inventory Receivables then begin liquidating during the spring and summer. In large part, this seasonality is attributable to the accounts included in the BCI Domestic Inventory Portfolio related to marine products and Bombardier products. See "Maturity and Principal Payment Considerations."


Relationship with Manufacturers, Importers and Distributors

Domestic Inventory Receivables.

     BCI's primary marketing focus is the manufacturer, importer or distributor of the financed product. Affiliates of BCI manufacture products, including Ski-Doo'r' snowmobiles, Sea-Doo'r' personal watercraft sport boats, neighborhood vehicles and all-terrain vehicles, and related parts and accessories, which are financed directly by BCI. These affiliate manufactured products represented in the aggregate, as of April 30, 1999, approximately 25.84% of BCI's Domestic Inventory Receivables Portfolio. With the exception of five independent manufacturers who accounted, as of April 30, 1999, for approximately, 4.26%, 4.18%, 3.91%, 3.35% and 3.03%, respectively, of BCI's Domestic Inventory Portfolio, no other manufacturer, importer, or distributor currently accounts for more than 3% of BCI's Domestic Inventory Portfolio.


     In most instances, rates, terms and procedures are agreed upon at the manufacturer, importer or distributor level, although for large dealers specific arrangements may be made with the individual dealer.



     In some situations, the manufacturer, importer or distributor will pay all or a portion of the interest that would otherwise be payable for some period by a dealer with respect to a Domestic Inventory Receivable. In these cases, the manufacturer, importer or distributor makes the interest payment to BCI and the dealer has a corresponding interest moratorium.

     In the past, most financing to dealers has involved a commitment by the manufacturer, importer or distributor to repurchase the financed products if BCI repossesses their products after a dealer defaults. In some cases, these repurchase obligations lapse when an unsold product reaches a specified age. The repurchase price to be paid to BCI is generally equal to the unpaid loan balance with respect to the repossessed goods plus specified costs of repossession less in some circumstances, a scheduled amount determined according to the age of the repossessed goods. In some cases, manufacturers, importers and distributors are also subject to recourse agreements which obligate the manufacturer, importer or distributor to repurchase the receivables in the event of a dealer default. The obligations of the manufacturer, importer or distributor do not relieve the dealers of any of their obligations to BCI. However, in some cases, the manufacturer, importer or distributor who makes a payment with respect to a Domestic Inventory Receivable due from a dealer may become subrogated to the related claims by BCI against the dealer and may require a transfer of BCI's corresponding claims against the dealer to the extent of the payment.

     The terms of these repurchase commitments may vary, both by industry and by manufacturer, importer or distributor. In some circumstances, the manufacturer's, importer's or distributor's repurchase obligation may be limited to a specified percentage of the amount financed. In addition, current trends in the domestic inventory financing business indicate that repurchase commitments may not always be available from manufacturers, importers and distributors or may be replaced with a commitment by the manufacturer or distributor to remarket the goods financed in the case of a dealer default.

     To the extent repurchase agreements and other agreements are entered into with manufacturers, importers or distributors relating to the dealers who are being financed by Domestic Inventory Receivables, these agreements will, in accordance with the Receivables Purchase Agreement, be assigned by BCI to the depositor, but not by the depositor to the trust. BCI agrees under the Pooling and Servicing Agreement to use reasonable efforts to collect on behalf of the depositor under these agreements with manufacturers, importers and distributors with respect to the Domestic Inventory Receivables, and the depositor and BCI agree to treat these amounts as collections on the related Receivables and to deposit all of these collections into the trust.

     Asset-Based Receivables.


     Asset-Based Receivables are not expected to be supported by any commitment from a manufacturer, importer or distributor to repurchase any financed products.

Monitoring

Domestic Inventory Receivables.


     Once the dealer credit line is established, the relevant manufacturer, importer or distributor may, after obtaining BCI's approval for each shipment, ship products to the dealer and receive payment therefor, as a loan to the dealer, from BCI so long as the dealer's BCI financed inventory level remains within the limits of that dealer's credit line. Provided the relevant account is in good standing, performing under its inventory security agreement and the credit line has not been withdrawn, approval will normally be given.

     In order to ensure a dealer's compliance with the pay-as-sold program, BCI periodically conducts audit inspections of dealers. In most cases, inventory is inspected from three to six times per year based upon the performance of the related dealer and the size of outstanding receivables with respect to that dealer. Audits may be conducted as infrequently as once per year. The audits are intended to ensure that the dealers are paying for floorplanned products as they are sold. The inspections are performed by BCI field representatives or outside inspection service personnel who have been specially trained to audit the inventory of dealers. The field audit may include:


     (1) check the actual inventory;

     (2) inspect products for signs of use or excessive wear and tear;


     (3) spot check dealer sales orders with respect to manufactured housing related receivables and spot check contracts pending with respect to other receivables;


     (4) complete condition reports on product that is materially worn or damaged;

     (5) inspect the dealer's place of business and report unusual conditions;

     (6) attempt collection for principal as needed; and

     (7) obtain the dealer's signature certifying the audit.


     Should discrepancies in a dealer's inventory and payment schedule or other problems be discovered by the auditing representative, BCI's management is promptly apprised of the situation.

Asset-Based Receivables.

     Once BCI establishes a credit line with a borrower, BCI expects to monitor the adequacy of the borrowing base on a periodic basis and expects to perform periodic audits. In addition, BCI expects to monitor the financial condition of the borrower periodically in connection with loan covenants set forth in the loan agreements, and the borrower would be subject to audit by BCI.


BCI Outsources Some Activities.

     BCI has delegated some of its servicing and administrative duties to third parties and BCI may from time to time in the future delegate all or a portion of its servicing and administrative duties with respect to the Receivables to third parties, provided that no delegation of this sort shall relieve BCI of its responsibility as servicer with respect to these duties.


Collection Activity

Domestic Inventory Receivables.

     BCI is responsible for all normal collection activity with respect to Domestic Inventory Receivables. When it has been determined that any further collection activity will require repossession, any remaining inventory is generally repossessed by BCI in conjunction with the applicable manufacturer, importer or distributor.


     In these instances, if the manufacturer, importer or distributor has entered into a repurchase agreement, it is generally obligated under the repurchase agreement to pay BCI the sum of the unpaid principal amount of the Receivables with respect to the repossessed product plus some of the costs of repossession and less, in some circumstances, a scheduled amount determined according to the age of the repossessed products. The dealer, however, remains obligated to pay BCI for any unpaid interest, other non-principal collections and any amounts not otherwise collected from the manufacturer, importer or distributor. Any payments collected by the servicer from a manufacturer, importer or distributor under any recourse obligation with respect to a defaulting dealer will be treated under the Pooling and Servicing Agreement as collections in respect of the related Receivables. Any legal action against a dealer is generally initiated by BCI as servicer of the Receivables.


     All payments on the receivables are due when the related inventory is sold or when payment is otherwise scheduled to be made and a default will exist if payment is not made when due. BCI has in the past entered into, and may in the future agree to, an extended payment term arrangement with a defaulted dealer. When a dealer is on a scheduled payment program and a payment is missed or cannot be made, the usual course of action by BCI involves an inspection of the dealer's inventory. Based on this inspection, a decision is generally made either to extend the payment due date or to institute other collection measures.

Asset-Based Receivables.


     If the obligor of an Asset-Based Receivable defaults, BCI will continue its ongoing assessment of the obligor's financial condition and will determine its best course of action for collection, including the possibility of immediate liquidation of all collateral.


Charge-Off Policy.


     BCI's historical charge-off policy regarding receivables included in the BCI Domestic Inventory Portfolio is described under "The Accounts--Loss Experience." Receivables are charged off with respect to the trust as described under "Description of the Certificates--Defaulted Receivables and Recoveries." Receivables will be charged-off in accordance with BCI's policies in effect from time to time.


Participation Arrangements


     From time to time BCI may permit other financing sources to participate in some of its financing arrangements with obligors. In these cases, BCI will convey a participation interest to these other financing sources by granting to or transferring to them an undivided interest in the receivables, related collateral security and other rights associated therewith. Any undivided interest in receivables held by a participant is not part of the trust's assets and does not provide credit support to your Certificates. The documentation for the underlying line of credit will remain in the name of BCI, as lender and BCI will be the servicer under this arrangement. In a separate contractual arrangement with BCI, the holder of the Participation Interest will agree to provide a portion of the funding for the financing to BCI and will have the right to receive a portion of the payments received on account of principal, interest and other fees and charges due from the obligor and with respect to the related collateral security and other rights. Subject to the Rating Agency Condition being satisfied with respect to the form of the documentation under which Participation Interests are to be granted, the receivables, related collateral security and other associated rights to be sold by BCI to the depositor, and in turn by the depositor to the trust, may be subject to Participation Interests.

     The depositor is permitted to cause the trust to transfer an undivided interest in specified Receivables, related Collateral Security and other associated rights included in the trust's assets to the depositor, which afterwards may transfer the interest in the form of a Participation Interest subject to the Rating Agency Condition being satisfied with respect to the form of the documentation under which these Participation Interests are to be granted. These interests are no longer part of the trust. The depositor has caused interests in some receivables to be transferred to it from the trust and the depositor has transferred these interests to BCI.



                                  The Accounts

General


     The following discussion includes descriptions of the Domestic Inventory Receivables and the Asset-Based Receivables. Currently, however, the Accounts consist solely of Eligible Accounts in the BCI Domestic Inventory Portfolio as provided in this prospectus. BCI and the depositor have the option, subject to specified conditions, to include accounts containing Asset-Based Receivables.


The Receivables arise in the Accounts.


     The Accounts consist of accounts in the BCI Domestic Inventory Portfolio and may in the future also consist of all or a portion of the accounts in BCI's Asset-Based Receivables portfolio that were, in either case, Eligible Accounts at the time of their designation as Accounts. In order to be an Eligible Account, each Account must meet criteria provided in the Pooling and Servicing Agreement. See "Description of the Certificates--Representations and Warranties" and "--Eligible Accounts and Eligible Receivables."

     All Eligible Accounts designated by BCI in accordance with the Receivables Purchase Agreement to be included as Accounts will be designated by the depositor as Accounts under the Pooling and Servicing Agreement and the Receivables in the Accounts will be included as Receivables. No selection procedures believed by BCI to be adverse to the holders of the series have been or will be used by BCI in selecting the Accounts from which Receivables will be transferred to the depositor.

     As long as an Account is an Eligible Account, the Receivables in that Account, which will be part of the trust's assets, may be performing or non-performing Receivables and may be Eligible Receivables or Ineligible Receivables; however, only Eligible Receivables will be considered in determining the Pool Balance and therefore in determining various amounts or percentages which are based on the Pool Balance.

     The Accounts under which the Domestic Inventory Receivables have been or will be generated by BCI or an affiliate of BCI are evidenced by inventory security agreements entered into by dealers with BCI to finance the purchase by the dealers of inventory.

     The accounts under which the Asset-Based Receivables will be generated, which accounts may in the future also be included in the trust as Accounts, are expected to be revolving credit arrangements entered into with BCI or affiliates of BCI by dealers to finance working capital needs and by manufacturers and distributors to finance their production, manufacturing and inventory of consumer, recreational and commercial products. The terms of these revolving credit arrangements would be generally between BCI or an affiliate of BCI and the borrower and, therefore, no general form of financing agreement exists with respect to the Asset-Based Receivables.

     Under the Pooling and Servicing Agreement, the depositor has the right, subject to specified conditions, and in some circumstances is obligated, to designate from time to time additional qualifying accounts to be included as Accounts and to convey to the trust the Receivables of these Additional Accounts, including Receivables created after this designation. These accounts must meet the eligibility criteria to qualify as Eligible Accounts as of the date these accounts are designated as Additional Accounts. Under the Receivables Purchase Agreement, BCI will from time to time sell or contribute the Receivables then existing, with some exceptions, or later created under the Accounts and under any Additional Accounts to the depositor, which will transfer these Receivables to the trust in accordance with the Pooling and Servicing Agreement. See "Description of the Certificates--Addition of Accounts" and "--Representations and Warranties."


     Eligible Receivables in the BCI Domestic Inventory Portfolio or Asset-Based Receivables portfolio may consist of performing Receivables which were previously non-performing.


         Subject to conditions specified in the Pooling and Servicing Agreement, the depositor has the right to remove Accounts and Receivables from the trust. See "Description of the Certificates--Removal of Accounts and Assignment of Receivables."

     Throughout the term of the trust, the Accounts from which the Receivables arise will be the Accounts designated by the depositor on January 1, 1994 plus any Additional Accounts, minus any Accounts removed from the trust.

     Under the Pooling and Servicing Agreement, the servicer, which is expected to be BCI, or any subservicer, which may include a BCI affiliate, may, subject to specified conditions, change the terms relating to the Accounts and the Receivables. See "Description of the Certificates--Collection and Other Servicing Procedures."

     Information with respect to the accounts in the trust as of April 30, 1999 is set forth in the charts below. On the date of the issuance of the certificates no more than 5% of the accounts in the trust will be different from those described in this prospectus.


                              Credit Limits of the Accounts

Accounts with Credit Limits           Principal Amount of       % of Receivables in
Ranging From:                             Receivables                the Trust
-------------------------------   --------------------------- ------------------------
   $0       to $249,999                   $67,513,584                  6.31%
   $250,000 to $499,999                  $172,328,548                 16.12%
   $500,000 to $999,999                  $286,096,770                 26.76%
 $1,000,000 to $15,000,000               $454,992,896                 42.56%
$15,000,001 to $41,000,000                $88,170,418                  8.25%
                     -----------------------------------------------------------------
                     Totals            $1,069,102,216                   100%
                     =================================================================


                            Year Accounts Established

      Year Account            Principal Amount of            % of Receivables
      Established:                Receivables                    in Trust
-------------------------------------------------------------------------------
          1999                  $71,213,973.40                     6.66%
          1998                 $132,542,536.49                    12.40%
          1997                 $105,638,577.28                     9.88%
          1996                  $88,925,058.24                     8.32%
    1995 or earlier            $670,782,070.81                    62.74%
                        -------------------------------------------------------
                  Totals     $1,069,102,216.22                      100%
                        =======================================================



     As of April 30, 1999:

       There were approximately 3519 Accounts which had been designated to the trust.

       Receivables in these Accounts had an aggregate principal balance of approximately $1,112,500,000.

       The average aggregate credit limit per Account was approximately
$559,908.

       The average principal balance of Receivables per Account was approximately $320,059.

       The aggregate principal balance of Receivables as a percentage of the aggregate credit limits of these Eligible Accounts was approximately 57.16%.






     All of the historical information including tables and numbers contained in this prospectus regarding BCI or any Receivables or Accounts also includes receivables and accounts held by BCI Finance Inc. which was formerly BCI Recovery Inc. BCI Finance Inc. was incorporated in 1991 and is a wholly-owned subsidiary of BCI. In October 1991 and June 1993, pools of then non-performing receivables held by BCI were sold to BCI Finance Inc. In January 1993, an additional pool of non-performing receivables held by BCI was transferred to BCI Finance Inc. in exchange for receivables held by BCI Finance Inc. which had become performing receivables.

     BCI and the depositor may designate Additional Accounts from time to time and transfer the Receivables arising therein to the trust. As a result, the actual composition of the Receivables by business line represented by the trust's assets is expected to change over time. In addition, due to the variability and uncertainty with respect to the rates at which Receivables in the trust are created, paid or otherwise reduced, the information set forth in "Historical Size", "Delinquency", "Loss Experience", "Product Mix", "Aging Experience" and "Geographic Distribution" below may vary significantly over time.


Historical Size


     The Accounts comprise only a portion of the entire receivables in the BCI Domestic Inventory Portfolio, which portfolio would also include accounts which would not qualify as Eligible Accounts. As a result, the historical information with respect to Eligible Accounts may be different than the historical information set forth in the table below.

     The following table sets forth information for the entire BCI Domestic Inventory Portfolio on the aggregate fiscal year-end and April 30 outstanding principal balances, average number of dealers financed, average month-end outstanding principal balance per dealer on receivables and average volume per dealer for each of the periods shown.

Size of Portfolio



                                Size of Portfolio
                        BCI Domestic Inventory Portfolio



                                                  April 30                                       January 31,
                                           --------------------    --------------------------------------------------------
                                             1999       1998           1999         1998       1997       1996       1995
                                           --------------------    --------------------------------------------------------
                                                                                      (U.S. Dollars in Thousands)
Outstanding Principal Balance........     1,214,473  1,030,197       1,214,066    924,279   1,016,719   759,700     652,800

Average Number of Dealers............         4,036      3,761           3,785      3,657       3,444     3,377       3,945

Average Month-End
Principal Balances PerDealer.........        308.48     265.16          239.63     249.58      233.11    184.90      131.80

Average Financing Volume
Per Dealer...........................        197.67     144.00          573.53     571.70      673.17    527.70      404.70



The figures for outstanding principal balance and the average financing volume per dealer in the table above reflect data for principal balance and number of dealers existing as of the dates indicated. The figures for average number of dealers for each of the fiscal years ended January 31 were calculated by taking the average of the number of dealers at the beginning and end of that fiscal year. The figures for average number of dealers for the fiscal quarters ended April 30 reflect data for the number of dealers as of the end of that fiscal quarter. The figures for average month-end principal balances per dealer represent the average of the end of month averages of principal balance per dealer over the course of the three month periods ending April 30 or the one year periods ending January 31, as applicable.


Delinquency

     The following table shows delinquency information for the BCI Domestic Inventory Portfolio as of the dates shown.

                             Delinquency Experience


                        BCI Domestic Inventory Portfolio

                                                  April 30                                       January 31,
                                           --------------------    --------------------------------------------------------
                                             1999       1998           1999         1998       1997       1996       1995
                                           --------------------    --------------------------------------------------------
                                                                                      (U.S. Dollars in Millions)
Outstanding Principal Balance...........   $1,214.4   $1,030.1        $1,214.0     $924.2    $1,016.7    $759.7      $652.8
Delinquent Amount ......................   $   6.17   $  11.15        $   8.84     $ 9.84    $   4.97    $  4.8      $  9.6
Delinquent Amount/
Outstanding Principal Balance...........       0.5%       1.1%            0.7%       1.1%        0.5%      0.6%        1.5%
Allowance for Credit Losses on
Losses on BCI's Books...................   $    7.7   $  15.52        $   4.85     $13.22    $   12.0    $  9.7      $ 12.8
Allowance/Outstanding
Principal Balance.......................       0.6%       1.5%            0.4%      1.43%       1.18%      1.3%        2.0%




The Delinquent Amount consists of the total principal on receivables which were unpaid when due as a result of retail sale of the underlying product, that is, sold out of trust, or were unpaid when due under a scheduled payment program and with respect to which BCI determined that the payment was undercollateralized after the due date plus the past due interest on these receivables to the extent that the receivables are from an account which has past due interest of $1,000 or more. The percentage of outstanding receivables in the BCI Domestic Inventory Portfolio which were on a scheduled payment program as of the above dates was generally less than 4% by principal balance.


See the last two paragraphs under "General" above.

Loss Experience


     The following tables set forth BCI's average principal receivables balance and loss experience for each of the periods shown with respect to the receivables in the BCI Domestic Inventory Portfolio. The average principal receivables balance reflects the average over the relevant period of the principal balance in the BCI Domestic Inventory Portfolio at the end of each month during that period. The Eligible Accounts will comprise only a portion of the entire receivables in the BCI Domestic Inventory Portfolio, which also includes accounts that would be ineligible. In addition, the Eligible Accounts may also in the future comprise all or a portion of the receivables in the Asset-Based Receivables portfolio for which there is currently no historical loss experience information available. As a result, actual loss experience with respect to the Eligible Accounts may be different. There can be no assurance that the loss experience for the Receivables in the future will be similar to the historical experience set forth in the table below.

                                 Loss Experience

                        BCI Domestic Inventory Portfolio



                                            Three Months
                                          Ended April 30,                         Year Ended January 31,
                                       ----------------------   -----------------------------------------------------------
                                           1999       1998           1999         1998        1997       1996       1995
                                       ----------------------   -----------------------------------------------------------
                                                                                (U.S. Dollars in Millions)
Average Principal Receivables
Balance................................   $1,245.0     $977.3          $907.0      $912.7      $802.8    $624.4      $520.1
Net Losses.............................   $  -0.17     $ 0.98          $ 12.7      $  1.0      $  1.8    $  7.1      $  0.7
Net Losses/Liquidations................     -0.03%      0.22%           0.61%       0.05%       0.09%     0.42%       0.04%
Net Losses/Average Principal                -0.01%      0.10%           1.40%       0.11%       0.22%     1.13%       0.13%
Receivables Balance....................



        When reviewing the information in the immediately preceding table, you should be aware that prior to January 1999, BCI's policy was to charge-off a receivable based upon management discretion. Beginning in 1999, BCI's policy is to charge off a principal receivable on or before 90 days after it is discovered that the product related to that receivable was sold. The change in BCI's charge-off policy increased the Net Losses, Net Losses/Liquidations and Net Losses/Average Principal Receivables Balance for 1999. These figures were negative for April 30, 1999 because recoveries on Receivables previously charged off exceeded Net Losses. The figures set out under "Average Principal Receivables Balance" indicate the average of the month-end outstanding principal balances for the twelve months ending on the last day of the period. The figures representing net losses in any period were derived by reducing gross losses by recoveries for that period. Recoveries include recoveries from collateral security in addition to the products.


See the last two paragraphs under "General" above.


                      Management Discussion and Analysis


        Management believes that portfolio losses and delinquencies have not deviated significantly over recent years. As noted in the preceding paragraph, loss and recovery data were affected by Bombardier Capital Inc.'s change in write-off policy. There can be no assurance that the delinquency and loss experience on the portfolio will remain consistent with past performance. In particular, a change in the current economic conditions could have a material adverse effect on the assets in the trust. See "Risk Factors--Social, Economic and Other Factors May Cause Dealers To Be Unable To Sell Products Securing Receivables Causing Losses On Receivables And Thus Your Certificates or Accelerating Payments of Principal to You." Some of the asset types in the trust may be more sensitive to recessive cycles than others. For example, if an economic recession occurs, consumers are less likely to buy high-end recreational products. This would cause dealers to have difficulty selling the high-end recreational products that secure receivables. In addition, unexpected events may cause an increase in delinquencies and losses. For example, an increase in the delinquency experience occurred in the first half of 1998 because of the adverse effect on several California dealers of a ban on the use of personal watercraft on some waterways.

        As may be observed from the average spread over prime data, the spread over prime has decreased. This is known as rate compression and may adversely affect the yield on the portfolio. Rate compression has occurred in part due to increased price competition and consolidation in the wholesale finance industry which can be expected to continue.


Product Mix

        The level of BCI's domestic inventory financing has increased over the last four years. The following table details BCI's domestic inventory financing activity by outstanding aggregate receivables and by volume based on current product categories for the BCI Domestic Inventory Portfolio. The increase in financing is not across all industry sectors. While the information reflected in these tables includes receivables arising under accounts that would not qualify as Eligible Accounts, the relative product mix for receivables arising under accounts that would qualify as Eligible Accounts would be similar to the product mix reflected in these tables.

                             Outstanding Receivables



                        BCI Domestic Inventory Portfolio

                                                                   January 31,
                               -----------------------------------------------------------------------------------
            Product                    1999              1998             1997             1996            1995
------------------------------------------------------------------------------------------------------------------
Recreational
Products.......................   $  307,690,567     $ 336,030,779  $   425,913,649     $291,465,014   $202,823,844
Marine Products
other than Bombardier
Products.......................   $  315,569,409     $ 339,873,244  $   339,344,956     $270,099,808   $228,946,126
Manufactured Housing ..........   $  399,859,041     $ 130,011,993  $   143,944,972     $119,500,029   $139,735,673
Recreational Vehicles..........   $   99,460,273     $  67,524,207  $    57,682,597     $ 44,838,513   $ 40,149,670
Other..........................   $   91,486,875     $  50,839,216  $    59,833,013     $ 33,823,269   $ 41,147,314

                                  ---------------------------------------------------------------------------------
Totals.........................   $1,214,066,165     $ 924,279,439   $1,016,719,187     $759,726,633   $652,802,627
                                  =================================================================================





                                     April 30,          April 30,
                              ---------------------------------------
            Product                    1999                1998
---------------------------------------------------------------------
Recreational Products.........     $  313,893,215     $   393,715,815
Marine Products other than
Bombardier Products...........     $  303,411,093     $   333,268,340
Manufactured Housing .........     $  381,568,582     $   159,715,087
Recreational Vehicles.........     $  120,720,401     $    78,421,506
Other.........................     $   94,880,707     $    65,076,794
                                   ----------------------------------
Totals........................     $1,214,473,998      $1,030,197,542
                                   ==================================

                                Financing Volume



                        BCI Domestic Inventory Portfolio


                                                                 January 31,
                       -----------------------------------------------------------------------------------------------
        Product                 1999              1998                1997               1996                1995
---------------------- ------------------------------------------------------------------------------------------------
Recreational
Products..............     $  785,229,267     $  966,826,316      $1,146,277,315    $   837,613,268      $  539,542,272
Marine Products other
than Bombardier
Products..............     $  529,938,038     $  485,264,014      $  505,727,332    $   434,175,608      $  383,848,160
Manufactured
Housing ..............     $  475,987,545     $  303,678,821      $  345,244,048    $   303,200,572      $  447,885,641
Recreational
Vehicles..............     $  177,719,671     $  134,223,576      $  121,753,617    $   100,988,542      $   87,033,102
Other.................     $  201,920,641     $  200,713,551      $  199,387,951    $   106,127,093      $  138,046,628
                           --------------------------------------------------------------------------------------------
Totals................     $2,170,795,162     $2,090,706,277      $2,318,390,263     $1,782,105,084      $1,596,355,804
                           ============================================================================================




                             April 30,        April 30,
                         ---------------------------------
        Product                1999              1998
----------------------------------------------------------
Recreational Products..     $153,997,464      $215,787,473
Marine Products other
than Bombardier
Products..............      $133,637,955      $136,432,125
Manufactured
Housing ..............      $379,199,432      $101,694,432
Recreational
Vehicles..............      $ 70,470,343      $ 40,304,853
Other.................      $ 60,499,679      $ 47,348,946
                            ------------------------------
Totals................      $797,799,872      $541,567,829
                            ==============================


        Bombardier Recreational Products


        As a manufacturer, Bombardier Inc. is one of the BCI's most significant customers. Bombardier recreational products financed by BCI include Ski-Doo'r' snowmobiles, Sea-Doo'r' personal watercraft, sport boats, neighborhood vehicles and all-terrain vehicles, and related parts and accessories.

        Marine Products Other Than Bombardier Products

        As of April 30, 1999, BCI provided inventory finance to approximately 1,370 dealers for purchases of the products of approximately 285 marine manufacturers and distributors. The marine products financed by BCI are primarily boats under 30 feet in length, outboard motors and trailers, including packages consisting of all three products.


        Manufactured Housing


        Manufactured housing products for which BCI provides inventory financing consist of single wide, 14 feet, and double wide, 28 feet, manufactured housing units. As of April 30, 1999, BCI was financing approximately 723 dealers for purchases of the products of approximately 116 manufacturers of manufactured homes. In January 1999, BCI significantly expanded its manufactured housing inventory receivables through a portfolio purchase from NationsCredit Manufactured Housing Corporation in the principal amount of approximately US$203 million.


        Recreational Vehicles


        The recreational vehicles financed by BCI are primarily motorized on-the-road recreational vehicles, pull-behind travel trailers and campers. The specialty vehicles financed by BCI include horse trailers, cargo trailers, buses and specified trucks.


        Other


        BCI also provides inventory financing for motorcycles and hot tubs and is currently developing other inventory financing opportunities. BCI has also recently begun financing fleet purchases by rental car dealers and has instituted a program to finance fleet purchases of previously rented vehicles by specified used car dealers. To date, management has elected not to include these assets in the trust.


        See the last two paragraphs under "General" above.


Aging Experience

        The following table provides the age distribution of product inventory for all dealers in the BCI Domestic Inventory Portfolio as a percentage of total principal outstanding at the date indicated. Because the Accounts designated to the trust will comprise only a portion of the entire BCI Domestic Inventory Portfolio, which also includes accounts which have not been designated to the trust, actual age distribution with respect to the Accounts may be different.

                            Product Age Distribution


                        BCI Domestic Inventory Portfolio

                           April 30,   April 30,                               January 31,
                         ------------------------    -----------------------------------------------------------
        Days                 1999        1998             1999        1998         1997        1996        1995
---------------------    -------------------------    ----------------------------------------------------------

1-120................       47.2%        48.9%            52.93%     44.34%       58.50%      61.44%       64.79%
121-180..............       16.9%        13.8%            14.04%     14.23%       13.42%      13.92%       14.25%
181-270..............       15.5%        12.6%            11.52%     13.30%       11.26%       9.37%        8.95%
Over 270.............       20.4%        24.7%            21.05%     28.14%       16.83%      15.54%       12.01%




See the last two paragraphs under "General" above.

Geographic Distribution


        The following table provides information concerning those seven states which have the greatest number of receivables outstanding and the number of dealers generating these receivables with respect to the BCI Domestic Inventory Portfolio. This table includes dealers who have either month-end outstanding principal balances as of April 25, 1999 or who had a positive average daily principal balance for the month ended April 25, 1999. While some of the receivables included in this table arose under accounts that would not qualify as Eligible Accounts, the relative geographic distribution of receivables arising under accounts that would qualify as Eligible Accounts would be similar to the distribution reflected in this table.

                             Geographic Distribution


                        BCI Domestic Inventory Portfolio



                                    Receivables              Percentage of                              Percentage of
                                 Outstanding (U.S.            Receivables          Total Number            Number of
           State               Dollars in Thousands)          Outstanding           of Accounts             Accounts
--------------------------     --------------------          -------------          -----------         --------------
Texas.....................         112,858,659                    9.29%                 300                  7.43%
Florida...................         104,934,647                    8.64%                 233                  5.77%
North Carolina............         104,548,074                    8.61%                 200                  4.96%
Georgia...................          87,052,367                    7.17%                 165                  4.09%
California................          74,299,164                    6.12%                 215                  5.33%
Arizona...................          63,880,583                    5.26%                  76                  1.88%
South Carolina............          53,633,456                    4.42%                 133                  3.30%





        No state other than those listed in this table represents more than 4% of the outstanding receivables in the BCI Domestic Inventory Portfolio.



        See the last two paragraphs under "General" above.

                             Bombardier Capital Inc.

        BCI is a financial services company incorporated in Massachusetts in 1974 and is a wholly-owned subsidiary of Bombardier Capital Holdings Inc., a Delaware corporation located in Jacksonville, Florida. Bombardier Capital Holdings Inc. is wholly-owned by Bombardier Corporation, an Idaho corporation, which in turn is wholly-owned by Bombardier Corporation (Delaware), a Delaware corporation. Bombardier Corporation (Delaware) is wholly-owned by Bombardier Inc., a Canadian corporation. BCI's executive office is located at 1600 Mountain View Drive, Colchester, Vermont 05446. The telephone number of the executive office is (802) 654-8100.


        BCI's business operations are carried on through five divisions. As at January 31, 1999, the Inventory Finance Division and the Commercial & Industrial Finance Division accounted for approximately 69.65% of the managed assets of BCI. The Consumer Finance Division, the Mortgage Division and the Technology Management and Finance Division were created in 1997.


        The Inventory Finance Division, which has been in operation since the inception of BCI, provides secured purchase money inventory financing to dealers selling recreational, commercial and consumer products. The Commercial & Industrial Finance Division has been in operation since 1991 and provides domestic and international lending, leasing and asset management services in connection with a range of business aircraft and other commercial and industrial products and provides factoring of accounts receivable and other financial services to affiliated Bombardier companies. BCI has entered new market segments by launching its own consumer retail and manufactured housing financing operations through its Consumer Finance Division and Mortgage Division. In addition, BCI has begun providing commercial leasing services relating to computer and telecommunications hardware and software and related equipment through its Technology Management and Finance Division. BCI operates in highly competitive markets.


        As of January 31, 1997, January 31, 1998 and January 31, 1999, BCI's total assets under management -- primarily financing assets -- were approximately $1,539 million, $2,062 million and $4,404 million, respectively, and shareholders' equity was approximately $139 million, $159 million and $388 million, respectively. For the fiscal years ended 1997, 1998 and 1999, total BCI revenues were approximately $110 million, $171 million and $280 million, respectively.


        Bombardier Inc. is a Canadian corporation which, directly and through its subsidiaries, is engaged in design, development, manufacture and marketing in the aerospace, recreational products and transportation equipment industries. In addition, Bombardier Inc. and its subsidiaries offer support, maintenance and training services, as well as operations management in the public and private sectors. Through various subsidiaries, Bombardier Inc. is engaged in financial services and one division of Bombardier Inc. is involved in the development of real estate interests earmarked for new uses. Bombardier Inc. and its subsidiaries operate plants in Canada, Mexico, the United States, Austria, Belgium, the Czech Republic, Finland, France, Germany, Switzerland and the United Kingdom.



        Bombardier Inc.'s equity securities are publicly traded on The Montreal Exchange and The Toronto Stock Exchange, on the Brussels stock exchange in Belgium and on the Frankfurt Stock Exchange in Germany. Bombardier Inc. is a reporting issuer under the securities laws of various provinces in Canada, including Quebec and Ontario, and therefore makes various public filings with the securities commissions of those provinces, as well as filings with the exchanges on which its securities are traded. Bombardier Inc. does not have securities registered in the United States.

        "Sea-Doo'r'", "Ski-Doo'r'" and various other words, numbers and configurations used in this prospectus are trademarks and/or trade names of various products of Bombardier Inc. and/or its affiliates and are registered and/or otherwise protected under applicable law.


        The registered office of Bombardier Inc. is at 800 Rene-Levesque Boulevard West, Montreal, Quebec, Canada H3B 1Y8.

                  Maturity and Principal Payment Considerations


         Principal of the Series 1999-1 Certificates is scheduled to be paid on the _______ distribution date. It is possible, however, that principal on the Certificates may be paid earlier if an Early Amortization Event has occurred or if BCI elects not to extend the Initial Principal Payment Date. Principal with respect to the Class B Certificates will not be distributable until all principal with respect to the Class A Certificates has been distributed. It is expected that a single principal payment in respect of the Class A Certificates will be made on the _______ distribution date and that a single principal payment in respect of the Class B Certificates will also be made on this date, but the principal of the Class A or the Class B Certificates may be paid earlier or, depending on the actual payment rate on the Receivables, later, as described in this section.


        The majority of Domestic Inventory Receivables are payable upon the retail sale of the related Eligible Product and therefore, the timing of these payments is uncertain.


        In addition, there is no assurance that BCI will generate additional Receivables under the Accounts or that any particular pattern of payments will occur. In the event of a decline in the rate at which additional Receivables are generated during the Revolving Period, the depositor may be unable to convey new Receivables to the trust at the level anticipated or may be unable to contribute Receivables in new Accounts when otherwise required to do so under the Pooling and Servicing Agreement. The obligation to designate additional Accounts under some circumstances applies to Accounts of the same type or types as are then included in the trust. Therefore, if the trust includes only Accounts containing Domestic Inventory Receivables, only Domestic Inventory Receivables would be required to be added to the trust unless BCI and the depositor, at their options, and subject to specified conditions, decide to designate accounts containing Asset-Based Receivables. This failure to convey new Receivables to the trust on the part of the depositor would constitute an Early Amortization Event, causing principal payments on the Certificates to commence earlier than would otherwise have been the case.

        Further, during the Controlled Accumulation Period or any Initial Amortization Period or Early Amortization Period, a decline in the rate at which additional Receivables are generated may have the effect of reducing the rate of principal distributions on the Certificates, thus extending the maturity of the Certificates and increasing their exposure to losses in the trust. Alternatively, the issuance of other series may result in the allocation of Excess Principal Collections from these other series to the Certificates during any Initial Amortization Period or Early Amortization Period, which may shorten the maturity of the Certificates. See "Description of the Certificates--Interest" and "--Principal" and "The Floorplan and Asset-Based Financing Business."


        Following the exhaustion of coverage provided by the Available Subordinated Amount, the yield to maturity on the Certificates will be more sensitive to the rate and timing of Defaulted Receivables. For a description of Investor Charge-Offs, see "Description of the Certificates--Investor Charge-Offs."


        Domestic Inventory Receivables arise through financing arrangements related to Eligible Products.

        The amount of new Receivables generated in any month and monthly payment rates on the Receivables may vary because of seasonal variations in sales and inventory levels of Eligible Products, retail incentive programs provided by the manufacturers, importers and distributors of the Eligible Products and various economic factors affecting Eligible Product sales. The following table sets forth the highest and lowest monthly payment rates for the BCI Domestic Inventory Portfolio during any month in the periods shown and the average of the monthly payment rates for all months during the periods shown, in each case calculated as the percentage equivalent of a fraction, the numerator of which is the aggregate of all collections of principal during the period and the denominator of which is the average aggregate principal balance for this period. There can be no assurance that the rate of principal collections will be similar to the historical experience set forth in the table below. Because the Accounts designated to the trust will comprise only a portion of the entire BCI Domestic Inventory Portfolio, which includes accounts which have not been designated to the trust, actual monthly payment rates with respect to the Eligible Accounts may be different.


                         Monthly Principal Payment Rates



                        BCI Domestic Inventory Portfolio


                                    Three Months
                                  Ended April 30,                          Year Ended January 31,
                              ------------------------   -----------------------------------------------------------
                                 1999         1998           1999         1998        1997        1996       1995
                              -------------------------- -----------------------------------------------------------
Highest Month..............      22.35%       16.69%         31.14%       29.48%      34.01%      35.9%     37.3%
Lowest Month...............      12.90%       12.30%         10.38%       10.99%      10.54%      11.1%     14.4%
Average of the Months in
the Period.................      16.93%       14.45%         19.32%       19.33%      21.68%      22.9%     24.4%



See the last paragraph under "The Accounts--General."


        Because BCI may cause an Initial Amortization Period to commence on any Initial Principal Payment Date and because the occurrence of an Early Amortization Event would initiate an Early Amortization Period, the final distribution of principal on the Certificates may be made, in the case of the Class A Certificates, prior to the _______ distribution date and, in the case of the Class B Certificates, prior to the _______ distribution date. See "Description of the Certificates--Early Amortization Events" and "--Extension of Initial Principal Payment Date."


                         Description of the Certificates

General

        The Certificates will be issued in accordance with the Pooling and Servicing Agreement filed as an exhibit to the registration statement of which this prospectus is a part, as supplemented by the respective supplements relating to prior series of investor certificates and to the Certificates and the Variable Funding Certificate. The Pooling and Servicing Agreement provides that it is governed by New York law. The following discussion represents a summary of the material terms of the Pooling and Servicing Agreement and does not purport to provide a complete description. For further information, owners and prospective owners of Certificates are advised to examine the Pooling and Servicing Agreement, copies of which, without specified exhibits or schedules, will be made available by the trustee upon written request.

        The Certificates will evidence undivided beneficial ownership interests in the Receivables representing the right to receive from the trust, upon terms as further described in this section, funds up to, but not in excess of, the amounts required to make payments of interest on and principal of the Certificates under the Pooling and Servicing Agreement and the Series 1999-1 supplement to the Pooling and Servicing Agreement. The Series 1999-1 Certificates will be issued in two classes, Class A and Class B. The initial principal balance of the Class A Certificates will be $[300,000,000] and the initial principal balance of the Class B Certificates will be $[20,339,000]. The Certificates will initially be represented by two or more certificates registered in the name of the nominee of The Depository Trust Company.

        The Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form. The depositor has been informed by The Depository Trust Company that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the Certificates. No Certificate Owner will be entitled to receive a certificate representing his or her beneficial interest in the Certificates, unless and until definitive certificates are issued under the limited circumstances described under "Definitive Certificates". All references in this prospectus to actions by Certificateholders shall refer to actions taken by The Depository Trust Company upon instructions from its Participants, and all references in this prospectus to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to Cede & Co., as the registered holder of the Certificates. See "Book-Entry Registration" and "Definitive Certificates" below.


Interest


        Interest on the principal balance of the Class A Certificates will accrue at the Class A Certificate Rate and will be payable to the holders of the Class A Certificates on each distribution date, commencing [October 15, 1999]. The Class A Certificate Rate for any interest period will be the lesser of LIBOR plus __________ and the net receivables rate.

        Interest on the principal balance of the Class B Certificates will accrue at the Class B Certificate Rate and will be payable to the holders of the Class B Certificates on each distribution date, commencing [October 15, 1999]. The Class B Certificate Rate for any interest period will be the lesser of LIBOR plus __________ and the net receivables rate.

        Interest due on a distribution date will accrue from and including the preceding distribution date -- or, in the case of the first distribution date, from and including the date of the issuance of the Certificates -- to but excluding the distribution date on which this interest is due. Interest due for any distribution date will be calculated on the basis of the actual number of days elapsed during the related Interest Period and a 360-day year. Interest due but not paid on any distribution date will be due on the next distribution date together with, to the extent lawfully payable, interest on the amount of this unpaid interest at the Class A Certificate Rate or Class B Certificate Rate, as applicable.


        Interest payments on the Certificates will be derived solely from:


        (1) Non-principal collections on the Receivables allocated to Series 1999-1 for the preceding calendar month;


        (2) the amount, if any, then on deposit in the Reserve Fund;

        (3) any Investment Proceeds; and

        (4) Series 1999-1 Available Retained Collections to the extent of the Required Subordination Draw Amount.

        See "Allocation Percentages" and "Distribution from the Collection Account; Reserve Fund; Principal Account" below.

        Amounts available to make interest payments on the Certificates will be distributed first in respect of the Class A Certificates and then to the Class B Certificates, in each case up to the accrued and unpaid interest thereon.




Principal





        No principal payments will be made on the Certificates until the distribution date in _____________, unless BCI elects not to extend the Initial Principal Payment Date or an Early Amortization Event, as described under "Early Amortization Events" below, occurs. If BCI elects not to extend the Initial Principal Payment Date, principal distributions on the Certificates will begin on that Initial Principal Payment Date, the earliest of which would be the __________ distribution date. If an Early Amortization Event occurs, principal distributions on the Certificates will begin on the distribution date following the end of the Collection Period in which this event occurs.

        During the Revolving Period, principal collections allocated to the Certificates, subject to limitations, will either:

        (1) be deposited in the Excess Funding Account as described under "Excess Funding Account" below;


        (2) be treated as excess principal collections and be allocated to one or more outstanding series which are in amortization, early amortization or accumulation periods to cover shortfalls in principal payments due to the certificateholders of any of these other series or which provide for excess funding accounts or similar arrangements; or


        (3) to the extent the excess principal collections are not needed to cover principal shortfalls for other outstanding series, either be paid or made available to the holder of the BCRC Certificate to maintain at a constant level the interest in the trust represented by the Certificates, or, if the Pool Balance does not exceed the Required Pool Balance, be held in the Collection Account as unallocated Principal Collections.



        See "Allocation Percentages--Principal Collections for all Series" and "Distributions from the Collection Account; Reserve Fund; Principal Account-- Principal Collections" below.



        During the Controlled Accumulation Period, the Initial Amortization Period or any Early Amortization Period, principal collections allocable to the Certificates plus other amounts comprising Available Investor Principal Collections will no longer be deposited in the Excess Funding Account or allocated to another outstanding series or paid or made available to the holder of the BCRC Certificate. Instead, in the case of the Controlled Accumulation Period, Available Investor Principal Collections for each month will be deposited into the Principal Account until the amount on deposit equals the Controlled Deposit Amount, and, in the case of the Initial Amortization Period or an Early Amortization Period, will be deposited, up to the amount of Monthly Principal for the related distribution date into the Collection Account and distributed to the Certificateholders as Monthly Principal, first to the holders of the Class A Certificates and then to the holders of the Class B Certificates, until either the outstanding principal balance of both classes of the Certificates has been reduced to zero or the Series 1999-1 Termination Date has occurred.



        The Controlled Accumulation Period will begin on ________, 200_ or a later date determined by the servicer on the basis of the Accumulation Period Length. The Controlled Accumulation Period will continue for one, two, three or four months and for each of the months, principal collections allocated to the Certificates will be deposited into the Principal Account, in an amount sufficient, when combined with the deposits in all other months, to pay the Class A Certificates and the Class B Certificates on the Scheduled Payment Date. During any Initial Amortization Period or Early Amortization Period, principal collections allocable to the Certificates will be distributed first to the Class A Certificates until the principal balance thereof is reduced to zero, and then to the Class B Certificates until the principal balance thereof is reduced to zero.



        It is expected that amounts accumulated will be paid to the Holders of the Class A Certificates on _________, which is the Scheduled Payment Date and that a single principal payment in respect of the entire principal balance of the Class B Certificates will be made on the _______ distribution date. The principal of the Class A or the Class B Certificates may be paid earlier or, depending on the actual payment rate on the Receivables, later, as described under "Maturity and Principal Payment Considerations" in this prospectus.


        If an interest in the Receivables represented by all outstanding series is required to be repurchased as described below under the third from the last paragraph of "Representations and Warranties," principal payments on the Certificates will be made on the distribution date following this repurchase.



        See "--Allocation Percentages--Principal Collections for all Series" and "--Distributions from the Collection Account; Reserve Fund; Principal Account-- Principal Collections" below.


        Distributions on the Certificates will be made on each distribution date to the holders of Certificates in whose names the Certificates were registered which is expected to be Cede & Co. as nominee of The Depository Trust Company at the close of business on the day preceding the relevant distribution date. If definitive certificates are issued, distributions will be made to the holder of Certificates in whose names the Certificates were registered on the last day of the preceding calendar month. However, the final distribution on the Certificates will be made only upon presentation and surrender of the Certificates. Distributions will be made to The Depository Trust Company in immediately available funds.



Extension of Initial Principal Payment Date


        Unless an Early Amortization Event occurs, principal with respect to the Class A Certificates is expected to be paid on the _________ distribution date and principal with respect to the Class B Certificates is expected to be paid, concurrently with the final distribution on the Class A Certificates, on the ___________ distribution date; provided, however, that the Certificateholders will receive payments of principal earlier if BCI elects not to extend the Initial Principal Payment Date. The first Initial Principal Payment Date will be the __________ distribution date, but will successively and automatically be extended to the next distribution date after the then-current Initial Principal Payment Date unless BCI elects not to so extend. The Initial Principal Payment Date will not, however, be extended beyond the _______ distribution date.

        In the event that BCI elects not to extend the Initial Principal Payment Date, the Revolving Period or the Controlled Accumulation Period, as applicable, will end and the Available Investor Principal Collections for each distribution date commencing on the Initial Principal Payment Date will be paid first, to the Class A Certificateholders until the earlier of the date on which the outstanding principal balance of the Class A Certificates has been reduced to zero or the Series 1999-1 Termination Date and second to the holders of the Class B Certificates until the earlier of the date on which the outstanding principal balance of the Class B Certificates has been reduced to zero or the Series 1999-1 Termination Date.

         BCI will cause the trustee to provide a copy of BCI's notice not to extend the Initial Principal Payment Date to each Certificateholder, the depositor and the Rating Agencies. The servicer will cause the trustee to mail this notice no later than the fifth business day following the distribution date prior to the effective Initial Principal Payment Date on which principal payments will commence.


Book-entry Registration


         The Depository Trust Company is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, and a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered according to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The Depository Trust Company was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include the underwriters, securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to The Depository Trust Company system also is available to Indirect Participants that clear through or maintain a custodial relationship with a Participant, either directly or indirectly Indirect Participants.

         If you are not a Participant or Indirect Participant but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Certificates you can do so only through Participants and Indirect Participants. In addition, you will receive all distributions of principal of and interest on the Certificates from the trustee through The Depository Trust Company and its Participants. Under a book-entry format, you will receive payments after the related distribution date because, while payments are required to be forwarded to Cede & Co., as nominee for The Depository Trust Company, on each of these dates, The Depository Trust Company will forward these payments to its Participants which will then be required to forward them to Indirect Participants or to you as the owner of an interest in the Certificates. It is anticipated that the only Certificateholder, as defined in the Pooling and Servicing Agreement, will be Cede & Co., as nominee of The Depository Trust Company. You will not be recognized by the trustee as Certificateholders under the Pooling and Servicing Agreement. You will only be permitted to exercise the rights of Certificateholders under the Pooling and Servicing Agreement indirectly through The Depository Trust Company and its Participants, who in turn will exercise their rights through The Depository Trust Company.

         Under the rules, regulations and procedures creating and affecting The Depository Trust Company and its operations, The Depository Trust Company is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of and interest on the Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit distributions of principal and interest on behalf of their respective Certificate Owners.

         Because The Depository Trust Company can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and specified banks, the ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in The Depository Trust Company system, or otherwise take actions in respect of the Certificates, may be limited due to the lack of a physical certificate for the Certificates.

         The Depository Trust Company has advised the depositor that neither The Depository Trust Company nor Cede & Co. will consent or vote with respect to any action permitted to be taken by the Certificateholders under the Pooling and Servicing Agreement or any other agreement. Under its usual procedures, The Depository Trust Company mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the Certificates are credited on the record date, identified in a listing attached thereto.

         Cedelbank was incorporated in 1970 as a limited company under Luxembourg law, a societe anonyme. Cedelbank is owned by a parent corporation, Cedel International, societe anonyme, the shareholders of which are banks, securities dealers and financial institutions. Cedel International currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than twenty percent of Cedel International's stock. Cedelbank is registered as a bank in Luxembourg, and is therefore subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, which supervises Luxembourg banks. Cedelbank holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Cedelbank provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Cedelbank has established an electronic bridge with Morgan Guaranty Trust as the Operator of the Euroclear System in Brussels to facilitate settlement of trades between Cedelbank and Euroclear. Cedelbank currently accepts over 110,000 securities issues on its books. Cedelbank's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Cedelbank's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Cedelbank has approximately 2,000 customers located in over 80 countries, including all major European countries.

         The Euroclear System was created in 1968 to hold securities for Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. The Euroclear

System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with The Depository Trust Company described above. The Euroclear System is operated by the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear Operator, and all Euroclear System securities clearance accounts and the Euroclear System cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for the Euroclear System on behalf of Euroclear Participants, Euroclear Participants, securities brokers and dealers, other professional financial intermediaries and banks, including central banks. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.


         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. For this reason, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.


         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law . These terms, conditions and procedures govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions with respect to the Certificates held through Cedelbank or the Euroclear System will be credited to the cash accounts of Cedelbank customers or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See " Material Federal Income Tax Consequences."

         Cedelbank or the Euroclear Operator, as the case may be, will take any action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement on behalf of a Cedelbank customer or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of its depositary to effect these actions on its behalf through The Depository Trust Company.

         Holders of Certificates may hold their Certificates through The Depository Trust Company in the United States or Cedelbank or the Euroclear System in Europe if they are participants of these systems, or indirectly through organizations which are participants in these systems.

         The Certificates will initially be registered in the name of Cede & Co., the nominee of The Depository Trust Company. Cedelbank and the Euroclear System will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries which in turn will hold these positions in customers' securities accounts in the depositaries' names on the books of The Depository Trust Company. Citibank, N.A. will act as depositary for Cedelbank and Morgan Guaranty Trust Company of New York will act as depositary for the Euroclear System.


         Transfers between Participants will occur in accordance with The Depository Trust Company rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.


         Cross-market transfers between persons holding directly or indirectly through The Depository Trust Company, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in The Depository Trust Company in accordance with The Depository Trust Company rules on behalf of the relevant European international clearing system by its depositary. These cross-market transactions, however, will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established European time deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in The Depository Trust Company, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to The Depository Trust Company. Cedel Participants and Euroclear Participants may not deliver instructions directly to the depositaries.

         Because of time zone differences, credits of securities received in Cedelbank or the Euroclear System as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following The Depository Trust Company settlement date. These credits or any transactions in these securities settled during this processing will be reported to the relevant the Euroclear System or Cedelbank customers on that business day. Cash received in Cedelbank or the Euroclear System as a result of sales of securities by or through a Cedelbank customer or Euroclear Participant to a Participant will be received with value on The Depository Trust Company settlement date but will be available in the relevant Cedelbank or Euroclear System cash account only as of the business day following settlement in The Depository Trust Company. For information with respect to tax documentation procedures relating to the Certificates, see " Material Federal Income Tax Consequences--Foreign Investors."

         Although The Depository Trust Company, Cedelbank and the Euroclear System have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of The Depository Trust Company, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time. For a discussion of issues concerning global clearance, settlement and tax documentation procedures as they relate to certificates held by The Depository Trust Company, please see Annex III to this prospectus, which is hereby incorporated by reference into this prospectus.


Definitive Certificates


         The Certificates will be issued in fully registered, certificated form to you or your nominees rather than to The Depository Trust Company or its nominee, only if:

         (1) the depositor advises the trustee that The Depository Trust Company is no longer willing or able to discharge properly its responsibilities with respect to the Certificates and the depositor is unable to locate a qualified successor;

         (2) the depositor, at its option, advises the trustee that it elects to terminate the book-entry system with respect to the Certificates through The Depository Trust Company; or

         (3) after the occurrence of a Servicer Default under the Pooling and Servicing Agreement, Certificate Owners representing not less than 50% of the aggregate unpaid principal amount of the Certificates or of a class of the Certificates advise the trustee and The Depository Trust Company through Participants in writing that the continuation of a book-entry system through The Depository Trust Company, or a successor thereto, is no longer in the best interests of those Certificate Owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee is required through The Depository Trust Company to notify all Certificate Owners of the availability through The Depository Trust Company of definitive certificates. Upon surrender by The Depository Trust Company of the certificate or certificates held by it or its nominee representing the Certificates and instructions for registration, the trustee will issue the Certificates in the form of definitive certificates, and after this issuance the trustee will recognize the Holders as Certificateholders under the Pooling and Servicing Agreement.

         Distributions of principal of and interest on the Certificates will be made by the trustee directly to holders in accordance with the procedures set forth under the caption "Description of the Certificates--Book-entry Registration" in this prospectus and in the Pooling and Servicing Agreement. Distributions on each distribution date will be made to holders in whose names the definitive certificates were registered at the close of business on the last day of the preceding month. Distributions will be made by wire transfer to the address of each holder as it appears on the register maintained by the trustee. The final distribution on any Certificate, whether definitive certificates or the certificate or certificates registered in the name of Cede representing the Certificates, however, will be made only upon presentation and surrender of that Certificate on the final payment date at the office or agency as is specified in the notice of final distribution to Certificateholders. The trustee will provide this notice to registered Certificateholders not later than the fifth day of the month of the final distribution.

         Definitive Certificates will be transferable or exchangeable at the offices of the trustee, which shall initially be Bankers Trust Company. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.


Retained Interest and Variable Funding Certificate


         The trust's assets will be allocated in part to the Certificates and in part to any other series of investor certificates that may be outstanding from time to time, and the remainder will be allocated to the depositor as holder of the BCRC Certificate evidencing the Retained Interest and to the holder, currently the depositor, of the Variable Funding Certificate evidencing the Variable Funding Interest.


         The Retained Interest will consist of


                  (1) the portion thereof that will be in part subordinated from time to time to the Certificates and, in part, to the investor certificates of each prior series and to any additional series, that is, on any date, the sum of the Available Subordinated Amount and the aggregate available subordinated amounts for all other outstanding series on that date after giving effect to the allocations, distributions, withdrawals and deposits to be made on that date; and

                  (2) with respect to each series on any date of determination, a percentage, which in the case of the Certificates will initially be [4]%, of the related adjusted invested amount, including the Adjusted Invested Amount, of each series, which will not be subordinated to the Certificates.

As of the date of the issuance of the Certificates, the amount under the foregoing clause (1) allocable to the Certificates will be no less than $[18,643,730] and the amount under the foregoing clause (2) allocable to the Certificates will be $12,815,560.

         The Variable Funding Interest will consist of the excess, if any, of the Pool Balance over the Required Pool Balance which generally will fluctuate and could be eliminated as the Pool Balance fluctuates relative to the Required Pool Balance. However, upon the occurrence of a Liquidation Event, the proportionate interest in the Pool Balance represented by the Variable

Funding Certificate as of the date of the Liquidation Event will be fixed relative to the interests represented by the Certificates and the investor certificates of other series for purposes of further allocations of principal collections from the pool and the relative interest of the Variable Funding Certificate in further allocations of Non-Principal Collections will not be less than the relative interest thereof as of the Liquidation Event.


         On each business day on which Non-Principal Collections and principal collections are received by the servicer, the holder of the Variable Funding Certificate will be entitled to receive a distribution equal to the product of the Variable Funding Percentage and all Non-Principal Collections and principal collections.


         In accordance with the Pooling and Servicing Agreement, the BCRC Certificate and the Variable Funding Certificate have been issued to the depositor. The depositor holds the BCRC Certificate and has pledged its interest in the Variable Funding Certificate to BCI as security for the Note issued by the depositor to BCI as part of the consideration for the sale of the Receivables by BCI to the depositor. Amounts allocated to the depositor with respect to the Variable Funding Certificate or the BCRC Certificate may be available to the depositor to pay principal and interest on the Note issued to BCI. See "Description of the Receivables Purchase Agreement--Sale and Transfer of Receivables."


         Except after the occurrence of a Liquidation Event as described in this prospectus under the caption "Early Amortization Events" below, the outstanding principal balance of the Variable Funding Certificate will fluctuate to reflect increases or decreases in the aggregate outstanding principal balance of the Receivables, including any increases due to the transfer of additional Receivables to the trust. The holder of the Variable Funding Certificate will own an undivided interest in the trust that will rank pari passu with the interest of all series in the aggregate and the portion of the Retained Interest that is not subordinated to the Certificates or to the investor certificates of any other series.


New Issuances


         The Pooling and Servicing Agreement provides that, according to one or more supplements thereto, the depositor may cause the trustee to issue one or more new series. In the supplement, the depositor may specify, among other things, with respect to the new series:


                  its name or designation;

                  its initial principal amount, or the method for calculating this amount, and the currency in which it is denominated;

                  its certificate rate or the method for determining its certificate rate;

                  the payment date or dates and the date or dates from which interest shall accrue;

                  the method for allocating collections to certificateholders;

                  the issuer and terms of any form of enhancement with respect thereto,


                  the terms on which the investor certificates of that series may be exchanged for investor certificates of a series, other than your series, repurchased by the depositor or remarketed to other investors;

                  the series termination date;

                  the designation of any accounts established in connection with any series and the terms governing the operation of the accounts;


                  the monthly servicing fee and the investors' servicing fee;


                  the number of classes of investor certificates of the series and, if more than one class, the rights and priorities of each class;

                  the extent to which the investor certificates of the series will be issuable in temporary or permanent global form;

                  whether the investor certificates of this series may be issued in bearer form and any limitations imposed thereon;

                  the priority of this series with respect to any other series;

                  whether this series will be part of a group; and

                  any other terms permitted by the related supplement.

         The depositor may offer any series under a prospectus or other disclosure document in transactions either registered under the Securities Act of 1933, as amended, or exempt from registration thereunder, directly or through the underwriters or one or more other underwriters or placement agents. There is no limit to the number of investor certificates that may be issued under the Pooling and Servicing Agreement.

         As stated above, the Pooling and Servicing Agreement provides that the depositor may specify the terms of a new series so that each series has a scheduled amortization period, controlled amortization period or accumulation period which may have a different length and begin on a different date than the scheduled amortization period or accumulation period for any other series. Further, one or more series may be in their early amortization periods, controlled amortization period or accumulation periods while other series are not. Thus, some series may be amortizing or accumulating principal, while other series are not amortizing or accumulating principal. Moreover, different series may have the benefits of different forms of enhancement issued by different entities. Under the Pooling and Servicing Agreement, the trustee will hold each form of enhancement only on behalf of the series, or a particular class within a series, to which it relates. The Pooling and Servicing Agreement also provides that the depositor may specify different certificate rates and monthly servicing fees with respect to each series, or a particular class within a series. In addition, the depositor has the option under the Pooling and Servicing Agreement to vary between series, or classes within a series, the terms upon which a series, or classes within a series, may be repurchased by the depositor.

         A new series may be issued only upon the satisfaction of specified conditions. The depositor may cause the issuance of a new series by notifying the trustee at least five business days in advance of the applicable issuance date. The notice shall state the designation of any series and with respect to that series:


         (1)      its initial principal amount,

         (2)      its currency and certificate rate,


         (3)      the issuer of any enhancement with respect to  series, and

         (4)      the related series issuance date.

         The Pooling and Servicing Agreement further provides that the trust will issue any series only upon delivery to it of the following:

         (1) a supplement in form satisfactory to the trustee signed by the depositor and the servicer and specifying the principal terms of that series;

         (2) any related enhancement agreement executed by each of the parties thereto other than the trustee; and


         (3) an opinion of counsel to the effect that, for federal income and Vermont state income tax purposes.


                  (x) the issuance will not adversely affect the characterization of the investor certificates of any outstanding series or class as debt of the depositor,

                  (y) the issuance will not cause or constitute a taxable event with respect to any certificateholder or the trust, and

                  (z) the investor certificates of that new series will be characterized as debt of the depositor.

         The issuance of a new series is also subject to the conditions that:

         (1) the depositor shall have delivered to the trustee and any enhancement provider a certificate of a vice president or more senior officer, dated the related series issuance date, to the effect that the depositor reasonably believes that the issuance will not cause an Early Amortization Event to occur,

         (2) after giving effect to the issuance, the depositor shall have an interest in the pool represented by the BCRC Certificate and the Variable Funding Certificate equal in the aggregate to at least 2% of the aggregate amount of Receivables included in the trust, in each case as of the series issuance date and after giving effect to the issuance, and

         (3) written notice of the proposed new issuance shall have been given to each Rating Agency at least five business days before the series issuance date and no Rating Agency shall have notified the depositor, BCI or the trustee that the issuance will result in a reduction or withdrawal of the ratings of any outstanding series or class of investor certificates.

         Upon satisfaction of all these conditions, the trust will issue the new series.


Supplemental Certificate


         The Pooling and Servicing Agreement provides that the BCRC Certificate shall, at all times, be beneficially owned by the depositor. Upon satisfaction of the conditions described in this paragraph, however, the depositor may surrender the BCRC Certificate to the trustee in exchange for a newly issued BCRC Certificate and a Supplemental Certificate. The Supplemental Certificate is not required to be beneficially owned by the depositor and may be delivered to or at the direction of the depositor to any entity. It is a condition to delivery of the Supplemental Certificate that, following delivery of the Supplemental Certificate to another entity, the depositor shall, nevertheless, have an interest in the trust, represented by the remaining BCRC Certificate and the Variable Funding Certificate, equal to at least 2% of the aggregate amount of Receivables included in the trust. Additional conditions to the delivery of a Supplemental Certificate are that the depositor shall have given the Rating Agencies 10 days' prior notice and the Rating Agency Condition shall have been satisfied with respect to the exchange and that an opinion of counsel shall be delivered to the trustee to the effect that, for federal income and Vermont state income tax purposes, the issuance of a series will not adversely affect the characterization of the investor certificates of any outstanding series or class as debt of the depositor and that the issuance will not cause or constitute a taxable event with respect to any certificateholder and the trust. In addition, if the supplement by which the

Supplemental Certificate is issued amends any of the terms of the Pooling and Servicing Agreement, the supplement shall be subject to the conditions described under the caption "Amendments" below.


         If any Supplemental Certificate is to be transferred or exchanged, it shall be transferred or exchanged only upon satisfaction of the conditions set forth in the preceding paragraph.


         If a Supplemental Certificate is issued, all references in this prospectus to the BCRC Certificate and distributions made with respect to the BCRC Certificate shall include the Supplemental Certificate and distributions to be made with respect to the Supplemental Certificate and references to the holder of the BCRC Certificate or to the depositor as holder of the BCRC Certificate shall include the depositor and the holder of the Supplemental Certificate.


Conveyance of Receivables and Collateral Security


         On the date of the issuance of the Series 1994-1 Certificates, the depositor sold and assigned to the trust all of the depositor's right, title and interest in and to the Receivables under the Eligible Accounts purchased from BCI and the related Collateral Security as of January 1, 1994, all Receivables created in those initial accounts after January 1, 1994 and the depositor's interest in the related Collateral Security and in the Receivables Purchase Agreement, other than repurchase agreements and other agreements with manufacturers, importers or distributors, and the proceeds of all of the foregoing. Since the issuance of the Series 1994-1 Certificates, the depositor has six times added Additional Accounts to the trust as shown in Annex II hereto. Annex II is hereby incorporated by reference into this prospectus.


         In connection with the sale of the Receivables then existing or subsequently arising under the Eligible Accounts sold or contributed to the depositor by BCI and the transfer of these Receivables by the depositor to the trust, BCI has indicated in its computer records that these Receivables and the related Collateral Security have been transferred to the depositor and that the depositor has transferred its interest therein to the trust. In addition, BCI provided to the depositor, and the depositor has provided to the trustee, a computer file or microfiche or written list containing a true and complete list of all the Eligible Accounts and the outstanding balances of the Receivables therein as of January 1, 1994 and as of the Additional Cut-Off Dates, as applicable. BCI has retained and will not deliver to the depositor or to the trustee any other records or agreements relating to these Receivables. Except as set forth above, the records and agreements relating to the Receivables in these Eligible Accounts have not and will not be segregated from those relating to other accounts and receivables of BCI, and the physical documentation relating to these Receivables will not be stamped or marked to reflect the transfer of these Receivables to the trust. The depositor has filed one or more financing statements in accordance with Vermont state law to perfect the trust's interest in these Receivables, the Collateral Security, the Receivables Purchase Agreement and the proceeds thereof. See "Risk Factors--State and Federal Law May Limit the Ability of the Servicer to Realize on Receivables Thus Causing
Losses on Your Certificates" and "Material Legal Aspects of the Receivables."

         As described below under "Addition of Accounts," the depositor has the right--subject to limitations and conditions--and in some circumstances is obligated, to designate from time to time additional accounts to be included as Additional Accounts, to acquire from BCI under the Receivables Purchase Agreement the Receivables then existing or subsequently created in the Additional Accounts and to convey to the trust the Receivables then existing or subsequently arising in the accounts. Each Additional Account must be an Eligible Account. In respect of any conveyance of Receivables in Additional Accounts, the depositor will follow the procedures set forth in the preceding paragraph, except that the computer file or microfiche or written list will show information for these Additional Accounts as of the cutoff date for the addition.


Representations and Warranties


         The depositor may be required to add Receivables to the trust or to remove or repurchase Receivables in designated Accounts from the trust. In addition, the depositor may, if the conditions precedent are met, add or remove Receivables in designated Accounts to or from the trust. The following paragraphs as well as those set forth under the captions "Addition of Accounts" and "Removal of Accounts and Assignment of Receivables" in this prospectus summarize the circumstances under which these actions must or may be taken and the respective repurchase obligations of the depositor and BCI.

         The depositor has made representations and warranties to the trustee and will on the date of the issuance of the Certificates make the following representations and warranties relating to the Accounts, the Receivables and the Collateral Security:

                           as of January 1, 1994, the date of the issuance of the Certificates and any future series issuance date, each Account is an Eligible Account and, in the case of Additional Accounts, as of the Additional Cut-Off Date and the date the related Accounts are included as Accounts, and on each Transfer Date, each Additional Account is an Eligible Account, each Receivable and all Collateral Security conveyed to the trust on January 1, 1994 or, in the case of Additional Accounts, on the date they are included as Accounts, and on each Transfer Date have been conveyed to the trust free and clear of any liens, except for liens created or permitted under the Pooling and Servicing Agreement, and with respect to each Receivable and all Collateral Security transferred to the trust on January 1, 1994 or, in the case of Additional Accounts, on the date they are included as Accounts, and on each Transfer Date, all appropriate consents and governmental authorizations required to be obtained by the depositor in connection with the conveyance have been duly obtained.

         If the depositor breaches any representation and warranty described above and this breach remains uncured for 30 days or a longer period as may be agreed to by the trustee, after the earlier to occur of the discovery of this breach or receipt of written notice of this breach by the depositor, and this breach has a materially adverse effect on the Certificateholders and the holders of investor certificates of each other outstanding series or the interest represented by the Variable Funding Certificate, that Receivable or, in the case of a breach relating to an Account, all Receivables in the related Account will be retransferred from the trust to the depositor on the terms and conditions set forth in the second succeeding paragraphs below, and in the case of an Account, that Account shall no longer be designated for inclusion in the trust.





         Each of these Receivables shall be retransferred from the trust to the depositor on or before the end of the Collection Period in which the retransfer obligation arises, with a corresponding reduction in the Pool Balance. Unless a Liquidation Event has occurred, in the event that this deduction would cause the Pool Balance to be less than the Required Pool Balance on the preceding Determination Date, after giving effect to the allocations, distributions, withdrawals and deposits to be made on the related distribution date, on the date on which this retransfer to the depositor is to occur, the depositor will be obligated to make a deposit into the Collection Account in immediately available funds in an amount equal to the Transfer Deposit Amount. If the Transfer Deposit Amount is not deposited, the related Receivables will not be reassigned to the depositor and will remain part of the trust. The reassignment of any Receivable to the depositor and the payment of any related Transfer Deposit Amount will be the sole remedy respecting any breach of the representations and warranties described in the preceding paragraph available to the Certificateholders or the trustee on behalf of the Certificateholders.

         In the Pooling and Servicing Agreement, the depositor also makes representations and warranties to the trustee to the effect, among other things, that as of January 1, 1994 and each series issuance date including the date of the issuance of the Certificates:

         (1) it is duly incorporated and in good standing and has the authority to consummate the transactions contemplated by the Pooling and Servicing Agreement and the Pooling and Servicing Agreement--or in the case of Additional Accounts, the related assignment--constitutes a valid, binding and enforceable agreement of the depositor, and

         (2) the Pooling and Servicing Agreement constitutes a valid sale, transfer and assignment to the trust of all right, title and interest of the depositor in the Receivables and the Collateral Security, whether then existing or subsequently created, and the proceeds thereof, under the UCC as then in effect in the State of Vermont, which is effective on the date of the issuance of the Certificates or as of the date Accounts are added to the trust, if applicable.

In the event that:

                           any of the representations and warranties described in paragraph (1) above has been breached,

                           the representation and warranty with respect to the Pooling and Servicing Agreement in paragraph (2) above has been breached and the Pooling and Servicing Agreement does not constitute the grant of a perfected security interest in the Receivables and the Collateral Security and the proceeds thereof under the UCC as then in effect in the State of Vermont, or other specific representations and warranties set forth in the Pooling and Servicing Agreement are breached,

and, the breach has a material adverse effect on the interests of the Certificateholders and the holders of investor certificates of each other outstanding series or the holder of the Variable Funding Certificate, either the trustee, the holder of the Variable Funding Certificate, or the holders of investor certificates of all outstanding series, including the Certificates, evidencing not less than a majority of the aggregate unpaid principal amount of all outstanding series of investor certificates, by written notice to the depositor and the servicer, and to the trustee and the issuer or provider of any enhancement if given by certificateholders, may, unless a Liquidation Event has occurred, direct the depositor to repurchase the interest in the Receivables represented by each outstanding series or the Variable Funding Certificate, or both, within 60 days of the notice, or within any longer period specified in the notice.

         This repurchase will not be required to be made, however, if at the end of the applicable period, either each breached representation and warranty has been satisfied in all material respects or, in the case of a breach described in the second item above, the Pooling and Servicing Agreement then constitutes the grant of a security interest in the Receivables and the Collateral Security, and proceeds thereof, under the UCC as then in effect in the State of Vermont, and any material adverse effect on the interest in the Receivables represented by each outstanding series or the Variable Funding Certificate or both, as applicable, caused thereby has been cured.

         The portion of the price for the repurchase in respect of the Certificates will be equal to the sum of the aggregate principal balance of the Certificates on the distribution date on which the purchase is scheduled to be made and the accrued and unpaid interest on the unpaid principal balance of the Certificates at the Class A Certificate Rate or Class B Certificate Rate, as applicable, plus any Class A Carry-Over Amount or Class B Carry-Over Amount, together with interest on overdue Monthly Interest, to the extent lawfully payable. The deposit by or on behalf of the depositor with the trustee of the repurchase price for all outstanding series or the Variable Funding Certificate or both, in immediately available funds, will be considered a payment in full of that series or the Variable Funding Certificate or both. If notice is given as provided above, the obligation of the depositor to make this deposit will constitute the sole remedy respecting a breach of the representations and warranties available to the investor certificateholders or the holder of the Variable Funding Certificate or the trustee on behalf of the investor certificateholders.



Eligible Accounts and Eligible Receivables

         An Eligible Account is:

         (1) an individual financing account established by BCI or established by an affiliate of BCI or by a third party but which satisfies BCI's customary underwriting standards and acquired by BCI or an affiliate of BCI, with an obligor with respect to Eligible Products under an inventory security agreement in the ordinary course of business, and

         (2) an individual line of credit or financing agreement extended by BCI or an affiliate of BCI or by a third party which satisfies BCI's customary underwriting standards and acquired by BCI or an affiliate of BCI to an obligor for the purpose of financing working capital, manufacturing, production or inventories and secured by assets of that obligor, which, in each case, as of the date of determination thereof relates to an obligor that is an Eligible Obligor and is in existence and, after its establishment or acquisition by BCI or an affiliate of BCI, is maintained and serviced by BCI. BCI or its affiliates may assign or grant participation rights in, this type of Account or any Receivable therein to any person without affecting the Account's status as an Eligible Account. See "Removal of Accounts and Assignment of Receivables" below and "The Floorplan and Asset-Based Financing Business--Participation Arrangements."

         Payments received on account of Receivables arising in Accounts in which a third-party has a Participation Interest are allocated to the trust only to the extent of BCI's undivided interest in the related advance and the amount of these payments allocated to the undivided interest of the third party will not be included in the trust. In addition, Receivables arising under Accounts included in the trust shall, upon removal for assignment to a third party or removal for any other purpose, no longer be included in the trust's assets. The definition of Eligible Account may be changed by amendment to the Pooling and Servicing Agreement without the consent of the Certificateholders if the Rating Agency Condition is satisfied.

         An Eligible Obligor is:





                           in the case of Domestic Inventory Receivables, a dealer that is located in the United States of America including its territories and possessions;

                           in the case of Asset-Based Receivables, a dealer, distributor or manufacturer that is located in the United States of America, including its territories and possessions; and which obligor, in the case of Domestic Inventory Receivables and Asset-Based Receivables, has not been identified by the servicer as being the subject of any voluntary or involuntary bankruptcy, insolvency, liquidation or receivership proceedings.

         An Eligible Receivable is a Receivable:

         (1) which was originated by BCI, by an affiliate of BCI or acquired by BCI or an affiliate of BCI, in each case in the ordinary course of business,


         (2) which arose under an Account that at the time the Receivable was transferred to the trust was an Eligible Account,

         (3) which is owned by BCI at the time of sale or contribution by BCI to the depositor,


         (4) which represents the obligation of an obligor to repay an advance made to or on behalf of that obligor, or credit extended for that obligor, in the case of Domestic Inventory Receivables, to finance an Eligible Product and, in the case of Asset-Based Receivables, to finance working capital or the production, manufacturing or inventory of Eligible Products,


         (5)      which in the case of:


                           Domestic Inventory Receivables, at the time of creation and except with respect to Receivables that are payable in accordance with a repayment schedule regardless of whether the related Eligible Products have been sold , at the time of transfer to the trust, is secured by a first priority perfected security interest in the Eligible Product relating thereto and,

                           Asset-Based Receivables included in the trust, the obligations with respect thereto at the time of transfer to the trust are secured by a first priority perfected security interest in goods, accounts, work in process, raw materials, component parts or other rights or assets of the obligor,

         (6) which is not unenforceable as a result of any violation of requirements of law applicable thereto and the related inventory security agreement in the case of Domestic Inventory Receivables or the related loan agreement in the case of Asset-Based Receivables is not unenforceable as a result of any violation of requirements of law applicable to any party thereto,

         (7) with respect to which all consents and governmental authorizations required to be obtained by BCI or an affiliate of BCI, or the depositor in connection with the creation of the Receivable or the transfer thereof to the depositor and the trust or the performance by BCI or an affiliate of BCI of the inventory security agreement or the other floorplan financing agreement in the case of Domestic Inventory Receivables or the related loan agreement in the case of Asset-Based Receivables by which the Receivable was created, have been duly obtained, effected or given and are in full force and effect,

         (8) as to which at all times following the transfer of the Receivable to the trust, the trust will have good and marketable title thereto free and clear of all liens arising prior to the transfer or arising at any time, other than liens permitted under the Pooling and Servicing Agreement and other than tax and other statutory liens, including liens in favor of the Pension Benefit Guaranty Corporation, which may arise after this transfer and which relate to affiliates of the depositor,

         (9) which has been the subject of a valid transfer and assignment from the depositor to the trust of all the depositor's right, title and interest therein including, with some exceptions, any proceeds thereof,

         (10) which will at all times be the legal and assignable payment obligation of the obligor relating thereto, enforceable against that obligor in accordance with its terms, as modified or revised from time to time with the consent of the servicer, except as enforceability may be limited by the bankruptcy code or other applicable insolvency laws,

         (11) which at the time of transfer to the trust is enforceable against the obligor to the extent of the full principal amount of the Receivable, except as enforceability may be limited by insolvency laws,

         (12) as to which, at the time of transfer of the Receivable to the trust, BCI or an affiliate of BCI and the depositor have satisfied all their respective obligations under the Pooling and Servicing Agreement with respect to the Receivable required to be satisfied at that time,

         (13) as to which, at the time of transfer of the Receivable to the trust, neither BCI or any affiliate of BCI nor the depositor has taken any action or failed to take any action required of it under the Receivables Purchase Agreement or the Pooling and Servicing Agreement which would impair the rights of the trust or the certificateholders therein, and

         (14) which constitutes either an "account" or "chattel paper" as defined in Article 9 of the UCC as then in effect in the State of Vermont.

The foregoing definition of Eligible Receivables may be changed by amendment to the Pooling and Servicing Agreement without the consent of the Certificateholders if the Rating Agency Condition for that amendment is satisfied.

         It is not required or anticipated that the depositor or the trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with representations and warranties of BCI or for any other purpose. In addition, it is not anticipated or required that the depositor or the trustee will make any initial or periodic general examination of the servicer for the purpose of establishing the compliance by the servicer with its representations or warranties, the observation of its obligations under the Pooling and Servicing Agreement or for any other purpose.


Ineligible Receivables


         Any Receivable that is not an Eligible Receivable is an Ineligible Receivable. Although Ineligible Receivables existing or arising in Eligible Accounts will from time to time be transferred to the trust, the Pool Balance will for all purposes be calculated solely on the basis of the aggregate principal balance of Receivables that are Eligible Receivables.


Addition of Accounts


         Subject to the conditions described in this section, the depositor has the right to designate from time to time additional Eligible Accounts to be included in the trust as Accounts. In addition, unless a Liquidation Event has occurred, the depositor is required to designate and to add to the trust the Receivables of additional Eligible Accounts if, as of the date for which the following calculations are made, either:

         (1) the Pool Balance is less than the Required Pool Balance  or

         (2) the aggregate interest in the trust represented by the BCRC Certificate and the Variable Funding Certificate held by the depositor is less than 2% of the aggregate amount of Receivables included in the trust.

         In the case of either (1) or (2) immediately above, unless a Liquidation Event has occurred with respect to BCI or the depositor, the depositor under the Receivables Purchase Agreement will be required to purchase or acquire from BCI, but BCI will have no obligation to sell to the depositor, within 10 business days after the event described in (1) or (2) has occurred, the Receivables arising in Additional Accounts to the extent necessary to cure the above deficiency.

         Any provision under the Pooling and Servicing Agreement, and the Receivables Purchase Agreement, requiring the depositor to designate Additional Accounts to the trust means accounts of the same type, i.e., Accounts giving rise to Domestic Inventory Receivables or if Asset-Based Receivables have already been added to the trust, then Accounts giving rise to either Domestic Inventory Receivables or Asset-Based Receivables. However, at the option of the depositor and BCI and subject to specified conditions, including satisfaction of the Rating Agency Condition prior to the first addition of Asset-Based Receivables, Asset-Based Receivables may be added in satisfaction of this requirement even if the only Accounts then in the trust are Accounts containing Domestic Inventory Receivables.

     Any designation of Additional Accounts is subject to the following conditions, among others:



     (1) each Additional Account must be an Eligible Account at the time of its addition and with respect to Additional Accounts designated at the option of the depositor, the Rating Agency Condition must be satisfied; provided, that the Rating Agency Condition need not be satisfied if the conditions described in the second succeeding paragraph following this list of conditions are satisfied;


     (2) the addition of the Receivables arising in the Additional Accounts shall not, in the reasonable belief of the depositor, cause an Early Amortization Event to occur;

     (3) the depositor shall not select the Additional Accounts in a manner that it believes is adverse to the interests of the certificateholders or any enhancement provider; and

     (4) unless the Accounts are being added in accordance with the conditions described in the second succeeding paragraph, the depositor shall deliver legal opinions to the trustee and any enhancement providers indicating that the trustee, on behalf of the trust, will have a perfected security interest in the documents as required by the Pooling and Servicing Agreement.

     Each Additional Account must be an Eligible Account at the time of its addition and, unless all necessary conditions -- including, without limitation, if not already included in the trust, satisfaction of the Rating Agency Condition with respect to the inclusion of Asset-Based Receivables -- have been met, the Additional Accounts may not include Asset-Based Receivables. However, since Additional Accounts, as well as Receivables in general arising under Accounts subsequent to __________ 1, 1999 or arising under Additional Accounts, may have been originated or acquired by BCI or its affiliates at a later date using credit criteria, or having other characteristics, different from those which were applicable to the Accounts and the Receivables therein transferred to the trust prior to the date of the issuance of the Certificates, they may not be of the same credit quality as the Accounts and Receivables as of __________ 1, 1999.


     The requirement that the Rating Agency Condition be satisfied and that legal opinions be delivered in connection with the addition of Accounts will not be necessary if the following conditions are met:


     (1) the Additional Accounts do not contain Asset-Based Receivables unless Asset-Based Receivables have been previously added to the trust after having met the Rating Agency Condition,

     (2) during the calendar quarter in which the addition occurs, the number of new Accounts which have been added, after taking the proposed addition into account, will not exceed 5% of the number of all Accounts at the end of the preceding calendar quarter and the aggregate dollar amount of principal receivables in these new Accounts added under this paragraph during the calendar quarter in which the addition occurs shall not exceed 5% of the Pool Balance at the end of the preceding calendar quarter, and



     (3) during the 12 consecutive calendar months ending with the calendar month in which the addition is made and including the addition, the number of these new Accounts does not exceed 20% of the number of all Accounts at the beginning of the 12-month period in which the addition occurs and the aggregate dollar amount of principal receivables in these new Accounts added under this paragraph during this 12-month period shall not exceed 20% of the Pool Balance at the beginning of this 12-month period.



     When determining the amount of Accounts and principal receivables which have been added to the trust for purposes of the tests set forth in (2) and (3) above, only those Accounts which have been added in accordance with the conditions described in the paragraph above--not therefore, requiring satisfaction of the Rating Agency Condition or the delivery of legal opinions-- will be taken into consideration. Additions made under other provisions of the Pooling and Servicing Agreement will not be included. If Accounts have been added in accordance with the conditions described in the paragraph above, a legal opinion indicating that the trustee, on behalf of the trust, will have a perfected security interest in these Accounts is to be delivered to the trustee every six months to the extent that the addition of these Accounts have not been covered by legal opinions previously delivered to the trustee.



Removal of Accounts and Assignment of Receivables


     The depositor shall have the right at any time to designate specific accounts from which it will stop transferring newly originated Receivables to the trust. If the depositor specifies accounts from which Receivables will no longer be transferred to the trust, these accounts will constitute Removed Accounts. To cease transferring any newly originated Receivables in any Removed Account, the depositor or the servicer on its behalf shall, among other things:

     (1) at least five business days prior to the date on which the transfer of these Receivables will cease give notice to the trustee, any enhancement provider and each Rating Agency;

     (2) on or before the fifth business day after the date on which the transfer of these Receivables will cease, the depositor shall have furnished to the trustee a computer file, microfiche list or other list of the Removed Accounts, specifying for each Removed Account its number, the aggregate amount outstanding in that Removed Account and the aggregate amount of Receivables therein as of the day immediately preceding the date or which the transfer of these Receivables will cease;

     (3) represent and warrant that the removal of the relevant Removed Accounts will not, in the reasonable belief of the depositor, cause an Early Amortization Event to occur or cause the Pool Balance to be less than the Required Pool Balance;

     (4) represent and warrant that no selection procedures believed by the depositor to be adverse to the holders of certificates of any series were utilized in selecting the Removed Accounts;

     (5) represent and warrant that the removal of the relevant Removed Accounts will not result in a reduction or withdrawal of the ratings of the Certificates or any other outstanding series or class of investor certificates by any Rating Agency; and


     (6) on or before the related date on which the transfer of these Receivables will cease, deliver to the trustee and any enhancement provider an officers' certificate confirming the items set forth in clauses (3), (4) and (5) above.


     Under specified conditions, the Pooling and Servicing Agreement may be amended without the consent of the Certificateholders or any Rating Agency to permit the depositor to also remove existing Receivables in Removed Accounts, including all amounts then held or subsequently received in respect of these Receivables. See "Amendments."


     On the fifth business day after any date on which an Account becomes an Ineligible Account, the depositor will commence the removal of the Receivables of this Ineligible Account from the trust by:


     (1) furnishing to the trustee, any enhancement provider and the Rating Agencies a notice specifying the date on which the removal of these Receivables will begin and the Ineligible Accounts to be removed;

     (2) on or before the fifth business day after the date on which the removal of these Receivables will begins, furnishing to the trustee a computer file, microfiche list or other list of the Ineligible Accounts, specifying for each Ineligible Account its number and the aggregate amount and outstanding principal balance of Receivables therein as of the date immediately preceding the date on which the removal of these Receivables began; and

     (3) from and after the date on which the removal of these Receivables will begin, ceasing to transfer to the trust any Receivables arising in the Ineligible Accounts.

     With respect to the removal of Accounts under either of the two immediately preceding paragraphs, whether this removal occurs at the option of the depositor prior to the time that the depositor is permitted to remove existing Receivables in Removed Accounts or upon a required removal of an Ineligible Account:

     (1) from and after the applicable date on which the transfer of the relevant Receivables ceases or the removal of the relevant Receivables begins, as applicable, all principal collections in respect of each Removed Account or Ineligible Account will be allocated first to the oldest outstanding principal balance of that Account, until the Determination Date on which the outstanding principal balance of Receivables in the Account is reduced to zero; and

     (2) on each business day from and after the date on which the transfer of the relevant Receivables ceases or the removal of the relevant Receivables begins, as applicable until the Determination Date on which the outstanding principal balance of Receivables in the relevant account is reduced to zero, the depositor will allocate to the trust, to be further allocated in accordance with the Pooling and Servicing Agreement, Non-Principal Collections in respect of these Accounts based on the ratio of the amount of principal receivables in these Accounts on that business day that were previously sold to the trust divided by the total amount of principal receivables in these Accounts on that business day, and to the depositor the remainder of the Non-Principal Collections in respect of these Accounts on that business day.

     Upon satisfaction of the above conditions on the Determination Date on which the outstanding principal balance of Receivables in the relevant account is reduced to zero, the Removed Accounts or Ineligible Accounts shall be deemed to have been removed from the trust and the depositor shall be permitted to sell, transfer, assign, set over and otherwise convey, without recourse, representation or warranty, all the right, title and interest in and to the Receivables remaining and subsequently arising in the Removed Accounts or Ineligible Accounts, all amounts received or to be received with respect thereto and all proceeds thereof.


     The depositor may at any time remove specific Receivables from the trust, including all amounts then held or subsequently received in respect of these Receivables, without removing any other Receivables in the related Account then existing or subsequently arising, and shall have the right to remove the related Collateral Security and other rights associated with these Receivables, provided the Receivables are removed from the trust in connection with an assignment of these Receivables to a third party in return for payment for these Receivables. As a condition to the assignment and removal of these Receivables, the payment shall be in an amount at least equal to the principal amount of the Receivables to be removed plus accrued interest to the removal date. All of these payments shall be included as collections. The depositor has agreed under the Pooling and Servicing Agreement that this type of removal will take place only if, in the reasonable belief of the depositor, no Early Amortization Event will occur as a result of the removal.


     The depositor also has the right to cause the trustee to remove from the trust and reassign to the depositor Domestic Inventory Receivables originated and transferred to the trust during the four month period commencing 16 months prior to the relevant Origination Period that continue to be unpaid in full 450 or more days following the origination thereof, provided that the aggregate amount of these Domestic Inventory Receivables that may be so removed and reassigned shall not exceed 10% of the aggregate principal balance of Domestic Inventory Receivables originated and transferred to the trust during this four month period commencing 16 months prior to the relevant Origination Period. The depositor shall effect this removal and reassignment by depositing in the Collection Account for application as collections on the Receivables an amount equal to the principal amount of the Receivables to be removed plus accrued interest to the date of the reassignment. The trust will be under no obligation to hold any of these Receivables for the purpose of allowing the depositor to cause a reassignment of these Receivables.


     In addition to the provisions described above, the Pooling and Servicing Agreement provides that in connection with the granting of Participation Interests in Receivables in the trust, the depositor has the right to remove from the trust the undivided interest which is to be granted to a third party. If an interest in a Receivable is removed, the Collateral Security or interest in the Collateral Security attributable to that interest may also be removed. The requirements for removing an undivided interest include the requirement that the depositor or the servicer on the depositor's behalf, represent and warrant that the removal will not, in the reasonable belief of the depositor, cause an Early Amortization Event to occur or cause the Pool Balance to be less than the Required Pool Balance. See "The Floorplan and Asset-Based Financing Business--Participation Arrangements."


Credit Support for the Certificates


     The following sections summarize the structure for allocating collections made on the Receivables and other amounts among the Certificates, the other series, the Variable Funding Certificate and the BCRC Certificate.


Collection Account


     The servicer has established and is required to maintain, or cause to be established and maintained, the Collection Account.

     Funds in the Collection Account generally will be invested in Eligible Investments.





     Any earnings, net of losses and investment expenses, on funds in the Collection Account will be credited to the Collection Account. The servicer will have the revocable power to instruct the trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out the trustee's or the servicer's duties under the Pooling and Servicing Agreement.


Excess Funding Account

     The servicer has established and is required to maintain, or, cause to be established and maintained for the life of the Certificates, an Excess Funding Account which shall be an Eligible Deposit Account for the benefit of the certificateholders in the name of the trustee. The Excess Funding Account is intended to preserve for the benefit of the certificateholders principal collections otherwise payable in respect of other series or the BCRC Certificate during the Revolving Period and the Controlled Accumulation Period.

     On each Business Day during the Revolving Period, if the Pool Balance at the end of the preceding Business Day was less than the Required Pool Balance also calculated as of the end of that preceding Business Day, the servicer will cause principal collections allocable to the Certificates to be deposited by the servicer in the Excess Funding Account in an amount equal to the Excess Funded Amount calculated as of the end of the preceding Business Day, minus the amount then held in the Excess Funding Account.


     On each Business Day during the Controlled Accumulation Period, if the Pool Balance at the end of the preceding Business Day was less than the Required Pool Balance also calculated as of the end of that preceding Business Day, the servicer will cause principal collections allocable to the Certificates, which remain after making required deposits into the Principal Account, to be deposited by the servicer in the Excess Funding Account in an amount equal to the Excess Funding Amount calculated as of the end of the preceding Business Day, minus the amount then held in the Excess Funding Account.


     The Excess Funded Amount shall be calculated for each Business Day and shall be an amount equal to the product of:


     (1) the excess, if any, of the Required Pool Balance over the Pool Balance, each as of the end of the preceding day multiplied by


     (2) a fraction the numerator of which is the sum of the Required Investor Percentage of the Adjusted Invested Amount and the Available Subordinated Amount and the denominator of which is the aggregate of the required balances for all series, including the Series 1999-1 Required Balance, providing for excess funding accounts or similar arrangements.

     On each Business Day during the Revolving Period or the Controlled Accumulation Period, funds on deposit in the Excess Funding Account, including without limitation the Excess Funded Amount, will be withdrawn and paid or made available to the holder of the BCRC Certificate or allocated to one or more series which are in amortization, early amortization or accumulation periods to the extent that as of the end of the preceding day, the excess referred to the preceding sentence, namely, the Required Pool Balance over the Pool Balance, has been reduced or no longer exists.

         Funds on deposit in the Excess Funding Account will be invested at the direction of the servicer in Eligible Investments. On each distribution date, all net investment income earned on amounts in the Excess Funding Account since the preceding distribution date will be withdrawn from the Excess Funding Account and applied on the same basis as Investor Non-Principal Collections.


Allocation Percentages


     This section sets forth the procedure for calculating the Certificates' allocable share of specified distributions and other payments made with respect to the Receivables. Amounts not allocated to the Certificates will be allocated to other series, the Variable Funding Certificate or the BCRC Certificate.


Allocation to the Certificates.


     The servicer will allocate amounts to the Certificates for each Collection Period as follows:


     (1) Non-Principal Collections and the Defaulted Amount will be allocated to the Certificates based on the Floating Allocation Percentage;


     (2) during the Revolving Period, principal collections will be allocated to the Certificates based on the Floating Allocation Percentage;

     (3) during the Controlled Accumulation Period, any Initial Amortization Period and any Early Amortization Period, principal collections will be allocated to the Certificates based on the Principal Allocation Percentage; and

     (4) Miscellaneous Payments will be allocated to the Certificates on the basis of the Series 1999-1 Investor Allocation Percentage.

     When allocating principal collections, if the sum of:

     (1) the sum of the floating allocation percentages, including the Floating Allocation Percentage, if applicable, for each series in its revolving period,

     (2) the sum of the principal allocation percentages, including the Principal Allocation Percentage, if applicable, for each series in its amortization, accumulation or early amortization period, and


     (3) the Variable Funding Percentage




exceeds 100%, then principal collections for the Collection Period will be allocated among the series and the Variable Funding Certificate pro rata on the basis of these allocation percentages after the pro rata reduction of these percentages so that the sum thereof equals 100% for this period.

     When allocating Non-Principal Collections, if the sum of:

     (1) the sum of the floating allocation percentages, including the Floating Allocation Percentage, for each series, and

     (2) the Variable Funding Percentage

exceeds 100%, then Non-Principal Collections for the Collection Period will be allocated among the series and the Variable Funding Certificate [pro rata] on the basis of these allocation percentages after the pro rata reduction of these percentages so that the sum thereof equals 100% for that period.

Principal Collections for all Series


     Principal collections allocable to the Certificates for any Collection Period during the Revolving Period will first be allocated to the Excess Funding Account to the extent described above under "Credit Support for the Certificates--Excess Funding Account." Principal collections allocable to the Certificates for any Collection Period with respect to the Controlled Accumulation Period will first be allocated to make deposits up to the Controlled Deposit Amount in the Principal Account. Principal collections allocable to the Certificates for any Collection Period with respect to any Initial Amortization Period or any Early Amortization Period will first be allocated to make required payments of Monthly Principal on the Certificates. See "Distributions from the Collection Account; Reserve Fund; Principal Account--Principal Collections" below.



     Principal collections allocable to the Certificates for any Collection Period during the Controlled Accumulation Period remaining after the allocation to provide for the deposit of the Controlled Deposit Amount into the Principal Account will then be allocated to the Excess Funding Account to the extent described above under "Credit Support for the Certificates--Excess Funding Account." The servicer will next determine the amount of Available Investor Principal Collections remaining after these required payments are made and the amount of any similar excess for any other series. The servicer will allocate Excess Principal Collections to cover any principal distributions on any series which are either scheduled or permitted and which have not been covered out of principal collections and other amounts allocated to that series.


     Excess Principal Collections will generally not be used to cover investor charge-offs for any series. If for any Collection Period a principal shortfall occurs for one or more series of certificates, Excess Principal Collections from other series may be available to cover some or all of the shortfall. The determination of what constitutes a principal shortfall for a series is made on a series by series basis. If for any distribution date the aggregate amount of principal shortfalls for all series exceeds Excess Principal Collections, then Excess Principal Collections will be allocated pro rata among the applicable series entitled to receive monthly principal based on the relative amounts of these principal shortfalls.

     To the extent that Excess Principal Collections exceed principal shortfalls, the balance will be paid or made available to the holder of the BCRC Certificate only if the Pool Balance for the related distribution date, determined after giving effect to any Receivables transferred to the trust on that date, exceeds the Required Pool Balance for the immediately preceding determination date, after giving effect to the allocations, distributions, withdrawals and deposits to be made on that distribution date. Any amount not paid to the holder of the BCRC Certificate because the Pool Balance does not exceed the Required Pool Balance will be held unallocated in the Collection Account until the Pool Balance exceeds the Required Pool Balance, at which time this amount will be paid to the holder of the BCRC Certificate, or until an early amortization event occurs or an accumulation or scheduled amortization period commences for any series, after which event or commencement this amount will be treated as a Miscellaneous Payment.

Deposits in Collection Account

     Except as otherwise provided in the following paragraphs, the servicer, no later than two business days after the date of receipt of any collections on the Receivables, will deposit these collections, net of the Variable Funding Percentage of these collections and the Excess Retained Percentage of these collections, into the Collection Account.


     Notwithstanding the foregoing, for so long as


     (1) BCI remains the servicer under the Pooling and Servicing Agreement,

     (2) no Servicer Default has occurred and is continuing, and

     (3) BCI:

              is a subsidiary of Bombardier Corporation, which shall own at least 80% of the voting common stock of BCI, and BCI has and maintains a short-term debt rating of at least A-1 by Standard & Poor's and P-1 by Moody's, arranges for and maintains a letter of credit or other form of enhancement in respect of the servicer's obligation to make deposits of collections on the Receivables in the Collection Account that is acceptable in form and substance to each Rating Agency, or otherwise obtains confirmation that the change will not cause a reduction or withdrawal of outstanding credit ratings on any certificates, then, subject to any limitations in the confirmations referred to below in this paragraph, BCI need not deposit collections into the Collection Account on a daily basis but may use for its own benefit all these collections until the business day immediately preceding the related distribution date, at which time BCI will make these deposits in a single deposit into the Collection Account in an amount equal to the net amount of these deposits and withdrawals which would have been made had the conditions described in this paragraph not applied. Prior to ceasing daily deposits as described above, BCI must deliver to the trustee written confirmation from each of the Rating Agencies that the failure by BCI to make daily deposits will not result in a reduction or withdrawal of the ratings of the Certificates or any other outstanding series or class of investor certificates.

     In addition to and notwithstanding the foregoing, with respect to any Collection Period, the servicer will only be required to deposit collections into the Collection Account up to the aggregate amount of collections required to be deposited into all series accounts or, without duplication, distributed on the related distribution date to all investor certificateholders and to each enhancement provider according to the terms of any series supplement to the Pooling and Servicing Agreement or the terms of any enhancement agreement. If, at any time prior to a distribution date, the amount of collections deposited in the Collection Account exceeds the amount required to be deposited for that distribution date, the servicer will be permitted to withdraw the excess from the Collection Account.

     The requirements of the preceding paragraphs are subject to the following exceptions. On any date on which collections are received, the servicer may distribute or make available directly, to the holder of the Variable Funding Certificate, an amount equal to the Variable Funding Percentage of these collections and, to the holder of BCRC Certificate, the Excess Retained Percentage of these collections.

Daily Allocations

     On any date on which collections are received during the Revolving Period, the Controlled Accumulation Period or any Initial Amortization Period, the servicer will allocate to Series 1999-1 an amount equal to the sum of

     (1) the product of the Floating Allocation Percentage for that date multiplied by the aggregate amount of Non-Principal Collections on that date, and

     (2) the Series 1999-1 Available Retained Collections for that date,

and of that allocation, the servicer will deposit and retain in the Collection Account an amount equal to the lesser of


     (1) the Daily Allocation on that date and

     (2) the difference between


              the sum of the Monthly Interest; any Class A Carry-Over Amount and any Class B Carry-Over Amount for the related Distribution Date; if BCI is not the servicer, the Monthly Servicing Fee for the current Collection Period; the sum through the deposit date of the Floating Allocation Percentage of the Defaulted Amount, and the amount, if any, by which the Reserve Fund Required Amount exceeded the amount on deposit in the Reserve Fund on the preceding Distribution Date, and the sum of the Daily Allocations previously deposited in the Collection Account for the current Collection Period,

and the remainder of this Daily Allocation will be retained by the servicer for application as described in the following two paragraphs.


     During the Early Amortization Period, the entire Daily Allocation for each date will be deposited and retained in the Collection Account.


         On each Determination Date with respect to the Revolving Period, the Controlled Accumulation Period or any Initial Amortization Period, the servicer will deposit in the Collection Account an amount equal to the excess, if any, of any Daily Allocation retained by the servicer and not deposited in the Collection Account during the related Collection Period over the amounts required to be distributed on the related distribution date under clauses (1) through (8) under "Distributions from the Collection Account; Reserve
Fund; Principal Account--Non-Principal Collections" below, provided that if BCI is the servicer, BCI may make this deposit net of the Monthly Servicing Fee plus Daily Allocations consisting of Series 1999-1 Available Retained Collections retained by the Servicer and not used on the related distribution date as described under "Distributions from the Collection Account; Reserve Fund; Principal Account" below.



Limited Subordination of Retained Interest

     A portion of the Retained Interest up to the Available Subordinated Amount will be available to fund payment of principal and interest on the Certificates in the event that the proportionate interests of the Certificates in collections received with respect to the Receivables during any particular Collection Period are less than the required distributions thereon. The following paragraphs describe the extent to which collections otherwise allocable to the BCRC Certificate will be available to satisfy shortfalls with respect to the payment of principal and interest on the Certificates.

Deficiency Amount. For each distribution date, the servicer will determine for the Certificates the Deficiency Amount which will be the amount, if any, by which the sum of

          (1) Monthly Interest for the distribution date,

          (2) Monthly Interest accrued but not paid for prior distribution dates plus interest thereon,

          (3) the Net Servicing Fee for the distribution date,

          (4) the Investor Default Amount for the distribution date, and

          (5) the Series 1999-1 Investor Allocation Percentage of any Adjustment Payment for the distribution date that has not been deposited in the Collection Account as required under the Pooling and Servicing Agreement, exceeds


          the sum of


          (1) Investor Non-Principal Collections and Investment Proceeds for the distribution date and

          (2) the amount of funds in the Reserve Fund on the distribution date available to fund the amount by which the amount in (1) through
              (5) above exceeds the amount in (1) immediately above.

The lesser of the Deficiency Amount and the Available Subordinated Amount is the "Required Subordination Draw Amount."




Required Subordinated Amount. The "Required Subordinated Amount" means, as of any date of determination, the sum of


          (1) the Invested Amount multiplied by the percentage equivalent of a fraction, the numerator of which is 5.5% and the denominator of which is the excess of 100% over 5.5% and

          (2) the Incremental Subordinated Amount for the immediately preceding distribution date or, if the date of determination is a distribution date, for that date; provided, however, that for any date prior to the end of the Revolving Period, the Required Subordinated Amount shall in no event be less than an amount equal to the sum of 3.75% of the initial principal amount of the Certificates plus the Incremental Subordinated Amount for the immediately preceding distribution date or, if the date of determination is a distribution date, for that date;

provided further, that upon the commencement of the Initial Amortization Period or the Controlled Accumulation Period or if an Early Amortization Event occurs, the Required Subordinated Amount for each date of determination after this commencement will equal the Required Subordinated Amount as of the close of business on the day preceding the first day of the Initial Amortization Period or the Controlled Accumulation Period or the day on which the Early Amortization Event occurs.

Available Subordinated Amount. The "Available Subordinated Amount" for any date of determination after the first distribution date means an amount equal to the sum of:


          the lesser of:


          (1) the Available Subordinated Amount for the preceding distribution date, minus, with some limitations, the Required Subordination Draw Amount for the preceding distribution date or, if the date of determination is a distribution date, that distribution date, minus the amount of any deposits in the Reserve Fund from Series 1999-1 Available Retained Collections for the purpose of reimbursing funds withdrawn from the Reserve Fund applied to cover any portion of the Investor Default Amount on the preceding distribution date or, if the date of determination is a distribution date, that distribution date, minus an amount equal to the Defaulted Amount for the immediately preceding Collection Period multiplied by a fraction, the numerator of which is the Available Subordinated Amount as of the last day of the preceding Collection Period, or in the case of the first distribution date, the Required Subordinated Amount as of the date of the issuance of the Certificates, and the denominator of which is the Pool Balance as of the last day of the preceding Collection Period, or in the case of the first distribution date, the Pool Balance as of the date of the issuance of the Certificates, plus the aggregate amount of Excess Servicing paid to the holder of the BCRC Certificate on the previous distribution date as described below under "Distributions from the Collection Account; Reserve Fund; Principal Account--Excess Servicing," minus the Incremental Subordinated Amount for the second preceding distribution date or if the date of determination is a distribution date, the preceding distribution date, plus the Incremental Subordinated Amount for the immediately preceding distribution date, or if the date of determination is a distribution date, that distribution date plus the percentage equivalent of a fraction, the numerator of which is 5.5% and the denominator of which is the excess of 100% over 5.5%, multiplied by the aggregate amount of any increases in the Invested Amount resulting from any withdrawals from the Excess Funding Account since the preceding distribution date; and


          (2) the Required Subordinated Amount for that date of determination;
              and


          the amount of any optional increase in the Available Subordinated Amount exercised by the depositor as described below in the final paragraph of this section "Limited Subordination of the Retained Interest--Available Subordinated Amount."

The Available Subordinated Amount for any date of determination during the period from the date of the issuance of the Certificates through the first distribution date is equal to the Required Subordinated Amount as of that date of determination, which will equal at least $[18,643,730] on the date of the issuance of the Certificates.





     If the Available Subordinated Amount for any distribution date is less than the Required Subordinated Amount for that distribution date, an Early Amortization Event will occur. The holder of the BCRC Certificate could elect to increase the Available Subordinated Amount -- but the aggregate amount of these increases may not exceed an amount equal to 1% of the initial principal amount of the Certificates -- at the time this Early Amortization Event would otherwise occur, thus preventing or delaying the occurrence of this Early Amortization Event.


Distributions from the Collection Account; Reserve Fund; Principal Account




Non-Principal Collections. On each distribution date, the trustee will apply Investor Non-Principal Collections and Investment Proceeds for that distribution date to make the following distributions in the following order of priority:

     (1) an amount equal to Class A Monthly Interest for that distribution date, plus the amount of any Class A Monthly Interest previously due but not distributed on a prior distribution date, plus, to the extent permitted under applicable law, interest at the Class A Certificate Rate on Class A Monthly Interest previously due but not distributed, shall be distributed on the Class A Certificates;

     (2) an amount equal to Class B Monthly Interest for that distribution date, plus the amount of any Class B Monthly Interest previously due but not distributed on a prior distribution date, plus, to the extent permitted under applicable law, interest at the Class B Certificate Rate on Class B Monthly Interest previously due but not distributed, shall be distributed on the Class B Certificates;

         (3) an amount equal to the Net Servicing Fee for that distribution date shall be distributed to the servicer, unless this amount has been deducted from amounts that would otherwise be deposited to the Collection Account as described above under "Deposits in

Collection Account" or waived as described under "Servicing Compensation and Payment of Expenses" below;

     (4) an amount shall be deposited in the Reserve Fund equal to the amount, if any, by which the Reserve Fund Required Amount for that distribution date exceeds the amount on deposit in the Reserve Fund after giving effect to any withdrawal therefrom on that distribution date;

     (5) an amount equal to the Investor Default Amount, if any, for that distribution date shall be treated as a portion of Available Investor Principal Collections for that distribution date and shall be allocated by the trustee in the manner described under "Principal Collections" below;

     (6) an amount equal to the remainder of the Monthly Servicing Fee for that, distribution date, if any, due but not paid to the servicer shall be paid to the servicer, unless this amount has been deducted from amounts that would otherwise be deposited to the Collection Account as described above under "Deposits in Collection Account" or waived as described under "Servicing Compensation and Payment of Expenses" below;

     (7) any Class A Carry-Over Amount for that distribution date, plus the amount of any Class A Carry-Over Amount previously due but not distributed on a previous distribution date, shall be distributed to the Class A
Certificateholders;

     (8) any Class B Carry-Over Amount for that distribution date, plus the amount of any Class B Carry-Over Amount previously due but not distributed on a previous distribution date, shall be distributed to the holders of the Class B Certificates; and

     (9) the balance, if any, shall constitute Excess Servicing and shall be allocated by the trustee in the manner described under "Excess Servicing" below.

         If the Investor Non-Principal Collections and Investment Proceeds are not sufficient to make the distributions required by clauses (1), (2), (3) and
(5), the trustee shall withdraw funds from the Reserve Fund and apply these funds to complete, to the extent available, the distributions in accordance with clauses (1), (2), (3) and (5) in the numerical order thereof.

     If there is a Deficiency Amount for that distribution date, the servicer will apply or cause the trustee to apply the aggregate amount of Series 1999-1 Available Retained Collections for the related Collection Period on that distribution date, but only up to the Required Subordination Draw Amount, to make the distributions required by clauses (1), (2), (3) and (5) above that have not been made through the application of funds from the Reserve Fund as described in the preceding paragraph. Any of the Series 1999-1 Available Retained Collections remaining after the application thereof in accordance with the preceding sentence shall be treated as a portion of the Available Investor Principal Collections, but only up to the amount of unpaid Adjustment

Payments allocated to the Certificates. The holder of the BCRC Certificate may elect to increase the Available Subordinated Amount, up to a maximum aggregate increase equal to 1% of the initial principal amount of the Certificates, in order to avoid the occurrence of an Early Amortization Event.

     Reserve Fund. The Reserve Fund, which shall be an Eligible Deposit Account will be established and maintained in the name of the trustee for the benefit of the Certificateholders. The depositor will make an initial deposit into the Reserve Fund on the date of the issuance of the Certificates in an amount no less than $[1,601,695]. If, after giving effect to the allocations, distributions and deposits in the Reserve Fund described in this prospectus under the caption "Non-Principal Collections," the amount in the Reserve Fund is less than the Reserve Fund Required Amount for that distribution date, the trustee shall deposit any remaining Series 1999-1 Available Retained Collections to the extent of the Available Subordinated Amount for the related Collection Period into the Reserve Fund until the amount in the Reserve Fund is equal to the Reserve Fund Required Amount. Funds in the Reserve Fund will be invested in the same manner in which funds in the Collection Account may be invested.
On each distribution date, the servicer will credit to the Collection Account any investment earnings net of losses and investment expenses with respect to the Reserve Fund. After the payment in full of the aggregate principal balance of the Certificates, any funds remaining on deposit in the Reserve Fund will be paid to the holder of the BCRC Certificate.

     If, for any distribution date with respect to an Early Amortization Period, after giving effect to the allocations, distributions and deposits described in the preceding paragraph, the amount in the Reserve Fund is less than the Excess Reserve Fund Required Amount as of that distribution date, the trustee shall deposit the remaining Series 1999-1 Available Retained Collections, to the extent of the Available Subordinated Amount, for the related Collection Period into the Reserve Fund until the amount in the Reserve Fund is equal to this Excess Reserve Fund Required Amount.

Excess Servicing. On each distribution date, the trustee will allocate Excess Servicing with respect to the Collection Period immediately preceding that distribution date, in the following order of priority:

     (1) an amount equal to the aggregate amount of Investor Charge-Offs which have not been previously reimbursed, after giving effect to the allocation on that distribution date of the Series 1999-1 Investor Allocation Percentage of Miscellaneous Payments with respect to that distribution date, will be included in Available Investor Principal Collections for that distribution date;

     (2) an amount equal to the aggregate outstanding amounts of the Monthly Servicing Fee which have been previously waived as described below under "Servicing Compensation and Payment of Expenses" will be distributed to the servicer; and

     (3) the balance, if any, shall be distributed, or made available, to the holder of the BCRC Certificate and shall also increase the Available Subordinated Amount to the extent described in the definition thereof.

Principal Account. The Principal Account, which shall be an Eligible Deposit Account will be established and maintained in the name of the trustee for the benefit of the Series 1999-1 Certificateholders. Funds on deposit in the Principal Account will be invested at the direction of the servicer in Eligible Investments. On each distribution date, the servicer will credit to the Collection Account any investment earnings, net of losses and investment expenses, with respect to the Principal Account. After the payment in full of the aggregate principal balance of the Certificates, any funds remaining on deposit in the Principal Account will be paid to the holder of the BCRC Certificate.

Principal Collections. The trustee will apply Available Investor Principal Collections as follows:

     (1) on each business day, with respect to the Revolving Period, first, to make a deposit to the Excess Funding Account if the Pool Balance at the end of the preceding business day was less than the Required Pool Balance for that day, calculated as provided above under "Excess Funding Account", and, second, to Excess Principal Collections as described above under "Allocation Percentages--Principal Collections for all Series";

     (2) for each distribution date with respect to the Controlled Accumulation
Period:

            if the distribution date is not the Scheduled Payment Date;

               an amount equal to the Controlled Deposit Amount will be deposited into the Principal Account; and

               an amount, if any, equal to the difference between the Excess Funding Amount and the amount then on deposit in the Excess Funding Account shall be deposited into the Excess Funding Account; and

               the balance, if any, will be allocated to Excess Principal Collections; and


            if the distribution date is the Scheduled Payment Date,


               then first to the holders of Class A Certificates until the principal amount thereof is reduced to zero and then to holders of the Class B Certificates until the principal amount thereof is reduced to zero; and the balance, if any, will be allocated to Excess Principal Collections; and


         (3) for each distribution date with respect to any Initial Amortization Period or Early Amortization Period:

            an amount equal to Monthly Principal for that distribution date will be distributed first to the holders of Class A Certificates until the principal amount thereof is reduced to zero and then to holders of the Class B Certificates until the principal amount thereof is reduced to zero; and

            the balance, if any, will be allocated to Excess Principal Collections.

     In the event that the Invested Amount is greater than zero on the Series 1999-1 Termination Date, any funds remaining in the Reserve Fund, after the application of funds in the Reserve Fund as described above under "Non-Principal Collections", will be treated as a portion of Available Investor Principal Collections for the distribution date occurring on the Series 1999-1 Termination Date.

     Available Investor Principal Collections for any distribution date means the sum of

     (1) the product of the Floating Allocation Percentage, with respect to the Revolving Period, or the Principal Allocation Percentage, with respect to the Controlled Accumulation Period, any Initial Amortization Period or any Early Amortization Period, for the related Collection Period multiplied by principal collections for the related Collection Period,


     (2) the amount, if any, of Investor Non-Principal Collections, funds in the Reserve Fund and Series 1999-1 Available Retained Collections allocated to cover any Investor Default Amount or any unpaid Adjustment Payments allocated to the Certificates or to reimburse Investor Charge-Offs,


     (3) the Series 1999-1 Investor Allocation Percentage of Miscellaneous Payments for that distribution date,

     (4) Excess Principal Collections, if any, from other series allocated to the Certificates,


     (5) if an Initial Amortization Period or an Early Amortization Period began during the related Collection Period, any amounts on deposit in the Excess Funding Account,

     (6) on the Series 1999-1 Termination Date, any funds remaining in the Reserve Fund, after the application of funds in the Reserve Fund as described above under "Non-Principal Collections", and

     (7) with respect to the Scheduled Payment Date, any Initial Amortization Period or any Early Amortization Period, any funds on deposit in the Principal Account.

     If the sum of the Floating Allocation Percentage during the Revolving Period or the Principal Allocation Percentage during the Early Amortization Period, Initial Amortization Period or Controlled Accumulation Period, the floating allocation percentages for all other outstanding series of investor certificates in their revolving periods and the principal allocation percentages for all other outstanding series in their amortization or early amortization periods exceeds 100%, then the principal collections shall be allocated among all series pro rata on the basis of these floating allocation percentages and principal allocation percentages.




Discount Option


     The Pooling and Servicing Agreement provides that the depositor may at any time designate a fixed percentage of the amount of collections in respect of Receivables arising in the Accounts on and after the date of the designation that otherwise would be treated as principal collections to be treated as Non-Principal Collections. The depositor must provide 10 days' prior written notice to the servicer, the trustee and each Rating Agency of any of these designations, and these designations will become effective on the date specified therein only if an officer's certificate is delivered to the trustee to the effect that in the reasonable belief of the depositor the relevant designation would not result in an Early Amortization Event or have a materially adverse effect on the certificateholders and if the Rating Agency Condition shall have been satisfied.


Defaulted Receivables and Recoveries


     Defaulted Receivables on any distribution date are:

     (1) all Receivables other than Receivables that were Ineligible Receivables at the time of transfer to the trust that were charged off as uncollectible in the preceding Collection Period;



     (2) prior to payment in full of the Series 1997-1 certificates, all Receivables originally secured by a security interest in a related Eligible Product which have not been paid in full for more than 60 days after the sale of the related Eligible Product, and subsequent to the payment in full of the Series 1997-1 Certificates, all Receivables originally secured by a security interest in a related Eligible Product which have not been paid in full for more than 90 days after the sale of the related Eligible Product;



     (3) prior to payment in full of the Series 1997-1 certificates, all Receivables in an Account in which interest in the amount of $150 or more has been delinquent for 90 days or more, and



     (4) all Receivables which, although they were Eligible Receivables when transferred to the trust, arose in an Account which has become an Ineligible Account since this transfer and which were not Eligible Receivables for any six consecutive distribution dates after this Account became an Ineligible Account.

Receivables are not Defaulted Receivables merely because they become Ineligible Receivables.

     The Defaulted Amount for any Collection Period will be an amount not less than zero, equal to the aggregate principal amount of Receivables that became Defaulted Receivables during the preceding Collection Period less the full amount of any Defaulted Receivables subject to retransfer from the trust to the depositor or to purchase by the servicer for that Collection Period . If, however, specified events of bankruptcy, insolvency, or receivership have occurred with respect to either of the depositor or the servicer or if a Liquidation Event has occurred, the Defaulted Amount will not be reduced for those Defaulted Receivables retransferred from the trust or purchased by the servicer. Receivables will be charged off as uncollectible in accordance with the written policies of BCI and its affiliates and otherwise in accordance with procedures that are customary and usual in the industry. A portion of the Defaulted Amount equal to the product of the Defaulted Amount for that Collection Period multiplied by the Floating Allocation Percentage for that Collection Period will be allocated to the Certificates. The portion of the Defaulted Amount allocated to the Certificates is referred to as the Investor Default Amount.





     If the servicer adjusts downward the outstanding principal balance of any Eligible Receivable because of a rebate, billing error, refund, credit adjustment or billing error to an Obligor, or because that Receivable was created in respect of a product which was refused or returned by an Obligor, the amount of this adjustment will be deducted from the Pool Balance. Furthermore, to the extent that the reduction in the Pool Balance would reduce the Pool Balance below the Required Pool Balance on the immediately preceding Determination Date, after giving effect to the allocations, distributions, withdrawals and deposits to be made on the related distribution date, then unless a Liquidation Event has occurred, the depositor will be required to deposit a cash amount equal to this deficiency up to the amount of this adjustment into the Collection Account in immediately available funds on the day on which this adjustment occurs.


Investor Charge-Offs


     If the Available Subordinated Amount is reduced to zero, and on any distribution date the Deficiency Amount is greater than zero, the Invested Amount will be reduced by the excess of this Deficiency Amount over any remaining Available Subordinated Amount on the related Determination Date, but not by more than the Investor Default Amount for that distribution date. Any reduction in the Invested Amount may have the effect of slowing or reducing the return of principal on the Certificates. If the Invested Amount has been reduced by any Investor Charge-Offs, it will subsequently be increased on any distribution date, but not by an amount in excess of the aggregate Investor Charge-Offs, by the sum of the Series 1999-1 Investor Allocation Percentage of Miscellaneous Payments for that distribution date plus the amount of Excess Servicing allocated and available for that purpose as described above.

Optional Repurchase


         On any distribution date occurring on or after the date on which the Invested Amount is reduced to 10% or less of the initial aggregate principal balance of the Certificates, the depositor will have the option, subject to specified conditions, to repurchase the entire amount of the Certificates. The purchase price will be equal to the sum of the aggregate principal balance of the Certificates on that distribution date, accrued and unpaid interest due on the Certificates together with interest on overdue Monthly Interest to the extent lawfully payable on the date of this repurchase and any Class A Carry-Over Amount or Class B Carry-Over Amount for that distribution date or previously due but not distributed on a prior distribution date. The purchase price will be deposited in the Collection Account in immediately available funds on the distribution date on which the depositor exercises this option. Following any deposit of this type, the Certificateholders will have no further rights with respect to the Certificates, other than the right to receive the final distribution on the Certificates. In the event that the depositor fails for any reason to deposit this purchase price, payments will continue to be allocated to the Certificates as described above under "Distributions from the Collection Account; Reserve Fund; Principal Account."


Early Amortization Events


         Commencing on the first distribution date following the Collection Period in which an Early Amortization Event has occurred, principal collections allocable to the Certificates will no longer be allocated to any other series as Excess Principal Collection or to the BCRC Certificate but instead will be allocated to the Certificates monthly on each distribution date, except as described below in this section.

An Early Amortization Event refers to any of the following events:

         1. a failure by the depositor to convey Receivables in Additional Accounts to the trust within five business days after the day on which it is required to convey these Receivables under the Pooling and Servicing Agreement;

         2. failure on the part of the depositor, the servicer or BCI, as applicable:

         (a) to make any payment or deposit required by the terms of the Pooling and Servicing Agreement, including but not limited to any Transfer Deposit Amount or Adjustment Payment, on or before the date occurring five (5) business days after the date this payment or deposit is required to be made, which failure is not cured within five business days after notice from the trustee of this failure;

         (b) with respect to any series, to deliver a distribution date Statement within ten business days after notice from the trustee of this failure;

         (c) to duly comply with, observe or perform in any material respect the covenant of the depositor not to create any lien, other than tax and other statutory liens, including liens in favor of the Pension Benefit Guaranty Corporation, and some other liens and interests permitted by the Pooling and Servicing Agreement, on any Receivable which failure has a material adverse effect on the holders of the investor certificates or the holder of the Variable Funding Certificate and which continues unremedied for a period of 60 days after written notice of this failure, requiring the same to be remedied, has been given to the depositor by the trustee or any enhancement provider; provided, however, that an Early Amortization Event shall not be deemed to have occurred if the depositor shall have repurchased the related Receivables or, if applicable, all the Receivables during this period in accordance with the provisions of the Pooling and Servicing Agreement; or

         (d) to duly observe or perform in any material respect any other of its covenants or agreements set forth in the Pooling and Servicing Agreement, which failure has a materially adverse effect on the holders of the investor certificates or the holder of the Variable Funding Certificate and which continues unremedied for a period of 45 days after written notice of this failure, requiring the same to be remedied, shall have been given to the depositor by the trustee or any enhancement provider;

         3. any representation or warranty made by the depositor in the Pooling and Servicing Agreement or any information required to be given by the depositor to the trustee to identify the Accounts proves to have been incorrect in any material respect when made or when delivered and continues to be incorrect in any material respect for a period of 60 days after written notice, or within any longer period as may be specified in the notice, of this failure, requiring the same to be remedied, shall have been given to the depositor by the trustee, and as a result the interests of the holders of the investor certificates or the holder of the Variable Funding Certificate are materially and adversely affected, excluding, however, any representation or warranty made by the depositor that the Pooling and Servicing Agreement constitutes, or the transfer of the Receivables to the trust is, a valid sale, transfer and assignment to the trust of all right, title and interest of the depositor in the Receivables and the Collateral Security if the Pooling and Servicing Agreement constitutes the grant of a security interest in the Receivables and Collateral Security; provided, however, that an Early Amortization Event shall not be deemed to occur thereunder if the depositor has repurchased the related Receivables or all of these Receivables, if applicable, during this period in accordance with the provisions of the Pooling and Servicing Agreement;

         4. the occurrence of specified events of bankruptcy, insolvency or receivership relating to any of Bombardier Corporation, the depositor or the servicer or BCI if it is not the servicer;

         5. the depositor or the trust becomes an investment company within the meaning of the Investment Company Act of 1940, as amended;


         6. on any distribution date, the Available Subordinated Amount is less than the Required Subordinated Amount after giving effect to the distributions to be made on that distribution date;

         7. on any distribution date, the balance of the Reserve Fund is less than the Reserve Fund Required Amount, in each case after giving effect to all deposits and distributions on that distribution date;


         8. any Servicer Default occurs;


         9. any Class A Carry-Over Amount or Class B Carry-Over Amount, as applicable, is outstanding on six consecutive distribution dates;

         10. the ratio, expressed as a percentage, of the average for each month of the net losses on the Receivables in the trust, that is, gross losses less recoveries on any Receivables, including, without limitation, recoveries from Collateral Security in addition to the products financed by the Receivables, recoveries from manufacturers, distributors or importers and insurance proceeds, during any three consecutive calendar months to the average of the month-end Pool Balances for that three-month period, exceeds 5% on an annualized basis; provided, that this clause (10) may be revised or waived without the consent of the Certificateholders if the Rating Agency Condition is satisfied;

         11. the average percentage obtained by dividing the aggregate principal collections for a Collection Period by the average daily Pool Balance for that Collection Period:

         (a) with respect to the three Collection Periods included in the period from January through March of any calendar year is less than 12% and

         (b) with respect to any other three consecutive Collection Periods is less than 14%,


provided, that this clause (11) may be revised or waived without the consent of the Certificateholders if the Rating Agency Condition is satisfied;


         12. the failure to pay the outstanding principal amount of the Class A Certificates on the _______ distribution date or the failure to pay the outstanding principal amount of the Class B Certificates on the _______ distribution date;

         13. a Liquidation Event occurs; or

         14. the sum of all Eligible Investments and amounts on deposit in the Excess Funding Account and excess funding accounts for all other series represents more than 50% of the total assets of the trust on each of six or more consecutive distribution dates, after giving effect to all payments made or to be made on that distribution date.

         Upon the occurrence of any event described above, an Early Amortization Event will be deemed to have occurred without any notice or other action on the part of any other party immediately upon the occurrence of this event. The
Early Amortization Period will commence as of the day on which the Early Amortization Event occurs. Monthly distributions of principal on the Certificates will begin on the first distribution date following the Collection Period in which an Early Amortization Period has commenced.

         If an Early Amortization Period results from the failure by the depositor to convey Receivables in Additional Accounts to the trust as described in clause (1) above during the Revolving Period and no other Early Amortization Event has occurred, the Early Amortization Period resulting from this failure will terminate and the Revolving Period will recommence, unless the scheduled termination date of the Revolving Period has occurred, as of the end of the first Collection Period during which an Early Amortization Event would no longer be deemed to exist as described in clause (1) above. An Early Amortization Event would no longer be deemed to exist as described in clause (1) above as a result of a reduction in the Invested Amount or the invested amounts of other series occurring due to principal payments distributed on the Certificates and the certificates of other outstanding series during the Early Amortization Period or as a result of the subsequent addition of Receivables to the trust.

         In addition to the consequences of an Early Amortization Event discussed above, if a Liquidation Event occurs, or the depositor violates its covenant set forth in clause 2(c) above, and this violation becomes an "Early Amortization Event" as described in clause 2(c) above, on the day of the Liquidation Event or Early Amortization Event occurring because of this violation, as applicable, the depositor will immediately cease to transfer Receivables to the trust and promptly give notice to the trustee of this Liquidation Event or Early Amortization Event occurring because of this violation, as applicable. Furthermore, under the terms of the Pooling and Servicing Agreement, within 15 days following an insolvency event with respect to the depositor or an Early Amortization Event as described in the preceding sentence as a result of the occurrence of a violation set forth in 2(c) above, the trustee will publish a notice of the insolvency event or Early Amortization Event occurring because of this violation stating that the trustee intends to sell, liquidate or otherwise dispose of all Receivables in the trust in a commercially reasonable manner and on commercially reasonable terms and, unless within a specified period of time holders of Certificates and certificates of each other outstanding series representing more than 50% of the aggregate outstanding principal balance of the certificates of each other outstanding series, or, with respect to any series with two or more classes, the certificates of each of these classes, and the holder of the Variable Funding Certificate, instruct the trustee not to sell, liquidate or dispose of the Receivables in the trust, the trustee will proceed to dispose of the Receivables.

         In the event of any sale, liquidation or disposition of this type, the related proceeds will be allocated pro rata, based on the applicable allocation percentages for each series and the Variable Funding Percentage, among the Certificates, any other outstanding series and the interest represented by the Variable Funding Certificate. If the portion of these proceeds allocated to the Certificates and the proceeds of any collections on the Receivables in the Collection Account allocable to the Certificates are not sufficient to pay the aggregate unpaid principal balance of the Certificates in full plus accrued and unpaid interest thereon, Certificateholders will incur a loss. Notwithstanding the above, in the case of the violation of the covenant described in clause 2(c) above, the trustee will not sell the Receivables upon an Early Amortization Event occurring because of this violation unless the proceeds allocable to the Certificates are sufficient to pay the aggregate unpaid principal balance of each series of certificates in full plus accrued and unpaid interest thereon.


Termination


         The trust and the respective obligations and responsibilities of the depositor, the servicer and the trustee created by the Pooling and Servicing Agreement will terminate on the earlier to occur of the day following the distribution date on which the aggregate of the invested amounts for all series is zero and _________. Upon termination of the trust, all right, title and interest in the Receivables and the Collateral Security and other funds related thereto, other than amounts in the Collection Account for the final distribution of principal and interest to certificateholders, will be conveyed and transferred to the depositor.

         In any event, the last payment of principal and interest on the Certificates will be due and payable no later than the Series 1999-1 Termination Date. In the event that the Invested Amount is greater than zero on the Series 1999-1 Termination Date, the trustee will use its best efforts to sell or cause to be sold an interest in the Pool Balance then represented by the Certificates. The net proceeds of this sale will be paid pro rata to Certificateholders as of the Series 1999-1 Termination Date, up to the amount necessary to pay principal of and accrued and unpaid interest on outstanding Certificates, as the final payment of the Certificates.


Indemnification


         The Pooling and Servicing Agreement provides that the depositor will indemnify the trust and the trustee from and against any loss, liability, reasonable expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions arising out of or based upon the arrangement created by the Pooling and Servicing Agreement, including any judgment, general settlement, reasonable attorneys' fees and other costs and expenses incurred by the trustee in connection with the defense of any actual or threatened action, proceeding or claim, other than any losses on Receivables and amounts due with respect thereto, and the servicer will indemnify the trust and the trustee from and against any loss, liability, reasonable expense, damage or injury suffered or sustained by the trust or the trustee arising out of or based upon the arrangement created by the Pooling and Servicing Agreement, including any judgment, general settlement, reasonable attorney fees and other costs and expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim, other than losses on Receivables and amounts due with respect thereto, and the trustee and its officers, directors, employees and agents from and against any loss, liability, reasonable expense, damage or injury suffered or sustained by reason of the acceptance of the trust by the trustee, the issuance by the trust of the Certificates or any of the other matters contemplated in the Pooling and Servicing Agreement or in any supplement thereto, other than losses on Receivables and amounts due with respect thereto;

provided that, in any case of this type, the trust, the trustee, and its officers, directors, employees and agents will not be so indemnified if these acts or omissions constitute, or the actual or threatened action, proceeding or claim arises out of, or the loss, liability, expense, damage or injury is caused by, fraud, gross negligence, breach of fiduciary duty or willful misconduct by the trustee and provided further that neither the depositor nor the servicer shall be liable, directly or indirectly, for or in respect of any indebtedness or obligation evidenced or created by any certificate, recourse as to which is limited solely to the assets of the trust allocated for the payment thereof as provided in the Pooling and Servicing Agreement and any applicable supplement.

         In addition, neither the servicer nor the depositor will indemnify the trust, the trustee or the certificateholders or any other beneficiaries of the trust for any action taken by the trustee at the request of the certificateholders to the extent, in the case of the servicer, the trustee is fully indemnified by these certificateholders or other beneficiaries with respect to this action or for any federal, state or local income or franchise tax or any interest or penalties with respect thereto required to be paid by the trust or the certificateholders or any other beneficiaries. Furthermore, any indemnification of this type by the depositor will only be from assets of the depositor not pledged to third parties or otherwise encumbered as permitted under the depositor's certificate of incorporation and will be made only after the deposit by the depositor of any amounts required to be made in the Collection Account. Any indemnification by the servicer shall not be payable from the assets of the trust.

         The Pooling and Servicing Agreement provides that, except as described above in this section and with other specified exceptions, neither the servicer nor the depositor nor any of their affiliates, directors, officers, employees, stockholders, agents, representatives or advisors will be under any liability to the trustee or any other person for taking any action, or for refraining from taking any action, in accordance with the Pooling and Servicing Agreement or otherwise. However, neither the servicer nor the depositor will be protected against any liability which would otherwise be imposed by reason of their willful misfeasance, bad faith or gross negligence.

         In addition, the Pooling and Servicing Agreement provides that the servicer is not under any obligation to appear in, prosecute or defend any legal action other than as part of the good faith performance of its servicing obligations. The servicer may, in its sole discretion, undertake any legal action which it may deem necessary or desirable for the benefit of the trust.


Collection and Other Servicing Procedures


         Under the Pooling and Servicing Agreement, the servicer is responsible for servicing, collecting, enforcing and administering the Receivables in accordance with procedures that are customary and usual in the industry for servicing receivables comparable to these Receivables, except where the failure to so act would not materially and adversely affect the rights of the trust or any beneficiaries thereof. BCI has delegated some of its servicing, collection, enforcement and administrative duties to third parties and BCI may from time to time in the future delegate all or a portion of these duties to third parties in accordance with the terms of the Pooling and Servicing Agreement, provided that no delegation of this sort will relieve BCI of its responsibilities as servicer with respect to these duties.

         Subject to compliance with all requirements of law, the servicer or BCI and any affiliate of BCI may change the terms and provisions of the Accounts, including the inventory security agreements and the financing guidelines, in any respect, including the calculation of the amount or the timing of charge-offs and the rate of the finance charge, only if, in the servicer's reasonable judgment, no Early Amortization Event will occur as a result of the change.

         Servicing activities to be performed by the servicer include collecting and recording payments, communicating with obligors, investigating payment delinquencies, evaluating the increase of credit limits, and maintaining internal records with respect to each Account. Managerial and custodial services performed by the servicer include providing assistance in any inspections of the documents and records relating to the Accounts and Receivables by the depositor or the trustee on behalf of the Certificateholders, maintaining the agreements, documents and files relating to the Accounts and Receivables as custodian and providing related data processing and reporting services for holders of certificates and on behalf of the trustee.


Servicer Covenants


         In the Pooling and Servicing Agreement the servicer covenants that:

         (1) it will duly satisfy all obligations on its part to be fulfilled under or in connection with the Receivables and Accounts, will maintain in effect all qualifications required in order to service properly the Receivables and the Accounts and will comply in all material respects with all requirements of law in connection with servicing the Receivables and the Accounts, except where the failure to do any of the foregoing would not have a material adverse effect on the beneficiaries of the trust;

         (2) it will do nothing to impair the rights of the beneficiaries of the trust in the Receivables or in the Certificates; and


         (3) it will not reschedule, revise, defer, cancel or settle payments due on any Receivable except in accordance with sound industry practices for servicing receivables comparable to the Receivables.


         Under the terms of the Pooling and Servicing Agreement, if the depositor or the servicer receives written notice from the trustee or any enhancement provider that any covenant of the servicer set forth above has not been complied with in all material respects and this noncompliance has not been cured within 30 days after this notice, or any longer period as the trustee may agree to, and has a materially adverse effect on the interests of all certificateholders or the Variable Funding Interest in any Receivable or Account, then, unless a Liquidation Event has occurred, the servicer will purchase that Receivable or all Receivables in that Account, as applicable. This purchase will be made on the Determination Date following the expiration of the 30-day cure period by deposit into the Collection Account of an amount equal to the amount of that Receivable or Receivables plus accrued and unpaid interest thereon. The amount of this deposit shall be deemed a Transfer Deposit Amount. The purchase by the servicer constitutes the sole remedy available to certificateholders if the relevant covenant or warranty of the servicer is not satisfied and the purchased Receivables shall be automatically assigned to the servicer.


Servicing Compensation and Payment of Expenses


         The servicer's compensation for its servicing activities under the Pooling and Servicing Agreement and reimbursement for its expenses will be a servicing fee payable in arrears on each distribution date on or prior to the earlier to occur of __________ or the day after the distribution date on which the aggregate of the invested amounts for all series is zero. The servicing fee equals the aggregate of the monthly servicing fees specified in the supplements to the Pooling and Servicing Agreement executed in connection with each series. The Net Servicing Fee for this series will be payable in the priority set forth above in "Description of the Certificates--Distribution from the Collection Account; Reserve Fund; Principal Account" and will be equal to one-twelfth of the product of 1%, if BCI is the servicer, or 2%, if BCI is not the servicer, or for any distribution date in respect of which the Monthly Servicing Fee has been waived, 0% multiplied by the Invested Amount as of the last day of the second preceding Collection Period, provided that the Net Servicing Fee for the first distribution date will be equal to $_________.


         The portion of the Monthly Servicing Fee in excess of the Net Servicing Fee will be payable at a lower priority level after provision is made for any required deposit to the Reserve Fund and for allocations with respect to any Investor Default Amount as set forth above in "Description of the Certificates--Distribution from the Collection Account; Reserve Fund; Principal Account." The remainder of the servicing fee not allocable to the Certificates shall be paid by the holders of the Variable Funding Certificate and the BCRC Certificate and the holders of the certificates of other outstanding series. The Monthly Servicing Fee shall be payable to the servicer solely to the extent amounts are available for distribution therefor in accordance with the terms of the Series 1999-1 Supplement among BCI, the depositor and the trustee.


         The servicer will be permitted to waive its right to receive the Monthly Servicing Fee on any distribution date, so long as it believes that sufficient Non-Principal Collections will be available on a future distribution date to pay the Monthly Servicing Fee relating to the amount thereof so waived, in which case the Monthly Servicing Fee, including the Net Servicing Fee, for that distribution date shall be deemed to be zero.

         The servicer will pay from its servicing compensation specified expenses incurred in connection with servicing the Accounts and the Receivables including, without limitation, payment of fees and disbursements of the trustee and independent accountants and all other fees and expenses which are not expressly stated in the Pooling and Servicing Agreement to be payable by the trust or the certificateholders other than federal, state and local income and franchise taxes, if any, of the trust or the certificateholders.



Matters Regarding the Servicer

         The servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement, except upon determination that these duties are no longer permissible under applicable law. No resignation under these circumstances will become effective until the trustee or a successor to the servicer has assumed the servicer's responsibilities and obligations under the Pooling and Servicing Agreement.

         Any person into which, in accordance with the Pooling and Servicing Agreement, the servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the servicer is a party, or any person succeeding to the business of the servicer, will be the successor to the servicer under the Pooling and Servicing Agreement.


Servicer Default


         In the event and during the continuance of any Servicer Default, the trustee by written notice to the servicer, may terminate all of the rights and obligations of the servicer, as servicer, under the Pooling and Servicing Agreement and in and to the Receivables and the proceeds thereof and appoint a new servicer. The trustee shall as promptly as possible appoint a successor servicer and if no successor servicer has been appointed by the trustee and has accepted the appointment by the time the servicer ceases to act as servicer, all rights, authority, power and obligations of the servicer under the Pooling and Servicing Agreement shall pass to and be vested in the trustee. Prior to any transfer of the servicer rights and obligations to a new servicer, the trustee will review any bids obtained from potential servicers meeting the eligibility requirements set forth in the Pooling and Servicing Agreement to serve as successor servicer for servicing compensation not in excess of the Servicing Fee provided that if all of these bids exceed the Servicing Fee, the depositor at its own expense will pay when due the amount of any compensation in excess of the Servicing Fee.

         A Servicer Default refers to any of the following events:

         (1) failure by the servicer to make any payment, transfer or deposit into the trust, or into any account created for a series of certificates, on or before the date the servicer is required to do so under the Pooling and Servicing Agreement, which failure is not cured within a five business day grace period after notice from the trustee of this failure;

         (2) failure on the part of the servicer duly to observe or perform its covenant not to create any lien on any Receivable which failure has a material adverse effect on the certificateholders and which continues unremedied for a period of 60 days after written notice to it; provided, however, that a Servicer Default shall not be deemed to have occurred if the depositor or the servicer shall have repurchased the related Receivables or, if applicable, all the Receivables during this period in accordance with the terms and provisions of the Pooling and Servicing Agreement or any other covenants or agreements of the servicer in the Pooling and Servicing Agreement, exclusive of breaches of covenants in respect of which the servicer repurchases the related Receivables, as described above under "--Servicer Covenants", which failure has a materially adverse effect on the certificateholders or the holder of the Variable Funding Certificate and which continues unremedied for a period of 30 days after written notice thereof to the servicer;

         (3) any representation, warranty or certification made by the servicer in the Pooling and Servicing Agreement or in any certificate delivered under the Pooling and Servicing Agreement proves to have been incorrect when made and continues to be incorrect in any material respect for a period of 60 days after written notice thereof has been given to the servicer by the trustee and as a result the interests of the certificateholders or the holder of the Variable Funding Certificate are materially and adversely affected; provided, however, that a Servicer Default shall not be deemed to have occurred if the depositor shall have repurchased the related Receivables or, if applicable, all the Receivables during this period in accordance with the provisions of the Pooling and Servicing Agreement; or

         (4) the occurrence of an event of bankruptcy, insolvency or receivership with respect to the servicer.

         Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (1) above for a period of up to ten business days after the applicable grace period or a delay in or failure of performance or the continuance of any this delay or failure referred to under clauses (2) or (3) for a period of up to 60 business days, shall not constitute a Servicer Default if this delay or failure or continuance was caused by an act of God or other similar occurrence. Upon the occurrence of any event of this nature, the servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement and the servicer shall provide the trustee, any enhancement provider and the depositor prompt notice of this failure or delay by it, together with a description of its efforts to so perform its obligations. In addition, the servicer shall immediately notify the trustee in writing of any Servicer Default.


Reports


         On each distribution date occurring after the commencement of the Controlled Accumulation Period, an Initial Amortization Period or an Early Amortization Period, the trustee will forward or cause to be forwarded to each Certificateholder of record -- which is expected to be only Cede & Co., as nominee for The Depository Trust Company, unless definitive certificates are issued -- a statement prepared by the servicer setting forth the following information, which, where appropriate, will be stated on the basis of an original principal amount of $1,000 per Certificate:

         (1) the aggregate amount of principal paid or distributed on the Certificates and the aggregate amount of interest paid or distributed on the Certificates on that distribution date;


         (2) the average for the Deposit Dates in the relevant Collection Period of Floating Allocation Percentage and the Principal Allocation Percentage;



         (3) the Investor Default Amount for that distribution date;

         (4) the Required Subordination Draw Amount, if any, for that distribution date;


         (5) the amount of the Investor Charge-Offs and the amounts of reimbursements thereof for the preceding Collection Period;

         (6) the amount of Class A Carry-Over Amount, if any, and the amount of Class B Carry-Over Amount, if any, being paid and the amount remaining unpaid;

         (7) the Pool Balance;

         (8) the outstanding principal amount of Class A Certificates and Class B Certificates after giving effect to distributions on that date;

         (9) the applicable Class A Certificate Rate and Class B Certificate
Rate;

         (10) the amount of the Monthly Servicing Fee for the preceding Collection Period;


         (11) a fraction expressed as a package calculated to eleven decimal places, the numerator of which shall be the Invested Amount and the denominator of which shall be the Adjusted Invested Amount as of that distribution date, determined after taking into account any reduction in the Invested Amount which will occur on that distribution date;

         (12) the Available Subordinated Amount for that distribution date;

         (13) the Reserve Fund balance for that distribution date;


         (14) the Excess Funding Account balance;


         (15) the Collection Account balance with respect to that distribution date;


         (16) the Principal Account balance and

         (17) whether an Early Amortization Event has occurred or whether BCI has elected to not extend the Initial Principal Payment Date.


         On or before January 31 of each calendar year, beginning with January 31, 2000, the trustee will furnish or cause to be furnished to each person who at any time during the preceding calendar year was a Certificateholder of record, which is expected to be only Cede & Co., as nominee for The Depository Trust Company, unless definitive certificates are issued, a statement prepared by the servicer containing the information that is required to be contained in the distribution date Statement, aggregated for that calendar year, together with information required to be provided by an issuer of indebtedness under the Internal Revenue Code of 1986 for that preceding calendar year or the applicable portion thereof during which this person was a Certificateholder, together with any other customary information as is necessary to enable the Certificateholders to prepare their tax returns. In addition, the trustee from time to time will furnish to each Certificateholder of record information furnished by the servicer regarding material changes in the servicing or crediting procedures required under the Pooling and Servicing Agreement. As long as the Certificateholder of record is Cede & Co., as nominee for The Depository Trust Company, Certificate Owners will receive tax and other information from Participants and Indirect Participants rather than from the trustee. See "Material Federal Income Tax Consequences."


Evidence as to Compliance


         The Pooling and Servicing Agreement provides that on or before April 30 of each calendar year the servicer will cause a firm of nationally recognized independent public accountants, who may also render other services to the servicer or the depositor, to furnish a report relating to specified matters in connection with the servicing of BCI's portfolio of Receivables.

         The Pooling and Servicing Agreement provides for delivery to the trustee on or before April 30 of each calendar year of a statement signed by an officer of the servicer to the effect that the servicer has fully performed, or caused to be fully performed its obligations in all material respects under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a default in the performance of any of these obligations, specifying the nature and status of the default.

         Copies of all statements, certificates and reports furnished to the trustee may be obtained by any Certificateholder, which is expected to be Cede & Co., as nominee for The Depository Trust Company, unless definitive certificates are issued, upon request in writing delivered to the trustee.


Amendments


         The Pooling and Servicing Agreement may be amended from time to time, including in connection with the issuance of a Supplemental Certificate, by the depositor, the servicer, the trustee and BCI if BCI is not then the servicer, without additional consent, so long as this action shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the certificateholders or the holder of the Variable Funding Certificate. In addition, the Pooling and Servicing Agreement may be amended by the depositor, the servicer, the trustee and BCI if BCI is not then the servicer to conform the provisions regarding removal of Accounts with those in effect prior to Amendment No. 1 to the Pooling and Servicing Agreement to allow for the removal of existing Receivables in Removed Accounts, including all amounts then held or subsequently received in respect of these Receivables, if, at the time of this amendment, these provisions will be consistent with sale treatment of the Receivables by the depositor under generally accepted accounting principles. Notwithstanding the above, the trustee, with the consent on any enhancement providers, may at any time and from time to time amend, modify or supplement the form of distribution date statement.

         The Pooling and Servicing Agreement may also be amended by the depositor, the servicer, the trustee and BCI, if not the servicer, with the consent of the holder of the Variable Funding Certificate, if it would be adversely affected by the amendment, and holders of certificates evidencing not less than a majority of the aggregate unpaid principal amount of the certificates of all adversely affected series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the certificateholders. No amendment of this sort, however, may:

         (1) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any certificate, including the Variable Funding Certificate, or the deposits to be made therefor,


         (2) change the definition or the manner of calculating interest on any certificate,


         (3) reduce the amount available under any enhancement,

         (4) adversely affect the rating of any series or class by any Rating Agency which rated that series or class or

         (5) reduce the percentage of the unpaid principal balance of certificates the holders of which are required to consent to any amendment, without, in the case of (1), (2), (3) or (5) the consent of each affected certificateholder or the Variable Funding Certificate, as applicable and, in the case of (4), the consent of the holders of certificates of the relevant series or class evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the certificates of that series or class. Promptly following the execution of any amendment to the Pooling and Servicing Agreement, other than an amendment described in the preceding paragraph, the trustee will furnish notice of the substance of the amendment to each certificateholder.

         The Pooling and Servicing Agreement may not be amended in any manner which materially adversely affects the interests of any enhancement provider without its prior consent.


List of Certificateholders


         Upon written request of any three or more certificateholders of record, the trustee will afford these certificateholders access during business hours to the current list of registered certificateholders of a series or of all series, as applicable, for purposes of communicating with other certificateholders with respect to their rights under the Pooling and Servicing Agreement. It is anticipated that the only Certificateholder will be Cede & Co., as nominee of The Depository Trust Company, and that Certificate Owners will not be recognized by the trustee as Certificateholders for this purpose. See "Book-Entry Registration" and "Definitive Certificates" above.


         The Pooling and Servicing Agreement does not provide for any annual or other meetings of Certificateholders.

The Trustee


         Bankers Trust Company, a New York banking corporation, is trustee under the Pooling and Servicing Agreement. The trustee is located at Four Albany Street, New York, New York 10006. BCI and the depositor and their respective affiliates may from time to time enter into other banking and trustee relationships with the trustee and its affiliates. The trustee may hold Certificates in its own name and may deal with the depositor, the servicer or any enhancement provider with the same rights it would have if it were not the trustee. In addition, for purposes of meeting the legal requirements of local jurisdictions, the trustee shall have the power to appoint a co-trustee or separate trustees of all or a part of the trust. In the event of these appointments, all rights, powers, duties and obligations shall be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform specified acts, singly upon the separate trustee or co-trustee, who shall exercise and perform these rights, powers, duties and obligations solely at the direction of the trustee.

         The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The servicer may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the Pooling and Servicing Agreement or if the trustee becomes insolvent. In these circumstances, the servicer may appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee does not become effective until the acceptance of the appointment by the successor trustee. See "Description of the Certificates--Indemnification."

         The fees and expenses of the trustee will be paid by the servicer out of its servicing compensation. See "Description of the Certificates--Servicing Compensation and Payment of Expenses."


                Description of the Receivables Purchase Agreement


         The Receivables transferred and to be transferred to the trust have been and will be acquired by the depositor from BCI in accordance with the Receivables Purchase Agreement, dated as of January 1, 1994, between BCI, as seller, and the depositor, as purchaser, and as amended by Amendment Number 1 dated as of January 1, 1997 and as otherwise supplemented or amended from time to time, filed as an exhibit to the registration statement of which this prospectus is a part. The Receivables Purchase Agreement provides that it is governed by New York law. The following discussion represents a summary of relevant terms of the Receivables Purchase Agreement relating to the sale or contribution of the Receivables to the depositor and does not purport to provide a complete description. For further information, owners and prospective owners of Certificates are advised to examine the Receivables Purchase Agreement, a copy of which, without specified exhibits or schedules, will be made available by the trustee upon written request.


Sale and Transfer of Receivables


         Under the Receivables Purchase Agreement, BCI has sold and transferred to the depositor all of its right, title and interest in and to all of the Domestic Inventory Receivables and the Collateral Security, and the related repurchase agreements and other agreements with manufacturers, importers or distributors, relating to the Accounts as of January 1, 1994 and from time to time has sold and transferred and will sell or contribute and transfer to the depositor Domestic Inventory Receivables created after January 1, 1994 including the related Collateral Security with respect to the Accounts and Additional Accounts and subject to satisfaction of the Rating Agency Condition, may sell or contribute and transfer Asset-Based Receivables in Accounts designated for the trust.

         Under the Receivables Purchase Agreement, BCI has transferred and will continue to transfer the Receivables to the depositor in exchange for the net cash proceeds received by the depositor from the sale of the investor certificates, which proceeds equals the proceeds, after expenses, raised from the sale of the investor certificates, less any amounts deposited by the depositor in the Reserve Fund and a promissory note issued by the depositor in favor of BCI. The value of and the purchase price in the case of sales of Eligible Receivables transferred will be deemed to equal the principal amount of these Receivables plus accrued and unpaid interest thereon on the date of transfer, less, if applicable, the amount of principal and interest allocable to any Participation Interest. The value of and the purchase price in the case of sales with respect to Ineligible Receivables transferred will equal the net book value of the Receivables, less, if applicable, the amount of principal and interest allocable to any Participation Interest. With respect to Receivables which are sold to the depositor, the principal amount of the Note will be increased from time to time in connection with the sale of additional Receivables by BCI to the depositor for inclusion in the trust in accordance with the Receivables Purchase Agreement to the extent the purchase price for these Receivables is not paid in cash by the depositor.

         As security for the Note, the depositor has pledged to BCI the Variable Funding Certificate held by the depositor. Principal and interest payable on the Note may be paid by the depositor from time to time out of monies available to the depositor from any source, including through the depositor's interest in the BCRC Certificate and Variable Funding Certificate. Interest on the Note will accrue at a rate per annum equal to 15%. [In the event of a bankruptcy where the depositor and the trust are substantively consolidated or in any other instance where the holder of the Note and the holders of the investor certificates will be claiming against a common fund, the portion of the aggregate amounts then due under the Note in excess of the amount by which the excess, if any, of the Pool Balance over the Required Pool Balance plus the Retained Interest exceeds the Available Subordinated Amount will be subordinate to the prior indefeasible payment in full of the investor certificates. In addition to the sale of Receivables by BCI to the depositor, BCI may transfer the Receivables to the depositor as a capital contribution. When Receivables are transferred by contribution, the depositor will not be required to pay cash to BCI or to increase the amount of the Note as consideration for these Receivables.

         In connection with the sale or contribution of the Receivables to the depositor, BCI will indicate in its computer files that the Receivables have been transferred to the depositor, and that the depositor has transferred its interest therein to the trust. In addition, BCI will provide to the depositor and the trustee a computer file or microfiche or written list containing a true and complete list of all Accounts, identifying the balances of the Receivables as of January 1, 1994 and Receivables in the Additional Account as of the applicable Additional Cut-Off Date. The records and agreements relating to the Accounts and Receivables have not been, and will not be, segregated by BCI from other documents and agreements relating to other accounts and receivables and will not be stamped or marked to reflect the sale of the Receivables, but the computer records of BCI have been marked to evidence this transfer. BCI has filed and will file UCC financing statements with respect to the sale or contribution of the Receivables meeting the requirements of Vermont state law. See "Risk Factors--State and Federal Law May Limit the Abilities of the Servicer to Realize on Receivables Thus Causing Losses on Your Certificates" and "Material Legal Aspects of the Receivables--Transfer of Receivables and Certificates."



Representations and Warranties


         BCI makes representations and warranties to the depositor to the effect that, among other things, as of the date of the issuance of the Certificates and each series issuance date, it was duly incorporated and in good standing and that it has the authority to consummate the transactions contemplated by the Receivables Purchase Agreement.

         BCI also makes representations and warranties to the depositor relating to the Receivables to the effect that, among other things, as of January 1, 1994, the date of the issuance of the Certificates and each series issuance date, each Account is an Eligible Account and, in the case of Additional Accounts, as of the Additional Cut-Off Date and as of the date they are considered Accounts, each of these Additional Accounts is an Eligible Account. In the event of a breach of any representation and warranty set forth in this paragraph which results in the requirement that the depositor accept retransfer of Receivables from the trust under the Pooling and Servicing Agreement, then BCI shall, unless a Liquidation Event has occurred, repurchase these Receivables from the depositor. The purchase price for these Receivables shall be the principal balance thereof, together with accrued interest, which amount shall be paid by BCI in immediately available funds on the business day preceding the date of this retransfer.

         BCI also makes representations and warranties to the depositor to the effect, among other things, that as of January 1, 1994, the date of the issuance of the Certificates and each series issuance date the Receivables Purchase Agreement constitutes a legal, valid and binding obligation of BCI and the Receivables Purchase Agreement constitutes a valid sale to the depositor of all right, title and interest of BCI in and to the Receivables, whether then existing or subsequently created in the Accounts, the Collateral Security and, with some exceptions, the proceeds thereof which is effective as to each Receivable upon the creation thereof. If the breach of any of the representations and warranties described in this paragraph results in the obligation of the depositor under the Pooling and Servicing Agreement to repurchase an interest in Receivables from the trust, BCI will be obligated to repurchase this interest retransferred to the depositor for the amount which the depositor was required to pay to the trust in connection with this retransfer.



Covenants

         BCI has covenanted that, except for the sale or contribution and conveyances under the Receivables Purchase Agreement, BCI will not sell, pledge, assign or transfer any interest, except for specified tax and governmental and other statutory liens, in the Receivables being transferred to the depositor to any other person; provided that, the depositor may remove Receivables from the trust for the purpose of assigning or selling these Receivables to a third party and may grant Participation Interests in the Receivables. See "The Floorplan and Asset-Based Financing Business--Participation Arrangements" and "Description of the Certificates--Removal of Accounts and Assignment of Receivables."

         BCI also has covenanted to defend and indemnify the depositor for any loss, liability or expense incurred by the depositor in connection with a breach by BCI of some of its representations, warranties or covenants contained in the Receivables Purchase Agreement.

         In addition, BCI has expressly acknowledged and consented to the depositor's assignment of its rights relating to the Receivables under the Pooling and Servicing Agreement to the trustee.

Termination


         The Receivables Purchase Agreement will terminate immediately after the trust terminates. In addition, if BCI becomes party to any bankruptcy or similar proceeding, other than as a claimant, and, if this proceeding either is voluntary or is involuntary and, in the case of an involuntary proceeding, this involuntary proceeding is not dismissed within 60 days of its institution, BCI will immediately cease to sell or transfer Receivables to the depositor and will promptly give notice of this event to the depositor and the trustee.


                    Material Legal Aspects of the Receivables

Transfer of Receivables and Certificates


         In connection with any Receivables sold or contributed and assigned by BCI to the depositor, BCI represents and warrants that the transfer constitutes a valid transfer and assignment to the depositor of all right, title and interest in and to the Receivables and that, under the UCC as in effect in Vermont, there exists in favor of the depositor a valid, subsisting and enforceable first priority perfected ownership interest in the Receivables transferred to the depositor. BCI also represents and warrants with respect to any Receivables subsequently created in the Accounts or Additional Accounts transferred to the depositor that there exists in favor of the depositor a valid, subsisting and enforceable first priority perfected ownership interest in all of these Receivables subsequently created in these Accounts or Additional Accounts on and after their creation. For a discussion of the depositor's rights arising from these representations and warranties not being satisfied, see "Description of the Certificates--Representations and Warranties."

         Each of BCI and the depositor have represented that the Receivables are either "accounts" or "chattel paper" for purposes of the UCC as in effect in Vermont. If the Receivables are deemed to be either accounts or chattel paper, the UCC as in effect in Vermont applies and the transferee must, in the case of Receivables that are deemed to be accounts, file an appropriate financing statement or statements and, in the case of Receivables that are deemed to be chattel paper, either take possession of the chattel paper or file an appropriate financing statement or statements, in order to perfect its interest therein. Financing statements relating to the transfer of the Receivables have been filed under the UCC as in effect in Vermont by BCI and the depositor to perfect the interests of the depositor and the trust, respectively, in the Receivables. Continuation statements will be filed as required to continue the perfection of these interests. The Receivables will not be stamped to indicate the interest of the depositor or the trust.

         In addition, in connection with any Domestic Inventory Receivables conveyed to the trust BCI represents and warrants in the Receivables Purchase Agreement, and the depositor represents and warrants in the Pooling and Servicing Agreement, that except for specified liens permitted by the Pooling and Servicing Agreement each these Domestic Inventory Receivable included in the Pool Balance is and will be secured by a first priority perfected security interest in the related Eligible Product and if Asset-Based Receivables are included in the trust, the obligations with respect thereto will be secured by a first priority perfected security interest in goods, accounts, work in process, raw materials, component parts or other assets of the obligor. However, when an Eligible Product is sold by an obligor, BCI's security interest in the Eligible Product will terminate in most instances. Therefore, if an obligor fails to remit to BCI amounts owed with respect to Eligible Products that have been sold, the related Domestic Inventory Receivables may no longer be secured by Eligible Products, although they may, in some circumstances, still be secured by the proceeds of these Eligible Products. In the event that Asset-Based Receivables are included in the trust, the same issues discussed above with respect to Domestic Inventory Receivables may exist with respect to Asset-Based Receivables.

         There are limited circumstances under the UCC and applicable federal law in which prior or subsequent transferees of Receivables could have an interest in these Receivables with priority over the trust's interest. A purchaser of the Receivables who gives new value and takes possession of the instruments which evidence the Receivables in the ordinary course of that purchaser's business may, under some circumstances, for instance, where the purchaser is without notice of any adverse claim, have priority over the interest of the trust in the Receivables. The failure to stamp the Receivables to indicate the interest of the depositor and the trust therein, as described in the second preceding paragraph above, could support a claim by a subsequent purchaser of the Receivables that this purchaser acted without notice of any claim by the depositor or the trust with respect to the Receivables. A tax or other government lien or non-consensual lien on property of BCI or the depositor arising prior to the time a Receivable is conveyed to the trust may also have priority over the interest of the trust in that Receivable.

         Under the Receivables Purchase Agreement, in connection with any Receivables sold or contributed and assigned by BCI to the depositor, BCI warrants to the depositor that the Receivables have been transferred free and clear of the lien of any third party except for tax and other statutory liens including liens in favor of the Pension Benefit Guaranty Corporation and any Participation Interests. Under the Pooling and Servicing Agreement, the depositor warrants to the trust that, except for the conveyances contemplated by the Pooling and Servicing Agreement, the Receivables have been transferred to the trust free and clear of the lien of any third party, except for tax and other statutory liens including liens in favor of the Pension Benefit Guaranty Corporation and any Participation Interests. Each of BCI and the depositor also has covenanted that it will not sell, pledge, assign, transfer or grant any lien on any Receivable included in the trust other than to the depositor and the trust and except for tax and other statutory liens including liens in favor of the Pension Benefit Guaranty Corporation and that the depositor and BCI may assign or participate out a portion of the Receivables.

See "Floorplan and Asset-Based Financing Business--Participation Arrangements" and "Description of the Certificates--Removal of Accounts and Assignment of Receivables."

         In addition, while BCI is the servicer, cash collections on the Receivables may be commingled with the funds of BCI prior to each distribution date and, in the event of the bankruptcy of BCI, the trust may not have a perfected interest in these collections. In the event of this type of commingling, the amount so commingled at any given time, and to which the Certificateholders would otherwise be entitled, may exceed the amount distributable to Certificateholders on the following distribution date.

         The depositor has represented and warranted to the trustee that the transfer of the Receivables on January 1, 1994 constitutes, and the transfer of the depositor's right to any subsequent Receivables in the Accounts and in any Additional Accounts will constitute, a valid transfer and assignment to the trust of all right, title and interest of the depositor in and to the Receivables, including any additional Receivables subsequently created in the Accounts, and in any Additional Accounts, except for specified tax and governmental liens and claims, all monies due or to become due thereon and, with some exceptions, the proceeds thereof which is effective as to each Receivable upon the transfer thereof to the trust.

         Tax and other statutory liabilities, like liabilities to the Pension Benefit Guaranty Corporation relating to the underfunding of pension plans of Bombardier Inc. or any of its subsidiaries including Bombardier Corporation and BCI, can be asserted against the Depositor. To the extent that any of these liabilities arise after the transfer of Receivables to the trust, the trust's interest in the Receivables would be prior to the interest of the claimant with respect to these liabilities. However, the existence of a claim against the depositor could permit the claimant to subject the depositor to an involuntary proceeding under the bankruptcy code or other insolvency law.

         A case decided in 1993 by the United States Court of Appeals for the Tenth Circuit concluded that accounts receivable sold by a debtor prior to a filing for bankruptcy remain property of the debtor's bankruptcy estate. If, following a bankruptcy of BCI or the depositor, a court were to follow the reasoning of the Tenth Circuit, delays in distributions of collections on or in respect of the Receivables could occur, and reductions, which, in some circumstances, could be substantial, in the amount of payments to Certificateholders could result.

Matters Related to Unfunded Receivables

         Receivables are created on the books of BCI and sold to the depositor and assigned to the trust as early as the day products are shipped by the manufacturer, importer or distributor to the dealer; however, BCI usually does not pay the manufacturer, importer or distributor for the product for a period of time after this shipment. If BCI were to become insolvent or for any other reason did not or was not able to pay the manufacturer for a product, it may not be possible to collect the unfunded receivables from the dealer. In addition, the manufacturer, importer or distributor might be able to delay or prevent the trust from receiving payments otherwise owing to the trust with respect to these receivables. See "The Floorplan and Asset-Based Financing Business--Creation of the Receivables."

Material Matters Relating to Bankruptcy


         In connection with any Receivables sold or contributed and assigned by BCI to the depositor under the Receivables Purchase Agreement, BCI warrants to the depositor in the Receivables Purchase Agreement that the sale of these Receivables by it to the depositor is a valid sale of these Receivables. In addition, BCI and the depositor have agreed to treat the transfer of Receivables by BCI to the depositor under the Receivables Purchase Agreement as a sale of the Receivables to the depositor, and BCI has or will take all actions that are required under Vermont law to perfect the depositor's ownership interest in the Receivables. Notwithstanding the foregoing, if BCI were to become a debtor in a bankruptcy case and a bankruptcy trustee for BCI as debtor-in-possession or a creditor of BCI were to take the position that the sale of Receivables from BCI to the depositor under the Receivables Purchase Agreement should be recharacterized as a pledge of these Receivables to secure a borrowing by BCI, then delays in payments of collections of Receivables to the depositor could occur or, should the court rule in favor of that trustee, debtor in possession or creditor, reductions, which, in some circumstances, could be substantial, in the amount of these payments could result.

         In addition, if BCI were to become a debtor in a bankruptcy case and a creditor or bankruptcy trustee of this debtor or this debtor itself were to request a court to order that BCI should be substantively consolidated with the depositor, delays in payments on the Receivables and, accordingly, the Certificates could result. Should the bankruptcy court rule in favor of that creditor, bankruptcy trustee or this debtor, reductions, which, in some circumstances could be substantial, in the amount of these payments could result.

         The depositor represents and warrants to the trustee in connection with the transfer of any Receivables to the trust that the transfer of these Receivables to the trust and of the depositor's right to additional Receivables will constitute a valid transfer and assignment to the trust of all right, title and interest of the depositor in and to the Receivables, including any additional Receivables subsequently created, except for specified tax and government liens and claims, all monies due or to become due thereon and, with some exceptions, the proceeds thereof which is effective as to each Receivable upon the transfer thereof to the trust.







         The depositor's certificate of incorporation provides that the depositor is required to have two independent directors and that it shall not file a voluntary application for relief under the United States bankruptcy code without the affirmative vote of its two independent directors. Under the Pooling and Servicing Agreement, BCI, the servicer and any enhancement provider covenant that they will not at any time institute against the depositor any bankruptcy, reorganization or other proceedings under any federal or state bankruptcy or similar law. In addition, other steps have been taken to avoid the depositor's becoming a debtor in a bankruptcy case. Notwithstanding these steps, if the depositor were to become a debtor in a bankruptcy case, and a bankruptcy trustee for the depositor or the depositor as debtor in possession or a creditor of the depositor were to take the position that the transfer of the Receivables from the depositor to the trust should be recharacterized as a pledge of the Receivables, then delays in payments on the Certificates or, should the court rule in favor of that trustee, debtor in possession or creditor, reductions, which, in some circumstances, could be substantial, in the amount of these payments could result.


         The depositor does not intend to file, and BCI has agreed that it will not cause the depositor to file, a voluntary or involuntary petition for relief under the United States bankruptcy code or any similar applicable state law with respect to the depositor so long as the depositor is solvent and does not foresee becoming insolvent. If BCI were to become a debtor under the bankruptcy code, the applicable bankruptcy court might hold unenforceable or invalid BCI's agreement not to cause the depositor to file this type of petition and permit BCI as creditor of the depositor, on account of the Note issued by the depositor to BCI as partial consideration for the transfer of the Receivables to the depositor and on account of the related pledge of the Variable Funding Certificate as security for the Note, to commence an involuntary petition against the depositor.


         If BCI or the depositor were to become a debtor in a bankruptcy case causing an Early Amortization Event to occur, then, according to the Pooling and Servicing Agreement and the Receivables Purchase Agreement, new Receivables would no longer be transferred to the depositor by BCI and, according to the Pooling and Servicing Agreement, only collections on Receivables theretofore sold to the depositor and transferred to the trust would be available to be applied to pay interest accruing on the Certificates and to pay the principal amount of the Certificates. Under these circumstances, the servicer is obligated to allocate all principal collections on Receivables to the oldest principal balance first. If this allocation method were to be altered by the bankruptcy court, the rate of payment on the Certificates might be adversely affected.


         The occurrence of specified events of bankruptcy, insolvency or receivership with respect to the servicer will result in a Servicer Default, which Servicer Default, in turn, will result in an Early Amortization Event. If no other Servicer Default other than the commencement of this bankruptcy or similar event exists, a bankruptcy trustee of the servicer may have the power to prevent either the trustee or the Certificateholders from appointing a successor servicer.


                    Material Federal Income Tax Consequences


         The following is a discussion of material United States federal income tax consequences relating to the purchase, ownership and disposition of the Certificates. This discussion is based on current law, which is subject to retroactive or prospective change. Both types of changes could adversely affect the tax consequences described in this section. The discussion does not address all of the tax consequences that may be relevant to a particular Certificateholder in light of its own circumstances. Further, the following specific categories of Certificateholders may be subject to special tax rules and limitations which are not discussed in this section: dealers or trades in securities, financial institutional, life-insurance companies, tax-exempt entities, United States holders that have a principal place of business outside the United States, United States holders whose functional currency is not the United States dollar, United States holders who hold the Certificates as part of a straddle, hedge, conversion, synthetic security or constructive sale transaction or specified United States alien holders. It is suggested that prospective purchasers consult their own tax advisors as to the federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of the Certificates.


Characterization of the Certificates and the Trust


         This section sets forth the federal income tax opinions of Morgan, Lewis & Bockius LLP, special U.S. tax counsel to the depositor and the trust. Although no transaction closely comparable to the issuance of the Certificates has been the subject of any Treasury regulation, public ruling or judicial decision, Morgan, Lewis & Bockius LLP, is of the opinion that, for federal income tax purposes, the Certificates will be characterized as indebtedness of the depositor secured by the Receivables, and the trust will be treated as a mere security device and will not be subject to tax. The IRS could assert that the Certificates are not indebtedness but rather are an interest in the nature of an equity interest and that the trust is not a mere component of a security device but rather is either a partnership, between the depositor and some or all classes of Certificateholders, or a publicly traded partnership taxable as a corporation in which the depositor owns common stock and some or all classes of Certificateholders own preferred stock.

         Because the depositor will retain the benefits of ownership and most of the risk of loss with respect to the Receivables, and the Certificateholders will be entitled only to the payment of a fixed return on their investments and the repayment of those investments, which will be adequately secured by the Receivables, and other collateral to be held by the trust, Morgan, Lewis & Bockius LLP is of the opinion that the IRS would not prevail in any attempt to characterize the Certificates as other than indebtedness. Accordingly, the transaction will not be treated as a sale of receivables for United States federal income tax prepaid, although it will be treated as a sale of the Receivables for financial accounting purposes.


Possible Characterization of the Trust as a Partnership


         If, contrary to the views expressed above, some or all classes of Certificates were characterized as interests in the nature of equity interests, then the trust could be characterized as a partnership or a publicly traded partnership. This partnership would not be subject to federal income tax if the trust were treated as a partnership, other than a publicly traded partnership taxable as a corporation. Instead, each item of income, gain, deduction and loss generated through the partnership's ownership and servicing of the Receivables would be taken into account directly in computing the taxable income of the depositor and the Certificateholders treated as partners, in accordance with their respective ownership of the interests of the partnership. The amount and timing of the items of income and deductions of the Certificateholders could differ if the Certificates were held to constitute partnership interests, rather than indebtedness of the depositor. In addition, if the trust were treated as a partnership, income derived from the partnership by a Certificateholder that is a pension fund or other tax-exempt entity treated as a partner may be treated as unrelated business taxable income.

Partnership characterization also may have adverse state and local income or franchise tax consequences for a Certificateholder.

Possible Characterization of the Trust as a Corporation


         If the trust were treated in whole or in part as a partnership in which some or all of the Certificateholders were treated as partners rather than holders of indebtedness, that deemed partnership could be classified as a publicly traded partnership taxable as a corporation. In that event the trust would be subject to federal income tax at corporate rates on the taxable income that the trust derives from the Receivables. This tax would reduce the amounts available for distribution to the Certificateholders. Cash distributions to the Certificateholders would be treated as dividends for tax purposes to the extent of the trust's earnings and profits and, for corporate Certificateholders, may be eligible for the dividends-received deduction, subject to limitations. Moreover, the amounts available for distribution to Certificateholders would be substantially diminished by the taxes imposed on the trust.

         The remainder of this section assumes that, for U.S. federal income tax purposes, the Certificates will be characterized as indebtedness of the depositor secured by the Receivables. The depositor and the Certificateholders have agreed to treat the Certificates as indebtedness for federal income tax purposes and neither the trustee nor the depositor will comply with the reporting requirements applicable to corporations, publicly traded partnerships or partnerships.


Taxation of Interest Income to Certificateholders

         General.


         Stated interest, original issue discount and market discount received or accrued on a Certificate will be ordinary income, and principal payments on a Certificate, other than payments of discount, will be a return of capital to the extent of the Certificateholder's basis in the Certificate allocable to those payments.

         Original Issue Discount.

         It is not anticipated that the Certificates will be issued with original issue discount. However, because the failure to pay interest currently on the Certificates does not give rise to any remedy to compel payment, the IRS may take the position on the basis of Treasury regulations that all of the interest payments on the Certificates should be treated as having original issue discount. A holder of a Certificate having original issue discount must include original issue discount in ordinary income as it accrues in advance of receipt of the cash attributable to the discount, regardless of the holder's regular method of accounting.

         The amount of original issue discount on a Certificate is the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a Certificate in a particular class is the price at which a substantial amount of the Certificates of that class are first sold to the public. The stated redemption price at maturity of a Certificate is the total of all payments on the Certificate other than "qualified stated interest" payments. A qualified stated interest payment is stated interest that is unconditionally payable in cash or in property at least annually at a single fixed rate, a single objective rate or one or more qualified floating rates. As indicated above, the IRS may take the position that some of the interest on a certificate is "qualified stated interest."

         A Certificateholder must include in gross income for any taxable year the sum of the "daily portions" of the original issue discount that accrue on the Certificate for each day during the Certificateholder's taxable year on which the Certificate is held. A calculation will be made of the portion of the original issue discount that accrues on each Certificate during each "accrual period," which in general is the period corresponding to the period between distribution dates. The original issue discount accruing during any accrual period is divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. The amount of original issue discount that accrues in each year will be computed under a constant yield method, with the consequence that a United States holder will include in gross income progressively larger amounts of original issue discount over time.

         Market Discount.

         A Certificateholder who purchases a Certificate at more than a de minimis discount may be subject to the "market discount" rules of Section 1276 through 1278 of the Internal Revenue Code of 1986. These rules provide, in part, that gain on the sale or other disposition of a Certificate and partial principal payments on a Certificate are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of a portion of interest deductions with respect to debt incurred to purchase or carry a Certificate that has market discount. Alternatively, a Certificateholder may elect to include market discount in income as it accrues in lieu of the tax treatment described in the two preceding sentences.

         Market Premium.

         A Certificateholder who purchases a Certificate at a premium price may elect to offset the premium against interest income over the remaining term of the Certificate in accordance with the provisions of Section 171 of the Internal Revenue Code of 1986.


Sale or Exchange of Certificates

         Upon a sale of a Certificate, a Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale or exchange and the Certificateholder's adjusted basis in the Certificate. The adjusted basis in the Certificate will equal its cost, increased by any original issue discount or market discount includible in income with respect to the Certificate prior to its sale, and reduced by any principal payments previously received with respect to the Certificate and any amortized premium. Gain or loss will be capital gain or loss if the Certificate was held as a capital asset, and will be long-term gain or loss if held for more than one year. Generally, capital losses may be used only to offset capital gains.

Foreign Investors


         A Certificateholder that is a non-U.S. Certificateholder will not be subject to U.S. federal income tax on interest, including original issue discount, on a Certificate unless the non-U.S. Certificateholder is a direct or indirect 10 percent or greater shareholder of, or a controlled foreign corporation related to, the depositor. To qualify for the exemption from taxation, the last U.S. Person in the chain of payment prior to payment to a non-U.S. Certificateholder must have received in the year in which a payment of interest or principal occurs, or in either of the two preceding years a statement signed by the non-U.S. Certificateholder under penalties of perjury, that certifies that the non-U.S. Certificateholder is not a U.S. Person and that provides the name and address of the non-U.S. Certificateholder. The statement may be made on an IRS Form W-8 or substantially similar substitute form, and the non-U.S. Certificateholder must inform the last U.S. Person in the chain of payment prior to payment to a non-U.S. Certificateholder of any change in the information on the statement within 30 days of the change. If a Certificate is held through a securities clearing organization or other financial institutions, the organization or institution may provide a signed statement to the last U.S. Person in the chain of payment prior to payment to a non-U.S. Certificateholder. However, in that case, the signed statement must be accompanied by an IRS Form W-8 or substitute form provided by the non-U.S. Certificateholder to the organization or institution holding the Certificate on behalf of the non-U.S. Certificateholder.

         Any gain or income realized by a non-U.S. Certificateholder upon retirement or disposition of a Certificate will not be subject to U.S. federal income tax, provided that, in the case of a Certificateholder that is an individual, the non-U.S. Certificateholder is not present in the United States for 183 days or more during the taxable year in which the retirement or disposition occurs or satisfies a "substantial presence" test for that particular year, and, in the case of gain representing accrued interest, the conditions described in the preceding paragraph for exemption from withholding are satisfied. Specific exceptions may be applicable, and an individual non-U.S. Certificateholder should consult a tax adviser.


         A Certificate will not be includible in the estate of a non-U.S. Certificateholder unless the non-U.S. Certificateholder is a direct or indirect 10 percent or greater shareholder of the depositor.

         If the Certificates were treated as an interest in a partnership, the recharacterization could cause a non-U.S. Certificateholder to be treated as engaged in a trade or business in the United States. In that event, the non-U.S. Certificateholder would be required to file a federal income tax return and would be subject to U.S. federal income tax, including the branch profits tax, on its net income from the partnership. Further, specific withholding obligations apply with respect to income allocable or distributions made to a foreign partner. That withholding may be at a rate as high as 39.6 percent. If the Certificates were treated as stock in a corporation, distributions to a non-U.S. Certificateholder, to the extent treated as dividends, generally would be subject to withholding of tax at the rate of 30 percent, unless that rate were reduced by an applicable tax treaty.

Information Reporting and Backup Withholding


         Interest, including original issue discount, principal or proceeds of the sale of a Certificate may be subject to information reporting or to "backup withholding" of United States federal income tax at a 31% rate. Information reporting and backup withholding generally do not apply to corporations and other exempt recipients, which may be required to establish their exempt status. Backup withholding applies if, among other circumstances, a non-exempt United States person holding a Certificate fails to furnish that person's correct social security number or other taxpayer identification number. Information reporting and backup withholding do not apply to a non-United States person holding a Certificate who satisfies the applicable identification requirements.


State and Local Taxation


         The discussion above does not address the tax consequences of purchase, ownership or disposition of the Certificates under any state or local tax law. It is recommended that all investors consult their own tax advisers regarding the Federal, State, Local or Foreign Income or Estate Tax Consequences of the Purchase, Ownership and Disposition of the Certificates.

                              ERISA Considerations

         Certificates may not be acquired by or for the account of any employee benefit plan, trust or account, including an individual retirement account, that is subject to the requirements of Title I of the Employee Retirement Income Security Act of 1974 or that is described in Section 497(e)(1) of the Internal Revenue Code of 1986, or by or for the account of any entity whose underlying assets include any assets subject to laws by reason of investment in that entity. By accepting and holding any Certificate, the holder of the Certificate will be deemed to have represented and warranted that it is not an entity described above, and that its acquisition and holding of the Certificate is in compliance with the foregoing restrictions.


                                  Underwriting


         Subject to the terms and conditions of the Underwriting Agreement among the depositor, BCI and the underwriters named below relating to the Certificates, the depositor has agreed to sell to the underwriters, and each underwriter has agreed to purchase the principal amount of Class A and Class B Certificates set forth opposite its name below.



                                                                Principal Amount                  Principal Amount
                                                                   of Class A                        of Class B
                    Underwriter                                   Certificates                      Certificates
----------------------------------------------------      -----------------------------      ---------------------------
J.P.  Morgan Securities Inc.........................
[Underwriter].......................................
                                                          -----------------------------      ---------------------------

                                                                Principal Amount                  Principal Amount
                                                                   of Class A                        of Class B
                    Underwriter                                   Certificates                      Certificates
----------------------------------------------------      -----------------------------      ---------------------------

Total...............................................
                                                          =============================      ===========================


         The depositor has been advised that the underwriters propose initially to offer the Certificates to the public at the offering prices set forth below. The depositor has been advised that the underwriters propose initially to offer the Certificates to specified dealers at these offering prices less a selling concession not to exceed the percentage of the Certificate denomination set forth below, and that the underwriters may allow and these dealers may reallow a reallowance discount not to exceed the percentage of the Certificate denomination set forth below:



                                                              Underwriting            Selling            Reallowance
Class of Certificate                  Price to Public           Discount             Concession           Discount
--------------------                  ---------------           --------             ----------           --------
Class A Certificates.............      %                     %                        %                    %
Class B Certificates.............      %                     %                        %                    %


         After the initial public offering, the public offering price, these concessions and this discount may be changed.


         The depositor has been advised by each underwriter that it intends to make a market in the Certificates, but no underwriter has any obligation to do so. There can be no assurance that a secondary market for the Certificates, or any particular Class thereof, will develop or, if it does develop, that it will continue or that the secondary market will provide sufficient liquidity to Certificateholders.

         Until the distribution of the Certificates is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriters and specified selling group members to bid for and purchase the Certificates. As an exception to these rules, the underwriters are permitted to engage in specified transactions that stabilize the price of the Certificates. These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Certificates.


         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of these purchases.

         Neither the depositor not any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above in this section may have on the prices of the Certificates. In addition, neither the depositor nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.


         The depositor has agreed to indemnify the underwriters against, or make contributions to the underwriters with respect to, specified liabilities, including liabilities under the Securities Act of 1933, as amended. There is no limitation on the obligation to indemnify for the depositor's liabilities.


                                  Legal Matters


         Specified legal matters will be passed upon for the depositor and the trust by Morgan, Lewis & Bockius LLP, New York, New York and for the Underwriters by Orrick, Herrington & Sutcliffe LLP, Washington, D.C. Specified federal income tax matters will be passed upon for the depositor and the trust by Morgan, Lewis & Bockius LLP, New York, New York.


                       Where You Can Find More Information


         We have filed a registration statement under the Securities Act of 1933, as amended, with the Securities and Exchange Commission with respect to the Certificates offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits thereto. For further information, reference is made to the registration statement and amendments thereof and exhibits thereto, which are available for inspection without charge at the Public Reference Facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and the Securities and Exchange Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the registration statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Securities and Exchange Commission maintains a public access site on the Internet through the World Wide Web at which site reports, proxy and information statements and other information regarding registrants, including all electronic filings, may be viewed. The Internet address of the Securities and Exchange Commission's World Wide Web site is http://www.sec.gov.


                          Reports to Certificateholders


         Unless and until definitive certificates are issued, monthly and annual unaudited reports, containing information concerning the trust, which reports will be substantially based upon information provided by the servicer, will be sent on behalf of the trust to Cede & Co., as nominee of The Depository Trust Company and registered holder of the Certificates. These reports may be available to beneficial owners of Certificates in accordance with the regulations and procedures of The Depository Trust Company. See "Description of the Certificates--Reports" and "--Evidence as to Compliance."

         These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.

         The trust will file with the Securities and Exchange Commission those periodic reports with respect to the trust as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

                                                                         ANNEX I

                                  PRIOR SERIES


        The Certificates will be the fifth series to be issued by the trust. The table below summarizes some of the principal characteristics of the Series 1996-1 Certificates, the series 1997-1 Certificates and the Series 1997-2 Certificates, issued by the trust and outstanding. "LIBOR," as used below in connection with the Series 1997-1 Certificates, shall mean the offered rates for deposits in United States dollars having a maturity of one-month determined as set forth in the supplement relating to the Series 1997-1 Certificates and "Net Receivables Rate," as used below in connection with the Series 1997-1 Certificates shall have the meaning set forth in the supplement relating to the Series 1997-1 Certificates.



SERIES 1996-1
Initial Principal Amount...............................................................................$100,000,000
Principal Amount as of December 31, 1998...............................................................$120,000,000
Controlled Amortization Commencement Date............................................................ December 1999
Class A Certificate Rate......................................................................Commercial Paper Rate
Series 1996-1 Termination Date.....................................................................November 3, 2000
Series 1996-1 Issuance Date............................................................................May 14, 1996
Series Servicing Fee Rate........................................................................................2%
Initial Available Subordinated Amount...................................................................$23,616,900

SERIES 1997-1
Initial Principal Amount...............................................................................$427,125,000
Principal Amount as of December 31, 1998...............................................................$427,125,000
Controlled Amortization Commencement Date.............................................................November 2001
Class A Interest Rate.........................Lesser of (a) One month LIBOR plus 0.12% and (b) Net Receivables Rate
Class B Interest Rate.........................Lesser of (a) one month LIBOR plus 0.33% and (b) Net Receivables Rate
Series 1997-1 Termination Date.......................................................................April 15, 2004
Series Issuance Date...............................................................................January 23, 1997
Series Servicing Fee Rate........................................................................................2%
Initial Available Subordination Amount..................................................................$24,859,127

SERIES 1997-2
Initial Principal Amount................................................................................$50,000,000
Principal Amount as of December 31, 1998...............................................................$100,000,000
Controlled Amortization Commencement Date.............................................................December 2000
Class A Certificate Rate......................................................................Commercial Paper Rate
Series 1997-2 Termination Date..........................................................................May 3, 2001
Series 1997-2 Issuance Date.......................................................................December 12, 1997
Series Servicing Fee Rate........................................................................................2%
Initial Available Subordinated Amount....................................................................$2,000,000


                                                                       ANNEX II

    Receivables in Additional Accounts Conveyed to the trust by the depositor


                                                                                                   Principal Amount
                             Date Receivables                                                      of Receivables in
      Assignment               Transferred                 Relevant               Number              Additional
        Number                   to Trust                Cut-Off Date          of Accounts             Accounts
       --------                  --------                ------------          -----------             --------
           1                  Sept. 30, 1994            Sept. 26, 1994             277               $ 28,569,849
           2                  Jan. 30, 1996             Jan. 18, 1996              610               $ 86,817,128
           3                  Oct. 31, 1997             Oct. 22, 1997               51               $ 30,132,722
           4                  Feb. 26, 1998              Jan. 1, 1998              832               $ 98,371,236
           5                  Oct. 16, 1998             Aug. 28, 1998              457               $ 92,037,386
           6                  Mar. 19, 1999              Mar. 2, 1999              311               $126,143,143

                                                                       ANNEX III


          Global Clearance, Settlement and Tax Documentation Procedures

        Except in limited circumstances, the globally offered Certificates will be available only in book-entry form. Investors in the globally offered Certificates may hold them through any of The Depository Trust Company, Cedelbank or Euroclear. The globally offered Certificates will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlements and all secondary trades will settle in same-day funds.

        Secondary market trading between investors holding globally offered Certificates through Cedelbank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

        Secondary market trading between investors holding globally offered Certificates through The Depository Trust Company will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior asset-backed certificates issues.

        Secondary cross-market trading between Cedelbank or Euroclear and The Depository Trust Company Participants holding Certificates will be effected on a delivery-against- payment basis through the respective Depositaries of Cedelbank and Euroclear, in the capacity of Depositaries and as The Depository Trust Company Participants.

        Non-U.S. holders of globally offered Certificates will be subject to U.S. withholding taxes unless these holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.


                               Initial Settlement


        All globally offered Certificates will be held in book-entry form by The Depository Trust Company in the name of Cede & Co. as nominee of The Depository Trust Company. Investors' interests in the globally offered Certificates will be represented through financial institutions acting on their behalf as direct and indirect Participants in The Depository Trust Company. As a result, Cedelbank and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold these positions in accounts as The Depository Trust Company Participants.

        Investors electing to hold their globally offered Certificates through The Depository Trust Company will follow the settlement practices applicable to prior asset-backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

        Investors electing to hold their globally offered Certificates through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Globally offered Certificates will be credited to the securities custody accounts on the settlement date against payment in same-day funds.


                            Secondary Market Trading

        Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.


        Trading between The Depository Trust Company Participants. Secondary market trading between The Depository Trust Company Participants will be settled using the procedures applicable to prior asset- backed certificates issues in same-day funds.


        Trading between Cedelbank and/or Euroclear Participants. Secondary market trading between Cedelbank Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.


        Trading between The Depository Trust Company seller and Cedelbank or Euroclear purchaser. When globally offered Certificates are to be transferred from the account of The Depository Trust Company Participant to the account of a Cedelbank Participant or a Euroclear Participant, the purchaser will send instructions to Cedelbank or Euroclear through a Cedelbank Participant or Euroclear Participant at least one business day prior to settlement. Cedelbank or Euroclear will instruct the respective Depositary, as the case may be, to receive the globally offered Certificates against payment. Payment will include interest accrued on the globally offered Certificates from and including the last distribution date (or if the transfer is prior to the first distribution date, the Closing Date) to and excluding the settlement date, on the basis of actual days elapsed and a year of 360 days. Payment will then be made by the respective Depositary of The Depository Trust Company Participant's account against delivery of the globally offered Certificates. After settlement has been completed, the globally offered Certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedelbank Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the globally offered Certificates will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedelbank or Euroclear cash debt will be valued instead as of the actual settlement date.

        Cedelbank Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedelbank or

Euroclear. Under this approach, they may take on credit exposure to Cedelbank or Euroclear until the globally offered Certificates are credited to their accounts one day later.

        As an alternative, if Cedelbank or Euroclear has extended a line of credit to them, Cedelbank Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedelbank Participants or Euroclear Participants purchasing globally offered Certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the globally offered Certificates were credited to their accounts. However, interest on the globally offered Certificates would accrue from the value date. Therefore, in many cases the investment income on the globally offered Certificates earned during that one-day period may substantially reduce or offset the amount of these overdraft charges, although this result will depend on each Cedelbank Participant's or Euroclear Participant's particular cost of funds.

        Since the settlement is taking place during New York business hours, The Depository Trust Company Participants can employ their usual procedures for sending globally offered Certificates to the respective Depositary for the benefit of Cedelbank Participants or Euroclear Participants. The sale proceeds will be available to The Depository Trust Company seller on the settlement date. Thus, to The Depository Trust Company Participant a cross-market transaction will settle no differently than a trade between two The Depository Trust Company Participants.

        Trading between Cedelbank or Euroclear seller and The Depository Trust Company purchaser. Due to time zone differences in their favor, Cedelbank Participants and Euroclear Participants may employ their customary procedures for transactions in which globally offered Certificates are to be transferred by the respective clearing system, through the respective Depositary, to The Depository Trust Company Participant. The seller will send instructions to Cedelbank or Euroclear through a Cedelbank Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedelbank or Euroclear will instruct the respective Depositary, as appropriate, to deliver the globally offered Certificates to The Depository Trust Company Participant's account against payment. Payment will include interest accrued on the globally offered Certificates from and including the last distribution date (or if the transfer is prior to the first distribution date, the Closing Date) to and excluding the settlement date on the basis of actual days elapsed and a year of 360 days. The payment will then be reflected in the account of the Cedelbank Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedelbank Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedelbank Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back- valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedelbank Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

        Finally, day traders that use Cedelbank or Euroclear and that purchase globally offered Certificates from The Depository Trust Company Participants for delivery to Cedelbank Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:


        (1) borrowing through Cedelbank or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedelbank or Euroclear accounts) in accordance with the clearing system's customary procedures;


        (2) borrowing the globally offered Certificates in the U.S. from The Depository Trust Company Participant no later than one day prior to settlement, which would give the globally offered Certificates sufficient time to be reflected in their Cedelbank or Euroclear account in order to settle the sale side of the trade; or

        (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from The Depository Trust Company Participant is at least one day prior to the value date for the sale to the Cedelbank Participant or Euroclear Participant.



          Material U.S. Federal Income Tax Documentation Requirements

        A beneficial owner of globally offered Certificates holding securities through Cedelbank or Euroclear (or through The Depository Trust Company if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original interest discount) on registered debt issued by U.S. Persons, unless each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

        Exemption for non-U.S. Persons (Form W-8). Beneficial owners of globally offered Certificates that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of this change.


        Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

        Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

        Exemption of U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

        U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

        The term "U.S. Person" means

                a citizen or resident of the United States,

                a corporation or partnership organized in or under the laws of the United States, any state thereof, or any political subdivision of either (including the District of Columbia), or an estate or trust the income of which is includible in gross income for United States tax purposes regardless of its source.



This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the globally offered Certificates. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the globally offered Certificates.


The Internal Revenue Service has recently proposed new regulations that would revise some aspects of the current system for withholding on amounts paid to foreign persons. Under these proposed regulations, interest or original issue discount paid or deemed paid to a nonresident alien would continue to be exempt from United States withholding taxes (including backup withholding) provided that the holder complies with the new certification procedures.

                                    GLOSSARY

         "ACCOUNTS" means the accounts designated to the trust and identified in the computer file or microfish or written list delivered to the Trustee on the date of issuance of the first series of certificates under the Pooling and Servicing Agreement plus all Additional Accounts less any accounts which have been renewed from the trust.

         "ACCUMULATION PERIOD COMMENCEMENT DATE" shall mean _______, 200_, if the Accumulation Period Length is four months; _______, 200_, if the Accumulation Period Length is three months; _______, 200_, if the Accumulation Period Length is two months; _______, 200_, if the Accumulation Period Length is one month; provided, however, if the Accumulation Period Length has been determined to be less than six months and, after this determination, any outstanding series enters into an early amortization period, the Accumulation Period Commencement Date shall be the earlier of the date that this outstanding series entered into its early amortization period and the Accumulation Period Commencement Date, as previously determined.


         "ACCUMULATION PERIOD LENGTH" means the one, two, three, four, five or six month(s) period, determined on __________, and shall be calculated as the product, rounded upwards to the nearest integer, of [four] multiplied by a fraction, the numerator of which is the Invested Amount as of _____________, after giving effect to all changes therein on that date, and the denominator of which is the sum of this Invested Amount and the invested amounts as of _____________, after giving effect to all changes therein on that date, of all other outstanding series whose respective revolving periods are not scheduled to end before the last day of the ___________ Collection Period.

         "ACCUMULATION SHORTFALL" means, for any Monthly Period, the amount by which the Controlled Deposit Amount for all preceding Distribution Dates exceeds the amount deposited in the Principal Account for the preceding Monthly Period.

         "ADDITIONAL ACCOUNTS" shall mean any accounts designated by the depositor to be included in the trust in addition to those designated at the time of this first series of certificates.

         "ADDITIONAL CUT-OFF DATE" shall mean the date as of which additional accounts are identified and selected to be included as Additional Accounts.

         "ADJUSTED INVESTED AMOUNT" means the initial principal amount of the Certificates plus the amount of any withdrawals from the Excess Funding Account in connection with an increase in Receivables in the trust since the date of the issuance of the certificates minus the amount of any additions to the Excess Funding Account in connection with a reduction in the Receivables in the trust since the date of the issuance of the certificates.

         "ADJUSTMENT DATE" shall mean for the purpose of calculating LIBOR the second day on which dealings in deposits in United States dollars are transacted in the London interbank market preceding the first day of the related Interest Period.


         "ADJUSTMENT PAYMENT" shall be an amount payable by the depositor for deposit into the Collection Account if the Servicer adjusts downward the outstanding principal balance of any Eligible Receivable because of a rebate, billing error, refund or credit adjustment to an obligor, or because that Receivable was created in respect of a product which was refused or returned by an obligor, the amount of this adjustment will be deducted from the Pool Balance; if the adjustment reduces the Pool Balance below the Required Pool Balance on the immediately preceding Determination Date, after giving effect to the allocations, distributions, withdrawals and deposits to be made on the related Distribution Date, the amount of the payment will be an amount equal to the deficiency up to the amount of the adjustment.

         "ASSET-BASED RECEIVABLES" shall mean the Receivables resulting from extensions of credit made by BCI, an affiliate of BCI or another lender and acquired by BCI or one of its affiliates to dealers to finance working capital needs and to manufacturers and distributors to finance production, manufacturing and inventory of consumer, recreational and commercial products.

         "AVAILABLE INVESTOR PRINCIPAL COLLECTIONS" for any Distribution Date means the sum of

         (1) the product of the Floating Allocation Percentage, with respect to the Revolving Period, or the Principal Allocation Percentage, with respect to the Controlled Accumulation Period, any Initial Amortization Period or any Early Amortization Period, for the related Collection Period multiplied by principal collections for the related Collection Period,

         (2) the amount, if any, of Investor Non-Principal Collections, funds in the Reserve Fund and Series 1999-1 Available Retained Collections allocated to cover any Investor Default Amount or any unpaid Adjustment Payments allocated to the Certificates or to reimburse Investor Charge-Offs,

         (3) the Series 1999-1 Investor Allocation Percentage of Miscellaneous Payments for that Distribution Date,

         (4) Excess Principal Collections, if any, from other series allocated to the Certificates,

         (5) if an Initial Amortization Period or an Early Amortization Period began during the related Collection Period, any amounts on deposit in the Excess Funding Account,

         (6) on the Series 1999-1 Termination Date, any funds remaining in the Reserve Fund, after the application of funds in the Reserve Fund to cover shortfalls in Non-Principal Collections, and

         (7) with respect to the Scheduled Payment Date, any Initial Amortization Period or any Early Amortization Period, any funds on deposit in the Principal Account.

         If the sum of the Floating Allocation Percentage during the Revolving Period or the Principal Allocation Percentage (during the Early Amortization Period, Initial Amortization Period or Controlled Accumulation Period), the floating allocation percentages for all other outstanding series of investor certificates in their revolving periods and the principal allocation percentages for all other outstanding series in their amortization or early amortization periods exceeds 100%, then the principal collections shall be allocated among all series pro rata on the basis of these floating allocation percentages and principal allocation percentages.

         "AVAILABLE RETAINED COLLECTIONS" for any Deposit Date means the sum of the Available Retained Non-Principal Collections for that date and the Available Retained Principal Collections for that date; provided, however, that the Available Retained Collections will be zero for any Collection Period for which the Available Subordinated Amount is zero for the Distribution Date occurring in that Collection Period.

         "AVAILABLE RETAINED NON-PRINCIPAL COLLECTIONS" for any Deposit Date means an amount equal to the product of the excess of the Retained Percentage for the related Deposit Date over the Excess Retained Percentage for this Deposit Date multiplied by Non-Principal Collections for that date.

         "AVAILABLE RETAINED PRINCIPAL COLLECTIONS" for any Deposit Date means an amount equal to the product of the excess of the Retained Percentage for this Deposit Date over the Excess Retained Percentage for this Deposit Date and principal collections for that date.

         "AVAILABLE SUBORDINATED AMOUNT" for any date of determination after the first Distribution Date means an amount equal to the sum of:

         the lesser of:

         (1) the Available Subordinated Amount for the preceding Distribution Date, minus, with certain limitations, the Required Subordination Draw Amount for the preceding Distribution Date or, if the date of determination is a Distribution Date, that Distribution Date, minus the amount of any deposits in the Reserve Fund from Series 1999-1 Available Retained Collections for the purpose of reimbursing funds withdrawn from the Reserve Fund applied to cover any portion of the Investor Default Amount on the preceding Distribution Date or, if the date of determination is a Distribution Date, that Distribution Date, minus an amount equal to the Defaulted Amount for the immediately preceding Collection Period multiplied by a fraction, the numerator of which is the Available Subordinated Amount as of the last day of the preceding Collection Period and the denominator of which is the Pool Balance as of the last day of the preceding Collection Period, plus the aggregate amount of Excess Servicing paid to the holder of the BCRC Certificate on the previous Distribution Date, minus the Incremental Subordinated Amount for the second preceding Distribution Date or if the date of determination is a Distribution Date, the preceding Distribution Date, plus the Incremental Subordinated Amount for the immediately preceding Distribution Date, or if the date of determination is a Distribution Date, that Distribution Date plus [5.82]% of the aggregate amount of any increases in the Invested Amount resulting from any withdrawals from the Excess Funding Account since the preceding Distribution Date; and

         (2) the Required Subordinated Amount for that date of determination; and

         the amount of any optional increase in the Available
         Subordinated Amount exercised by the depositor as described in the prospectus under "Allocation of Collections; Deposits in Collection Account; Limited Subordination of the
         Retained Interest--Available Subordinated Amount."

The Available Subordinated Amount for any date of determination during the period from the date of the issuance of the Certificates through the first Distribution Date is equal to the Required Subordinated Amount as of that date of determination, which will equal at least $_________ on the date of the issuance of the Certificates.

         "BCI" shall mean Bombardier Capital Inc., a Massachusetts corporation.

         "BCI DOMESTIC INVENTORY PORTFOLIO" shall mean the accounts, whether or not they would be Eligible Accounts and whether or not they have been added to the Trust generating receivables as a result of extensions of credit and advances made to dealers of consumer, recreational and commercial products which dealers are located in the United States.

         "BCRC CERTIFICATE" means the certificate held by the depositor and representing the Retained Interest.

         "BUSINESS DAY" shall mean any day other than (a) a Saturday or Sunday or (b) another day on which banking institutions or trust companies in the State of New York are authorized or obligated by law, executive order or governmental decree to be closed.

         "CERTIFICATE OWNER" shall mean a beneficial owner of a Certificate.

         "CERTIFICATE RATE" shall mean the Class A Certificate Rate or the Class B Certificate Rate, as the context requires.

         "CERTIFICATEHOLDER" shall mean The Depository Trust Company, acting upon the instructions of its Participants, with respect to the taking of actions, and Cede & Co. with respect to the receipt of distributions, notices, reports and statements.

         "CERTIFICATES" shall mean the Class A Certificates and the Class B Certificates, collectively.

         "CLASS A CARRY-OVER AMOUNT" for any Distribution Date on which the Class A Certificate Rate is calculated on the basis of the Net Receivables Rate, is the excess of Class A Monthly Interest for that Distribution Date determined as if the Class A Certificate Rate were based on the LIBOR formula set forth in the definition of Class A Certificate Rate over the actual Class A Monthly Interest for that Distribution Date.

         "CLASS A CERTIFICATE RATE" shall mean the per-annum rate at which interest accrues on the principal balance of the Class A Certificates and shall be equal to the lesser of LIBOR plus ____% and the Net Receivables Rate.

         "CLASS A CERTIFICATES" shall mean the floating rate, Class A asset-backed certificates, Series 1999-1, issued by the trust.

         "CLASS A MONTHLY INTEREST" for any Distribution Date means an amount equal to the product of the actual number of days elapsed in the related Interest Period divided by 360 days and the product of

         (1)      the Class A Certificate Rate and

         (2) the outstanding principal balance of the Class A Certificates as of the close of business on the preceding Distribution Date, or for the first Distribution Date, the date of the issuance of the certificates, after giving effect to any payments of principal on the Class A Certificates on that preceding Distribution Date.

         "CLASS B CARRY-OVER AMOUNT" for any Distribution Date on which the Class B Certificate Rate is calculated on the basis of the Net Receivables Rate, is the excess of Class B Monthly Interest for that Distribution Date determined as if the Class B Certificate Rate were based on the LIBOR formula set forth in the definition of Class B Certificate Rate over the actual Class B Monthly Interest for that Distribution Date;

         "CLASS B CERTIFICATE RATE" shall mean the per-annum rate at which interest accrues on the principal balance of the Class B Certificates and shall be equal to the lesser of LIBOR plus ____% and the Net Receivables Rate.

         "CLASS B CERTIFICATES" shall mean the floating rate, Class B asset-backed certificates, Series 1999-1, issued by the trust.

         "CLASS B MONTHLY INTEREST" for any Distribution Date means an amount equal to the product of the actual number of days elapsed in the related Interest Period divided by 360 days and the product of

         (1)      the Class B Certificate Rate and

         (2) the outstanding principal balance of Class B Certificates as of the close of business on the preceding Distribution Date, or for the first Distribution Date, the date of the issuance of the certificates, after giving effect to any payments of principal on the Class B Certificates on that preceding Distribution Date.

         "COLLATERAL SECURITY" shall mean the security granted by the obligor to secure payment of the Receivables.

         "COLLECTION ACCOUNT" shall mean the Eligible Deposit Account established and maintained by the Servicer for the benefit of the Certificateholders in the name of the Trustee and designated as the "Collection Account.".

         "COLLECTION PERIOD" shall mean the preceding calendar month.

         "CONTROLLED ACCUMULATION AMOUNT" means for any Distribution Date an amount sufficient together with a similar amount to be deposited on other Distribution Dates in the Controlled Accumulation Period to amortize the Invested Amount given the Accumulation Period Length.

         "CONTROLLED ACCUMULATION PERIOD" means, unless an Early Amortization Event has occurred or an Initial Amortization Period has begun, the period commencing on the Accumulation Period Commencement Date and ending upon the earliest to occur of:

         (1) the commencement of the Early Amortization Period or any Initial Amortization Period,

         (2) payment of the full Invested Amount, and

         (3) the Series 1999-1 Termination Date.

         "CONTROLLED DEPOSIT AMOUNT" means, for any Monthly Period, the sum of the Controlled Accumulation Amount for that Monthly Period plus the Accumulation Shortfall for the related Monthly Period.

         "DAILY ALLOCATION" shall mean for any Deposit Date:

         (1) the product of the Floating Allocation Percentage for that date multiplied by the aggregate amount of Non-Principal Collections on that date, plus

         (2) the Series 1999-1 Available Retained Collections for that date.

         "DEFAULTED AMOUNT" for any Collection Period will be an amount which shall not be less than zero equal to the aggregate principal amount of principal Receivables that became Defaulted Receivables during the preceding Collection Period less the full amount of the Defaulted Receivables which are subject to retransfer from the trust to the depositor or purchased by the Servicer for that Collection Period unless certain events of bankruptcy, insolvency, or receivership have occurred with respect to either of the depositor or the Servicer or unless a Liquidation Event has occurred, in which event the Defaulted Amount will not be reduced for those Defaulted Receivables.

         "DEFAULTED RECEIVABLES" prior to the date the Series 1997-1 Certificates are paid in full, on any Distribution Date are, without duplication:



         (1) all Receivables, other than Receivables that were designated as Ineligible Receivables at the time of transfer to the trust and Receivables which became Ineligible Receivables because they were not paid in full within 491 days after the origination thereof, which were charged off by the Servicer as uncollectible in respect of the immediately preceding Collection Period,

         (2) all Receivables originally secured by a security interest in a related Eligible Product which have not been paid in full for more than 60 days after the sale of the related Eligible Product,

         (3) all Receivables in an Account in which interest in the amount of $150 or more has been delinquent for 90 days or more, and

         (4) all Receivables which were Eligible Receivables when transferred to the trust, which arose in an Account which became an Ineligible Account and which were not Eligible Receivables for any six consecutive Distribution Dates after this Account became an Ineligible Account;


and on or after the date the Series 1997-1 Certificates are paid if full, Defaulted Receivables are, without duplication:

         (1) all Receivables, other than Receivables that were designated as Ineligible Receivables at the time of transfer to the trust which were charged off by the Servicer as uncollectible in respect of the immediately preceding Collection Period,

         (2) all Receivables originally secured by a security interest in a related Eligible Product which have not been paid in full for more than 90 days after the sale of the related Eligible Product, and

         (3) all Receivables which were Eligible Receivables when transferred to the trust, which arose in an Account which became an Ineligible Account and which were not Eligible Receivables for any six consecutive Distribution Dates after this Account became an Ineligible Account.

Receivables are not Defaulted Receivables merely because they become Ineligible Receivables.

         "DEFICIENCY AMOUNT" shall mean for each Distribution Date, the amount, if any, by which the sum of

         (1)      Monthly Interest for the Distribution Date,

         (2) Monthly Interest accrued but not paid with respect to prior Distribution Dates and interest thereon,

         (3)      the Net Servicing Fee for the Distribution Date,

         (4)      the Investor Default Amount for the Distribution Date, and

         (5) the Series 1999-1 Investor Allocation Percentage of any Adjustment Payment for the Distribution Date that has not been deposited in the Collection Account as required under the Pooling and Servicing Agreement, exceeds the sum of

         (1) Investor Non-Principal Collections and Investment Proceeds for such Distribution Date and

         (2) if the amounts of Investor Non-Principal Collections and Investment Proceeds are not sufficient to cover all amounts described above in (1) through (5) of this definition, the amount of funds in the Reserve Fund on such Distribution Date available to fund the remaining amounts.

         "DEPOSIT DATE" shall mean any date on which the Servicer receives collections.

         "DEPOSITARY" shall mean either Citibank, N.A. in its capacity as depositary for Cedelbank or Morgan Guaranty Trust Company of New York in its capacity as depositary for the Euroclear System; "DEPOSITARIES" shall mean these two entities in those capacities, collectively.

         "DESIGNATED MANUFACTURER OVERCONCENTRATIONS" on any Distribution Date means the excess of the aggregate amount of Eligible Receivables created in connection with the financing of products manufactured by the Designated Manufacturer which Eligible Receivables are in the trust on the last day of the Collection Period immediately preceding that Distribution Date over 45% of the Pool Balance on the last day of that immediately preceding Collection Period where the "Designated Manufacturer" is collectively Bombardier Inc. and its subsidiaries; provided, however, that this percentage and the entities included as Designated Manufacturer may be adjusted from time to time without the consent of the Certificateholders, if the Rating Agency Condition is satisfied.

         "DETERMINATION DATE" shall mean, with respect to any Distribution Date, the day that is two business days prior to that Distribution Date.

         "DISTRIBUTION DATE" shall mean the 15th day of each month, or if this day is not a business day, on the next succeeding business day, commencing [[month] 15, 1999].

         "DISTRIBUTION DATE STATEMENT" means the monthly statement prepared by the Servicer setting forth information with respect to the Certificates.

         "DOMESTIC INVENTORY RECEIVABLES" shall mean Receivables arising from extensions of credit and advances made by BCI, an affiliate of BCI or another lender and acquired by BCI or one of its affiliates to dealers of consumer, recreational and commercial products which dealers are located in the United States.

         "EARLY AMORTIZATION EVENT" shall mean:

         (1) a failure by the depositor to convey Receivables in Additional Accounts to the trust within five business days after the day on which it is required to convey these Receivables under the Pooling and Servicing Agreement;

         (2) failure on the part of the depositor, the servicer or BCI, as applicable:

                  (a) to make any payment or deposit required by the terms of the Pooling and Servicing Agreement, including but not limited to any Transfer Deposit Amount or Adjustment Payment, on or before the date occurring five (5) business days after the date this payment or deposit is required to be made, which failure is not cured within five business days after notice from the trustee of this failure;

                  (b) with respect to any series, to deliver a distribution date Statement within ten business days after notice from the trustee of this failure;

                  (c) to duly comply with, observe or perform in any material respect the covenant of the depositor not to create any lien, other than tax and other statutory liens, including liens in favor of the Pension Benefit Guaranty Corporation, and some other liens and interests permitted by the Pooling and Servicing Agreement, on any Receivable which failure has a material adverse effect on the holders of the investor certificates or the holder of the Variable Funding Certificate and which continues unremedied for a period of 60 days after written notice of this failure, requiring the same to be remedied, has been given to the depositor by the trustee or any enhancement provider; provided, however, that an Early Amortization Event shall not be deemed to have occurred if the depositor shall have repurchased the related Receivables or, if applicable, all the Receivables during this period in accordance with the provisions of the Pooling and Servicing Agreement; or

                  (d) to duly observe or perform in any material respect any other of its covenants or agreements set forth in the Pooling and Servicing Agreement, which failure has a materially adverse effect on the holders of the investor certificates or the holder of the Variable Funding Certificate and which continues unremedied for a period of 45 days after written notice of this failure, requiring the same to be remedied, shall have been given to the depositor by the trustee or any enhancement provider;

         (3) any representation or warranty made by the depositor in the Pooling and Servicing Agreement or any information required to be given by the depositor to the trustee to identify the Accounts proves to have been incorrect in any material respect when made or when delivered and continues to be incorrect in any material respect for a period of 60 days after written notice, or within any longer period as may be specified in the notice, of this failure, requiring the same to be remedied, shall have been given to the depositor by the trustee, and as a result the interests of the holders of the investor certificates or the holder of the Variable Funding Certificate are materially and adversely affected, excluding, however, any representation or warranty made by the depositor that the Pooling and Servicing Agreement constitutes, or the transfer of the Receivables to the trust is, a valid sale, transfer and assignment to the trust of all right, title and interest of the depositor in the Receivables and the Collateral Security if the Pooling and Servicing Agreement constitutes the grant of a security interest in the Receivables and Collateral Security; provided, however, that an Early Amortization Event shall not be deemed to occur thereunder if the depositor has repurchased the related Receivables or all of these Receivables, if applicable, during this period in accordance with the provisions of the Pooling and Servicing Agreement;

         (4) the occurrence of specified events of bankruptcy, insolvency or receivership relating to any of Bombardier Corporation, the depositor or the servicer or BCI if it is not the servicer;

         (5) the depositor or the trust becomes an investment company within the meaning of the Investment Company Act of 1940, as amended;

         (6) on any distribution date, the Available Subordinated Amount is less than the Required Subordinated Amount after giving effect to the distributions to be made on that distribution date;

         (7) on any distribution date, the balance of the Reserve Fund is less than the Reserve Fund Required Amount, in each case after giving effect to all deposits and distributions on that distribution date;

         (8) any Servicer Default occurs;

         (9) any Class A Carry-Over Amount or Class B Carry-Over Amount, as applicable, is outstanding on six consecutive distribution dates;

         (10) the ratio, expressed as a percentage, of the average for each month of the net losses on the Receivables in the trust, that is, gross losses less recoveries on any Receivables, including, without limitation, recoveries from Collateral Security in addition to the products financed by the Receivables, recoveries from manufacturers, distributors or importers and insurance proceeds, during any three consecutive calendar months to the average of the month-end Pool Balances for that three-month period, exceeds 5% on an annualized basis; provided, that this clause (10) may be revised or waived without the consent of the Certificateholders if the Rating Agency Condition is satisfied;

         (11) the average percentage obtained by dividing the aggregate principal collections for a Collection Period by the average daily Pool Balance for that Collection Period:

                  (a) with respect to the three Collection Periods included in the period from January through March of any calendar year is less than 12% and

                  (b) with respect to any other three consecutive Collection
                      Periods is less than 14%,

provided, that this clause (11) may be revised or waived without the consent of the Certificateholders if the Rating Agency Condition is satisfied;

         (12) the failure to pay the outstanding principal amount of the Class A Certificates on the _______ distribution date or the failure to pay the outstanding principal amount of the Class B Certificates on the _______ distribution date;

         (13) a Liquidation Event occurs; or

         (14) the sum of all Eligible Investments and amounts on deposit in the Excess Funding Account and excess funding accounts for all other series represents more than 50% of the total assets of the trust on each of six or more consecutive distribution dates, after giving effect to all payments made or to be made on that distribution date.

         "EARLY AMORTIZATION PERIOD" shall mean the period beginning as of the day an Early Amortization Event occurs.

         "ELIGIBLE ACCOUNT" shall mean:

         (1) each individual financing account established by BCI or established by an affiliate of BCI or by a third party -- but which satisfies BCI's customary underwriting standards -- and acquired by BCI or an affiliate of BCI, with an obligor with respect to Eligible Products pursuant to an inventory security agreement, in the ordinary course of business, and

         (2) each individual line of credit or financing agreement extended by BCI or an affiliate of BCI or by a third party -- but which satisfies BCI's customary underwriting standards -- and acquired by BCI or an affiliate of BCI to an obligor for the purpose of financing working capital, manufacturing, production or inventories and secured by assets of that obligor, it which, in each case, as of the date of determination thereof relates to an obligor that is an "Eligible Obligor" and is in existence and, after its establishment or acquisition by BCI or an affiliate of BCI, is maintained and serviced by BCI. BCI (or its affiliates) may assign or grant participation rights in, an Account or any Receivable therein to any person without affecting the Account's status as an Eligible Account.

         "ELIGIBLE DEPOSIT ACCOUNT" shall mean either (1) a segregated account with the corporate trust department of the Trustee or a depository institution or trust company organized under the laws of the United States of America or any one of the states thereof, or the District of Columbia (or any domestic branch of a foreign bank) which at all times has either a long-term unsecured debt rating of A2 or better by Moody's and of AAA or better by Standard & Poor's or such other rating that is acceptable to each Rating Agency, as evidenced by a letter from such Rating

Agency to the Trustee or a certificate of deposit rating of P-1 by Moody's and A-1+ by Standard & Poor's or such other rating that is acceptable to each Rating Agency, as evidenced by a letter from such Rating Agency to the Trustee and is a member of the FDIC or (2) a segregated trust account with the corporate trust department of the Trustee, a depository institution or trust company organized under the laws of the United States or any one of the states thereof, or any domestic branch of a foreign bank, being a member of FDIC and having corporate trust powers and acting as trustee for funds deposited in that account, so long as any of the securities of that depository institution or trust company has a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.


         "ELIGIBLE INVESTMENTS" shall mean:

         (1) obligations of or fully guaranteed by the United States,

         (2) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies incorporated under the laws of the United States or any state thereof or any domestic branch of a foreign bank and subject to supervision and examination by Federal or state banking or depository institution authorities, the commercial paper or other short-term unsecured debt obligations --- other than this type of obligation the rating of which is based on the credit of a person or entity other than that depository institution or trust company -- of which at the time of the trust's investment or contractual commitment to invest therein has a credit rating from any individual Rating Agency in the highest investment category granted thereby,

         (3) commercial paper at the time of the trust's investment of contractual commitment to invest therein having a credit rating from any individual Rating Agency in the highest investment category granted thereby,

         (4) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC,

         (5) bankers' acceptances issued by any depository institution or trust company described in (2) above,

         (6) investments in money market funds which have the highest rating from, or have otherwise been approved in writing by, any individual Rating Agency,

         (7) certain repurchase obligations entered into with depositor institutions or trust companies with respect to securities which are direct obligations of or obligations guaranteed by the United States or any agency or instrumentality thereof which is backed by the full faith and credit of the United States, and

         (8) other investments acceptable to any individual Rating Agency as being consistent with the then-current rating of the Certificates.

         "ELIGIBLE OBLIGOR" shall mean:

              in the case of Domestic Inventory Receivables, a dealer that is located in the United States of America (including its territories and possessions),

              in the case of Asset-Based Receivables, a dealer, distributor or manufacturer that is located in the United States of America (including its territories and possessions) and which obligor, in the case of Domestic Inventory Receivables and Asset-Based Receivables, has not been identified by the Servicer as being the subject of any voluntary or involuntary bankruptcy, insolvency, liquidation or receivership proceedings.

         "ELIGIBLE PRODUCTS" shall mean consumer, recreational and commercial products, including, but not limited to, boats, motors and trailers, snowmobiles, snow-grooming equipment, personal watercraft, recreational vehicles, manufactured housing, motorcycles, lawn and garden equipment, horse trailers, personal computers, and consumer electronics and appliances and spares and parts relating to these products.

         "ELIGIBLE RECEIVABLE" shall mean each Receivable:

         (1) which was originated by BCI, by an affiliate of BCI or acquired by BCI or an affiliate of BCI in each case in the ordinary course of business,

         (2) which arose under an Account that at the time the Receivable was transferred to the trust was an Eligible Account,

         (3) which is owned by BCI at the time of sale or contribution by BCI to the depositor,

         (4) which represents the obligation of an obligor to repay an advance made to or on behalf of that obligor, or credit extended for that obligor, in the case of Domestic Inventory Receivables, to finance an Eligible Product and, in the case of Asset-Based Receivables, to finance working capital or the production, manufacturing or inventory of Eligible Products,

         (5) which in the case of:

              Domestic Inventory Receivables, at the time of creation and except with respect to Receivables that are payable in accordance with a repayment schedule regardless of whether the related Eligible Products have been sold or with respect to which the related Eligible Products have then been sold, at the time of transfer to the trust, is secured by a first priority perfected security interest in the Eligible Product relating thereto and,

              Asset-Based Receivables, at the time of transfer to the trust, are secured by a first priority perfected security interest in goods, accounts, work in process, raw materials, component parts or other rights or assets of the obligor.

         (6) which is not unenforceable as a result of any violation of requirements of law applicable thereto and the related inventory security agreement in the case of Domestic Inventory Receivables or the related loan agreement in the case of Asset-Based Receivables is not unenforceable as a result of any violation of requirements of law applicable to any party thereto,

         (7) with respect to which all consents and governmental authorizations required to be obtained by BCI or an affiliate of BCI or the depositor in connection with the creation of the Receivable or the transfer thereof to the depositor and the trust or the performance by BCI or an affiliate of BCI of the inventory security agreement in the case of Domestic Inventory Receivables or the related loan agreement in the case of Asset-Based Receivables pursuant to which the Receivable was created, have been duly obtained, effected or given and are in full force and effect,

         (8) as to which at all times following the transfer of the Receivable to the trust, the trust will have good and marketable title thereto free and clear of all liens arising prior to the transfer or arising at any time, other than liens permitted pursuant to the Pooling and Servicing Agreement and other than tax and certain other statutory liens, including liens in favor of the Pension Benefit Guaranty Corporation, which may arise after this transfer and which relate to affiliates of the depositor,

         (9) which has been the subject of a valid transfer and assignment from the depositor to the trust of all the depositor's right, title and interest therein including, with certain exceptions, any proceeds thereof,

         (10) which will at all times be the legal and assignable payment obligation of the obligor relating thereto, enforceable against that obligor in accordance with its terms, as modified or revised from time to time with the consent of the Servicer, except as enforceability may be limited by the bankruptcy code or other applicable insolvency laws,

         (11) which at the time of transfer to the trust is enforceable against the obligor to the extent of the full principal amount of the Receivable, except as such enforceability may be limited by the bankruptcy code or other applicable insolvency laws,

         (12) as to which, at the time of transfer of the Receivable to the trust, BCI or an affiliate of BCI and the depositor have satisfied all their respective obligations under the Pooling and Servicing Agreement with respect to the Receivable required to be satisfied at that time,

         (13) as to which, at the time of transfer of the Receivable to the trust, neither BCI or any affiliate of BCI nor the depositor has taken any action or failed to take any action required of it under the Receivables Purchase Agreement or the Pooling and Servicing Agreement which would impair the rights of the trust or the Certificateholders therein and

         (14) which constitutes either an "account" or "chattel paper" as defined in Article 9 of the UCC as then in effect in the State of Vermont;

This definition may be adjusted from time to time without the consent of the Certificateholders if the Rating Agency Condition is satisfied.

         "EUROCLEAR OPERATOR" shall mean the Brussels, Belgium office of Morgan Guaranty Trust Company of New York or any successor entity thereto.

         "EUROCLEAR PARTICIPANTS" shall mean participants of the Euroclear system.

         "EXCESS FUNDED AMOUNT" shall be calculated for each Business Day and shall be an amount equal to the product of:

         (1) the excess, if any, of the Required Pool Balance over the Pool Balance, each as of the end of the preceding day multiplied by

         (2) a fraction the numerator of which is the sum of the Required Investor Percentage of the Adjusted Invested Amount and the Available Subordinated Amount and the denominator of which is the aggregate of the required balances for all series including the Series 1999-1 Required Balance providing for excess funding accounts or similar arrangements.

         "EXCESS FUNDING ACCOUNT" shall be an Eligible Account established and maintained for the life of the Certificates for the benefit of Certificateholders in the name of the Trustee and designated as the "Excess Funding Account."

         "EXCESS PRINCIPAL COLLECTIONS" shall mean, for Series 1999-1, the amount of Available Investor Principal Collections remaining after all payments required to be made from Available Investor Principal Collections have been paid and for any other series, the amount of any similar excess for any other series.

         "EXCESS RESERVE FUND REQUIRED AMOUNT" for any Distribution Date with respect to an Early Amortization Period, means an amount equal to the greater of 5% of the initial principal amount of the Certificates and the excess of the Required Pool Balance (after giving effect to any changes thereto on that Distribution Date) over the Pool Balance (after giving effect to changes thereto on that Distribution Date); provided that it shall in no event exceed the Available Subordinated Amount for that Distribution Date.

         "EXCESS RETAINED PERCENTAGE" for any date of determination, the Retained Percentage for that date minus the percentage equivalent of a fraction, the numerator of which is equal to the sum of the Available Subordinated Amount and the aggregate available subordinated amounts for all other outstanding series as of the end of the immediately preceding day and the denominator of which is the Pool Balance as of the end of the immediately preceding day.

         "EXCESS SERVICING" for any Distribution Date means the amount available pursuant to clause (9) under "Description of the Certificates -- Distribution from the Collection Account; Reserve Fund; Principal Account" in this Prospectus.

         "FLOATING ALLOCATION PERCENTAGE" means the percentage, which shall never exceed 100%, obtained for each day in a Collection Period, by dividing the Invested Amount as of the close of business on the preceding day by the Pool Balance as of the close of business on that preceding day; provided, however, that, with respect to the Collection Period in which the Certificates are issued, the Floating Allocation Percentage shall mean the percentage obtained by dividing the Invested Amount of the Certificates by the Pool Balance on the _________, 1999 -- giving pro forma effect as of the _________, 1999 to the issuance of the Certificates.

         "HOLDERS" shall mean the holders of the definitive certificates, if any, issued by the Trustee.

         "INCREMENTAL SUBORDINATED AMOUNT" on any Distribution Date will equal the product of a fraction, the numerator of which is the sum of the Invested Amount on the last day of the immediately preceding Collection Period or with respect to the first Distribution Date, the Invested Amount on the date of the issuance of the Certificates and the Available Subordinated Amount for that Distribution Date, calculated without subtracting or adding the Incremental Subordinated Amount for that Distribution Date as described in clause (1) of the definition of Available Subordinated Amount or clause (2) of the definition of Required Subordinated Amount, and the denominator of which is the Pool Balance on such last day multiplied by the [sum of, without duplication, the Obligor Overconcentrations, the Manufacturer Overconcentrations, the Designated Manufacturer Overcentrations and the Industry Overconcentrations on that Distribution Date.]

         "INDIRECT PARTICIPANTS" shall mean those entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

         "INDUSTRY OVERCONCENTRATIONS" on any Distribution Date means the excess of

         (1) the aggregate amount of Eligible Receivables created in connection with the financing of products manufactured by manufacturing entities that are part of the same industry, that is, producing the same principal product, provided that products manufactured by Bombardier Inc. and its affiliates will not be included in the calculation of Industry Overconcentration, which Eligible Receivables are in the Pool on the last day of the Collection Period immediately preceding that Distribution Date over

         (2) an amount equal to __% of the Pool Balance on the last day of that immediately preceding Collection Period; provided, however, that with respect to each industry specified below, the percentage in clause (2) of this definition shall be deemed to equal the percentage set forth opposite that industry:


                       Industry                                 Percentage
                       --------                                 ----------
          Marine Products.......................................   45%
          Manufactured Housing..................................   45%
          Recreational Vehicles.................................   20%
          Lawn and Garden.......................................   10%
          Consumer Electronics and Appliances...................   10%

         Some or all of the percentages specified in this description of Industry Overconcentrations may be adjusted from time to time without the consent of the Certificateholders, if the Rating Agency Condition is satisfied.

         "INELIGIBLE ACCOUNT" shall mean any Account which is not an Eligible Account.

         "INELIGIBLE RECEIVABLE" shall mean any Receivable that is not an Eligible Receivable.

         "INITIAL AMORTIZATION PERIOD" shall mean the period during which principal is distributed to the Certificateholders as a result of BCI's election not to extend the Initial Principal Payment Date.

         "INITIAL PRINCIPAL PAYMENT DATE" shall mean the Distribution Date no earlier than the _______ Distribution Date and no later than the _______ Distribution Date, on which principal will begin to be paid to the Certificateholder if BCI elects not to extend the Revolving Period or the Controlled Accumulation Period, as applicable.

         "INTEREST PERIOD" shall mean, with respect to any Distribution Date, the period from and including the previous Distribution Date -- or, in the case of the first Distribution Date, from and including the date of the issuance of the certificates -- to but excluding that Distribution Date.

         "INVESTED AMOUNT" means for any date an amount equal to the Adjusted Invested Amount of the Certificates, minus the amount, without duplication, of principal payments -- except principal payments made from the Excess Funding Account and any transfers from the Excess Funding Account to the Collection Account -- made on the Certificates prior to that date minus the excess, if any, of the aggregate amount of Investor Charge-Offs for all Distribution Dates preceding that date over the aggregate amount of any reimbursements of Investor Charge-Offs for all Distribution Dates preceding that date.

         "INVESTMENT PROCEEDS" for any Distribution Date means an amount equal to the sum of all interest and other investment earnings, net of losses and investment expenses, on funds on deposit in the Reserve Fund, the Excess Funding Account and the Principal Account plus the Series 1999-1 Investor Allocation Percentage of net investment earnings credited to the Collection Account on the second Business Day prior to the Distribution Date with respect to funds held in the Collection Account.

         "INVESTOR CHARGE-OFF" shall occur if the Available Subordinated Amount is reduced to zero, and on any Distribution Date the Deficiency Amount is greater than zero and shall mean an amount equal to the excess of this Deficiency Amount over any remaining Available Subordinated Amount on the related Determination Date, but shall not exceed the Investor Default Amount for that Distribution Date.

         "INVESTOR DEFAULT AMOUNT" shall mean the portion of the Defaulted Amount allocated to the Certificates.

         "INVESTOR NON-PRINCIPAL COLLECTIONS" for any Distribution Date means the portion of Non-Principal Collections for the related Collection Period allocated to the Certificates as described in the Prospectus under the caption "Description of the Certificates -- Allocation Percentages -- Allocation to the Certificates" and "Allocation of Collections; Deposits in Collection Account; Limited Subordination of the Retained Interest."

         "LIBOR" shall mean, with respect to any Interest Period, an interest rate based on the offered rates for deposits in United States dollars having a maturity of one month commencing on the related Adjustment Date which appears on the Telerate Page 3750 as of 11:00 A.M., London time, on the date of calculation. If this rate does not appear on Telerate Page 3750, LIBOR with respect to the relevant Interest Period will be determined at approximately 11:00 A.M., London time, on that Adjustment Date on the basis of the rates at which deposits in United States dollars are offered by four major banks in the London interbank market, selected by the Trustee or by a party selected by the depositor and acceptable to the Trustee, to prime banks in the London interbank market for a period equal to one month and in a principal amount equal to an amount of not less than U.S. $1,000,000 and that is representative for a single transaction in that market at that time. The principal London office of each of those banks will be requested to provide a quotation of its rate. If at least two of these quotations are provided, LIBOR will be the arithmetic mean -- rounded up or down, as the case may be, to the nearest whole multiple of 0.0625% per annum; provided, however, that any amount falling in the middle shall be rounded up to the nearest whole multiple of 0.0625% -- of these quotations. If fewer than two quotations are provided, LIBOR with respect to this Interest Period will be the arithmetic mean -- rounded upwards or downwards as aforesaid -- of the rates quoted at approximately 11:00 A.M., New York City time, on that Adjustment Date by three major banks in New York, New York for loans in United States dollars to leading European banks having a maturity of one month and in a principal amount equal to an amount of not less than U.S. $1,000,000 and that is representative for a single transaction in that market at that time; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable period will be LIBOR in effect for the previous period.

         "LIQUIDATION EVENT" shall mean events of bankruptcy, insolvency or receivership relating to BCI or the depositor.

         "MANUFACTURER OVERCONCENTRATIONS" on any Distribution Date means the excess of the aggregate amount of Eligible Receivables created in connection with the financing of products manufactured by any single manufacturing entity, other than the Designated Manufacturer described in the definition of Designated Manufacturer Overconcentrations, which Eligible Receivables are in the trust on the last day of the Collection Period immediately preceding that Distribution Date over [15]% of the Pool Balance on the last day of that immediately preceding Collection Period; provided, however, that this percentage may be adjusted from time to time without the consent of the Certificateholders, if the Rating Agency Condition is satisfied.

         "MISCELLANEOUS PAYMENTS" for any Collection Period means the sum of Adjustment Payments and Transfer Deposit Amounts on deposit in the Collection Account on the related Distribution Date received with respect to that Collection Period and any amounts not paid to the holder of the BCRC Certificate because the Pool Balance does not exceed the Required Pool Balance and which are available to be treated as Miscellaneous Payments as of the Distribution Date following that Collection Period as described in the Prospectus under the caption "Principal Collections for all Series."

         "MONTHLY INTEREST" for any Distribution Date means the sum of the Class A Monthly Interest and the Class B Monthly Interest with respect to that Distribution Date.

         "MONTHLY PRINCIPAL" with respect to any Distribution Date relating to any Initial Amortization Period or Early Amortization Period will equal Available Investor Principal Collections for that Distribution Date; provided, however, that Monthly Principal will not exceed the applicable outstanding principal balances of the Class A and Class B Certificates, respectively.

         MONTHLY SERVICING FEE" will generally be equal to one-twelfth of the product of 2% or 3% if BCI is not the Servicer or, for any Distribution Date in respect of which the Monthly Servicing Fee has been waived, 0% multiplied by the Invested Amount as of the last day of the second preceding Collection Period, provided that the Monthly Servicing Fee for the first Distribution Date will be equal to $_________.

         "NET RECEIVABLES RATE" shall mean, for any Adjustment Date, the weighted average of the interest rates borne by the Receivables included in the trust for the preceding Collection Period less, if BCI is the Servicer, [2]%, or, if BCI is not the Servicer, [3]%.

         "NET SERVICING FEE" will generally be equal to one-twelfth of the product of 1%, if BCI is the Servicer, or 2%, if BCI is not the Servicer, or for any Distribution Date in respect of which the Monthly Servicing Fee has been waived, 0% multiplied by the Invested Amount as of the last day of the second preceding Collection Period, provided that the Net Servicing Fee for the first Distribution Date will be equal to $_________.

         "NON-PRINCIPAL COLLECTIONS" means collections of interest and other non-principal charges, including amounts recovered with respect to Defaulted Receivables and insurance proceeds, with respect to the Receivables.

         "NON-U.S. CERTIFICATEHOLDER" is a Certificateholder that is not (A) a citizen or resident of the United States, (B) a domestic partnership, (C) a domestic corporation, (D) a domestic estate or domestic trust or (E) any other person or entity whose income in respect of a Certificate is "effectively connected" with a United States trade or business.

         "NOTE" shall mean the promissory note issued by the depositor in favor of BCI in connection with the purchase of Receivables by the depositor from BCI.

         "OBLIGOR OVERCONCENTRATIONS" on any Distribution Date means, with respect to any Account, the excess of the aggregate principal amount of Eligible Receivables in that Account on the last day of the Collection Period immediately preceding that Distribution Date over [2]% of the Pool Balance with respect to any obligor with respect to the six largest Accounts in the trust calculated on the basis of the amount of Principal Receivables in that Account and [1.5]% of the Pool Balance with respect to all other obligors, in each case on the last day of that immediately preceding Collection Period. The percentages set forth in this description of Obligor Overconcentrations and the manner of determining to which obligors the [2]% rate applies may be adjusted from time to time without the consent of the Certificateholders if the Rating Agency Condition is satisfied.

         "ORIGINATION PERIOD" shall mean each four-month period commencing June 1, October 1, and February 1 of each year.

         "PARTICIPANTS" shall mean the organizations for which The Depository Trust Company holds securities to facilitate the clearance and settlement of securities transactions among themselves.

         "PARTICIPATION INTEREST" means an undivided interest in any of the Receivables and Collateral Security not owned by the trust.

         "POOL BALANCE" shall mean the aggregate principal balances of the Receivables that are Eligible Receivables.

         "POOLING AND SERVICING AGREEMENT" shall mean the Pooling and Servicing Agreement, dated as of January 1, 1994, as supplemented by the respective supplements relating to prior series of investor certificates and to the Certificates and the Variable Funding Certificates, and as amended by Amendment Number 1 dated as of January 1, 1997, by Amendment Number 2 dated as of October __, 1999 and by Amendment Number 3 dated as of October __, 1999 and as further supplemented and amended from time to time.

         "PRINCIPAL ACCOUNT" shall be an Eligible Account established and maintained for the life of the Certificates for the benefit of Certificateholders in the name of the Trustee and designated as the "Principal Account."

         "PRINCIPAL ALLOCATION PERCENTAGE" means the percentage which shall never exceed 100% obtained by dividing the Invested Amount as of the last day of the Revolving Period by the Pool Balance as of the close of business on the business day preceding the day of calculation.

         "RATING AGENCY" means with respect to any series, the rating agencies which have been requested to rate that series by the depositor.

         "RATING AGENCY CONDITION" shall mean, with respect to any action, if the terms of the Pooling and Servicing Agreement or any supplement including the Series 1999-1 Supplement among BCI, the depositor and the trustee set forth a specific time in advance of the effectiveness of the action that notice must be given to the Rating Agencies, notice shall have been given in accordance with this requirement or if no advance notice is required or no specific time is stated for the notice, the Rating Agencies have received written notice of the proposed action at least 10 days prior to the proposed effective date of the action and either:


              as of the proposed effective date of the action, no Rating Agency shall have notified the depositor, the servicer or the trustee in writing that the action will result in a reduction or withdrawal of any rating of any outstanding series or class with respect to which it is a Rating Agency, or each Rating Agency shall have confirmed in writing to the depositor, the servicer or the trustee that the action will not result in a reduction or withdrawal of the rating of any outstanding series or class with respect to which it is a Rating Agency.

         "RECEIVABLES" means the receivables existing in or arising in the Accounts.

         "RECEIVABLES PURCHASE AGREEMENT" shall mean the Receivables Purchase Agreement, dated as of January 1, 1994, between BCI, as seller, and the depositor, as purchaser, and as amended by Amendment Number 1 dated as of January 1, 1997 and as otherwise supplemented or amended from time to time.

         "REMOVAL NOTICE" shall mean the notice given by the depositor 5 business days prior to the date on which Receivables in the Removed Accounts shall cease to be transferred to the trust.

         "REMOVED ACCOUNTS" shall mean any Accounts from which the depositor has ceased to transfer newly originated Receivables to the trust and any Ineligible Account which has been removed from the trust.

         "REQUIRED INVESTOR PERCENTAGE" shall mean, with respect to the Certificates, 104%; provided, however, that the depositor may, reduce or otherwise adjust the Required Investor Percentage without the consent of the Certificateholders so long as the Rating Agency Condition has been satisfied.

         "REQUIRED POOL BALANCE" for any date shall mean an amount calculated as of the end of any business day equal to:

              the sum of the amounts for each series obtained by multiplying the required investor percentages including the Required Investor Percentage by the respective adjusted invested amounts including the Adjusted Invested Amount plus the sum of the Available Subordinated Amount and the aggregate available subordinated amounts for all other outstanding series as of the end of that business day; minus any amount on deposit in any reserve fund on that date, except that, for Series 1997-1 and Series 1999-1, the amount for this clause will equal the excess of the applicable reserve fund required amount over the amount on deposit in the applicable reserve fund.


         "REQUIRED SUBORDINATED AMOUNT" means, as of any date of determination, the sum of

         (1)      [5.82]% of the Invested Amount and

         (2) the Incremental Subordinated Amount for the immediately preceding Distribution Date or, if the date of determination is a Distribution Date, for that date; provided, however, that for any date prior to the end of the Revolving Period, the Required Subordinated Amount shall in no event be less than an amount equal to the sum of [3.75]% of the initial principal amount of the Certificates plus the Incremental Subordinated Amount for the immediately preceding Distribution Date or, if the date of determination is a Distribution Date, for that date;

provided further, that upon the commencement of the Initial Amortization Period or the Controlled Accumulation Period or if an Early Amortization Event occurs, the Required Subordinated Amount for each date of determination after this commencement will equal the Required Subordinated Amount as of the close of business on the day preceding the first day of the Initial Amortization Period or the Controlled Accumulation Period or the day on which the Early Amortization Event occurs.

         "REQUIRED SUBORDINATION DRAW AMOUNT" shall mean the lesser of the Deficiency Amount and the Available Subordinated Amount.

         "RESERVE FUND" shall be an Eligible Account established and maintained for the life of the Certificates for the benefit of Certificateholders in the name of the Trustee and designated as the "Series 1999-1 Reserve Fund."

         "RESERVE FUND REQUIRED AMOUNT" means an amount which on any Distribution Date will equal [0.50]% of the outstanding principal balance of the Certificates on that Distribution Date, after giving effect to any reduction thereof on such Distribution Date.

         "RETAINED INTEREST" shall mean the ownership interest in the trust retained by the depositor and which is that portion of the trust not represented by or allocated to the investors or the Variable Funding Interest.

         "RETAINED PERCENTAGE" for any date of determination, means 100% minus

         (1) when used with respect to Non-Principal Collections, the sum of the aggregate of the floating allocation percentages for each outstanding series including the Certificates and the Variable Funding Percentage for the date of determination and

         (2)      when used with respect to principal collections, the sum of the aggregate of the floating allocation percentages for each outstanding series including the Certificates, if applicable in its revolving period,

                   the aggregate of the principal allocation percentages for each outstanding series including the Certificates, if applicable in its amortization, accumulation or early amortization period and the Variable Funding Percentage for this date of determination, but in each case the Retained Percentage shall not be less than 0%.

         "REVOLVING PERIOD" shall mean the period beginning on ________, 1999 and ending on the earliest of:

         (1) the Accumulation Period Commencement Date;

         (2) the date the Trustee mails notice to the Certificateholders that BCI has elected not to extend the Initial Principal Payment Date; and

         (3) the business day immediately preceding the day on which an Early Amortization Event occurs.

         "SAU" means, with respect to a Receivable, that if that such Receivable was originally secured by a security interest in an Eligible Product, that Eligible Product has been sold and that Receivable has not been paid in full.

         "SCHEDULED PAYMENT DATE" means the ____________ Distribution Date.

         "SERIES 1999-1 AVAILABLE RETAINED COLLECTIONS" means, for any Deposit Date, an amount equal to the product of the Available Retained Collections for that day multiplied by a fraction, the numerator of which is the Available Subordinated Amount and the denominator of which is the sum of the Available Subordinated Amount and the aggregate available subordinated amounts for all other outstanding series, in each case on that day.

         "SERIES 1999-1 INVESTOR ALLOCATION PERCENTAGE" means, for any Collection Period, the percentage obtained by dividing the Invested Amount as of the last business day preceding that Collection Period by the sum of the Invested Amount and the invested amounts for all other outstanding series on that day.

         "SERIES 1999-1 REQUIRED BALANCE" shall mean, with respect to any date, the sum of the Required Investor Percentage of the Adjusted Invested Amount and the Available Subordinated Amount.

         "SERIES 1999-1 TERMINATION DATE" shall mean the earlier to occur of the date on which the outstanding principal balance of each class of the Certificates has been reduced to zero or the _________ Distribution Date.

         "SERVICER" shall mean the servicer of the Receivables pursuant to the Pooling and Servicing Agreement, initially BCI.

         "SERVICER DEFAULT" refers to any of the following events:

         (1) failure by the Servicer to make any payment, transfer or deposit into the trust, or into any account created for a series of certificates on or before the date the Servicer is required to do so under the Pooling and Servicing Agreement, which failure is not cured within a five business day grace period after notice from the Trustee of this failure;

         (2) failure on the part of the Servicer duly to observe or perform its covenant not to create any lien on any Receivable which failure has a material adverse effect on the certificateholders and which continues unremedied for a period of 60 days after written notice to it; provided, however, that a Servicer Default shall not be deemed to have occurred if the depositor or the Servicer shall have repurchased the related Receivables or, if applicable, all the Receivables during this period in accordance with the terms and provisions of the Pooling and Servicing Agreement or any other covenants or agreements of the Servicer in the Pooling and Servicing Agreement, exclusive of breaches of covenants in respect of which the Servicer repurchases the related Receivables, as described above under "--Servicer Covenants", which failure has a materially adverse effect on the certificateholders or the holder of the Variable Funding Certificate and which continues unremedied for a period of 30 days after written notice thereof to the Servicer;

         (3) any representation, warranty or certification made by the Servicer in the Pooling and Servicing Agreement or in any certificate delivered pursuant to the Pooling and Servicing Agreement proves to have been incorrect when made and continues to be incorrect in any material respect for a period of 60 days after written notice thereof has been given to the Servicer by the Trustee and as a result the interests of the certificateholders or the holder of the Variable Funding Certificate are materially and adversely affected; provided, however, that a Servicer Default shall not be deemed to have occurred if the depositor shall have repurchased the related Receivables or, if applicable, all the Receivables during this period in accordance with the provisions of the Pooling and Servicing Agreement; or

         (4) the occurrence of certain events of bankruptcy, insolvency or receivership with respect to the Servicer.

         Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (1) above for a period of up to ten business days after the applicable grace period or a delay in or failure of performance (or the continuance of any this delay or failure) referred to under clauses (2) or (3) for a period of up to 60 business days, shall not constitute a Servicer Default if this delay or failure or continuance was caused by an act of God or other similar occurrence.

         "SUPPLEMENTAL CERTIFICATE" shall mean a certificate issued in exchange for a portion of the BCRC Certificate.

         "TELERATE PAGE 3750" shall mean the display page currently so designated on the Dow Jones Telerate Service, or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices.

         "TERMS AND CONDITIONS" shall mean the Terms and Conditions Governing Use of the Euroclear System and the related Operating Procedures of the Euroclear System and applicable Belgian law.

         "TRANSFER DATE" shall mean each business day on which Receivables are created in the Eligible Accounts provided that such date is prior to the earliest of the day following the Distribution Date on which the aggregate invested amounts for all series is zero, the day on which a Liquidation Event occurs or the day on which an Early Amortization Event occurs as a result of the violation by the depositor of its covenant not to create or permit to exist any liens on the Receivables or the Collateral Security except to the extent permitted by the Pooling and Servicing Agreement.

         "TRANSFER DEPOSIT AMOUNT" shall mean the amount by which the Pool Balance would be less than the Required Pool Balance as a result of the reduction in the Pool Balance due to the retransfer of Receivables from the trust to the depositor.

         "TRUSTEE" shall mean Bankers Trust Company or any successor appointed as trustee under the Pooling and Servicing Agreement.

         "VARIABLE FUNDING CERTIFICATE" means the certificate representing the Variable Funding Interest.

         "VARIABLE FUNDING INTEREST" shall mean the excess, if any, of the Pool Balance over the Required Pool Balance.

         "VARIABLE FUNDING PERCENTAGE" for any date of determination, means a percentage (which percentage shall never be less than 0% nor more than 100%) equal to the excess, if any, of the Pool Balance over the Required Pool Balance as of that day divided by the Pool Balance as of the close of business on the day preceding that day; provided, however, that for purposes of allocating principal collections following the occurrence of a Liquidation Event, the Variable Funding Percentage will be calculated on the basis of the excess, if any, of the Pool Balance over the Required Pool Balance as of the last day immediately preceding the date of this Liquidation Event; provided, further, that following a Liquidation Event, the relative interest of the Variable Funding Certificate in further allocations of Non-Principal Collections will not be less than the relative interest thereof as of the Liquidation Event.

                                  $320,339,000


                      Bombardier Receivables Master Trust I
                    Floating Rate Asset Backed Certificates,

                                     Class A
                                     Class B

                                  Series 1999-1


                            [Bombardier Capital Logo]


                    Bombardier Credit Receivables Corporation
                                    Depositor

                             Bombardier Capital Inc.
                                    Servicer


                           ---------------------------

                                   PROSPECTUS

                           ---------------------------


J.P.  Morgan & Co.                                                 [Underwriter]

         You should rely on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information.


         We are not offering these Certificates in any state where the offer is not permitted.

         We represent the accuracy of the information in this prospectus only as of the date stated on its cover.


         Dealers will be required to deliver a prospectus when acting as underwriters of these Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling these Certificates will deliver a prospectus until__________.



                               ____________, 1999

                                     PART II

                     Information Not Required in Prospectus

ITEM 13.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         Expenses in connection with the offering of the Certificates being registered hereunder, other than underwriting discounts and commissions are estimated as follows:

SEC Registration Fee................................................... $       *
Printing and Engraving................................................. $
Legal Fees and Expenses................................................ $
Trustee Fees and Expenses.............................................. $
Blue Sky Fees and Expenses............................................. $
Rating Agency Fees..................................................... $
Accounting Fees and Expenses........................................... $
Miscellaneous.......................................................... $
                                                                        ----------
         Total......................................................... $
                                                                        ==========

-----------------------
*  Actual


ITEM 14.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article VII of the Registrant's Certificate of Incorporation provides for indemnification of directors and officers of the Registrant to the full extent permitted by Delaware law.

         Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits and proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The Delaware General Corporation Law also provides that Delaware corporations may purchase insurance on behalf of any such director, officer, employee or agent.

         Bombardier Inc. has agreed to guarantee the indemnification obligations of the Registrant with respect to each of its independent directors, subject, however, to any conditions, limitations, or defenses which the Registrant itself might have with respect to such indemnified obligations.


ITEM 15.      RECENT SALES OF UNREGISTERED SECURITIES.

         The Trust has issued two Series of asset backed certificates in transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act. On May 14, 1996, the Registrant sold by private placement to an institutional investor $100,000,000 initial principal amount of Class A Certificates, Series 1996-1. On December 12, 1997, the Registrant sold by private placement to an institutional investor $50,000,000 initial principal amount of Class A Certificates, Series 1997-2.

ITEM 16.      EXHIBITS.


         1.1      Form of Underwriting Agreement*
         3.1      Certificate of Incorporation of the Registrant**
         3.2      Bylaws of the Registrant**
         4.1      Pooling and Servicing Agreement
         4.2      Amendment No. 1 to Pooling and Servicing Agreement
         4.3      Amendment No. 2 to Pooling and Servicing Agreement*
         4.4      Amendment No. 3 to the Pooling and Servicing Agreement*
         4.5      Form of Series 1999-1 Supplement*
         4.6      Variable Funding Supplement
         4.7      Amendment No. 1 to Variable Funding Supplement*
         4.8      Receivables Purchase Agreement
         4.9      Amendment No. 1 to Receivables Purchase Agreement
         5.1      Opinion of Morgan, Lewis & Bockius LLP as to legality of the
                  Certificates (including consent of such firm)
         8.1 Opinion of Morgan, Lewis & Bockius LLP as to certain U.S. tax matters (including consent of such firm)
         23.1     Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)
         23.2     Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 8.1)
         24.1     Power of Attorney (included on Page II-4)**


---------
*  To be filed by amendment.


** Previously filed.


ITEM 17.      UNDERTAKINGS.

         A. Insofar as indemnification for liability arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to provisions described under Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant, in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         B. The undersigned registrant hereby undertakes that:

              (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

              (2) for the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time and shall be deemed to be the initial bona fide offering thereof.

                                   Signatures


         Pursuant to the requirements of the Securities Act of 1933, the Registrant and Co-Registrant have each duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Colchester, State of Vermont, on the 14th day of October, 1999.

                                       BOMBARDIER CREDIT RECEIVABLES CORPORATION


                                       By  /s/ George W. Calver
                                           -------------------------------------
                                           Name:    George W. Calver
                                           Title:    President


                                       BOMBARDIER CAPITAL INC., as Servicer
                                           on behalf of the Trust

                                       By  /s/ George W. Calver
                                           -------------------------------------
                                           Name:    George W. Calver
                                           Title:    President



         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement has been signed by the following persons for Bombardier Credit Receivables Corporation in the capacities
indicated, on the      day of October, 1999.





               Signatures                                                   Title
               ----------                                                   -----
          /s/ George W. Calver
-------------------------------------------      President (Principal Executive Officer)
            George W. Calver

            /s/ James Dolan
-------------------------------------------      Treasurer (Principal Financial and Accounting
               James Dolan                       Officer)

-------------------------------------------      Director
            Pierre-Andre Roy

           R. William Crowe*
-------------------------------------------      Director
            R. William Crowe

          Blaine Filthaut*
-------------------------------------------      Director
           Blaine Filthaut

-------------------------------------------      Director
           Frank C. Killackey



            Margaret L. Montgomery*
-------------------------------------------      Director
            Margaret L. Montgomery

-------------------------------------------      Director
                 Helen C. Rowan

               Donald L. Rushford*
-------------------------------------------      Director
               Donald L. Rushford

         *BY: /s/ George W. Calver
-------------------------------------------
              George W. Calver
              Attorney-in-Fact


Note: Power of Attorney appointing George Calver and Andrew Baranowsky, and either of them acting singly, to execute the Registration Statement and any amendments thereto on behalf of the above-named individuals, were previously filed with the Securities and Exchange Commission.


                              Power of Attorney

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George W. Calver and James Dolan, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his or her own name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such matters, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all that each said attorney-in-fact and agent or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement has been signed by the following persons for Bombardier Capital Inc., as Servicer on behalf of the Trust in the
capacities indicated, on the     day of October 1999.




               Signatures                                                   Title
               ----------                                                   -----

         /s/ George W. Calver                    President (Principal Executive Officer)
-------------------------------------------
            George W. Calver


            /s/ James Dolan                     Treasurer (Principal Financial and Accounting
-------------------------------------------     Officer)
               James Dolan

        /s/ Pierre-Andre Roy
-------------------------------------------      Director
            Pierre-Andre Roy

        /s/ R. William Crowe
-------------------------------------------      Director
            R. William Crowe

        /s/ Blaine Filthaut
-------------------------------------------      Director
            Blaine Filthaut

       /s/ Frank C. Killackey
-------------------------------------------      Director
           Frank C. Killackey

         /s/ Helen C. Rowan
-------------------------------------------      Director
             Helen C. Rowan


                          STATEMENT OF DIFFERENCES
                          ------------------------

 The registered trademark symbol shall be expressed as.................. 'r'
 The section symbol shall be expressed as............................... 'SS'